FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-09

MSBAM 2014-C16

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,266,931,846
(Approximate Total Mortgage Pool Balance)

$1,095,896,000
 (Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C16

May 29, 2014

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS TERM SHEET HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS’ RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$52,700,000	30.000%	(4)	2.73	1-57	15.7%	46.4%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$132,100,000	30.000%	(4)	4.89	57-60	15.7%	46.4%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$72,300,000	30.000%	(4)	7.38	60-115	15.7%	46.4%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	$43,900,000	30.000%	(4)	6.90	81-84	15.7%	46.4%
Class A-4	AAAsf/Aaa(sf)/AAA(sf)	$250,000,000	30.000%	(4)	9.63	115-116	15.7%	46.4%
Class A-5	AAAsf/Aaa(sf)/AAA(sf)	$335,852,000	30.000%	(4)	9.80	116-119	15.7%	46.4%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$956,533,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	AAAsf/Aaa(sf)/AAA(sf)	$69,681,000	24.500%	(4)	9.91	119-119	14.6%	50.1%
Class B(11)	AA-sf/Aa3(sf)/AA-(sf)	$91,853,000	17.250%	(4)	9.91	119-119	13.3%	54.9%
Class PST(11)	A-sf/A1(sf)/A-(sf)	$209,044,000	13.500%	(4)	9.93	119-120	12.7%	57.3%
Class C(11)	A-sf/A3(sf)/A-(sf)	$47,510,000	13.500%	(4)	9.99	119-120	12.7%	57.3%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	A-sf/A2(sf)/AAA(sf)	$139,363,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-C	NR/NR/NR	$98,187,846(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB-(sf)	$72,848,000	7.750%	(4)	9.99	120-120	11.9%	61.2%
Class E	BB-sf/NR/BB(sf)	$28,506,000	5.500%	(4)	9.99	120-120	11.6%	62.7%
Class F	NR/NR/BB-(sf)	$12,669,000	4.500%	(4)	9.99	120-120	11.5%	63.3%
Class G	NR/NR/B(sf)	$14,253,000	3.375%	(4)	9.99	120-120	11.4%	64.1%
Class H	NR/NR/NR	$42,759,846	0.000%	(4)	10.66	120-179	11.0%	66.3%

(1)
Ratings shown are those of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Kroll Bond Rating Agency, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated May 29, 2014 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-C Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5  Certificates and the Class A-S trust component outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class E, Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C trust components as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class E, Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $69,681,000, $91,853,000 and $47,510,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B and Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Issue Characteristics

Offered Certificates:
$1,095,896,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of 10 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and CIBC Inc.

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Kroll Bond Rating Agency, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator/ Certificate Registrar/Custodian:	U.S. Bank National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Ellington Management Group, LLC or an affiliate thereof

Cut-off Date:
June 1, 2014. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in June 2014 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on June 1, 2014, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of June 2, 2014

Expected Closing Date:	Week of June 16, 2014

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in July 2014

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in July 2014

Rated Final Distribution Date:	The Distribution Date in June 2047

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC)

Bloomberg Ticker:	MSBAM 2014-C16 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $69,681,000, $91,853,000 and $47,510,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-A Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the classes of certificates and/or trust components whose certificate principal balances comprise the notional amount of the Class X-B Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Hilton San Francisco Financial District secures on a pari passu basis (i) a mortgage loan (the “Hilton San Francisco Financial District Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $52,000,000, representing approximately 4.1% of the initial pool balance, and (ii) a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $45,000,000 that is not part of the mortgage pool and that is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C14. The Hilton San Francisco Financial District Mortgage Loan and the related serviced companion loan together constitute a serviced “loan pair,” are pari passu in right of payment and are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. The related companion note will be included in the issuing entity.

For additional information, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Non-Serviced Loan Combinations:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Arundel Mills & Marketplace secures on a pari passu basis (i) a mortgage loan (the “Arundel Mills & Marketplace Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $145,000,000, representing approximately 11.4% of the initial pool balance, and (ii) another mortgage loan (the “Arundel Mills & Marketplace Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000 and is not part of the mortgage pool. The promissory notes comprising the Arundel Mills & Marketplace Non-Serviced Companion Loan are currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 and JPMBB Commercial Mortgage Securities Trust 2014-C19. The Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Non-Serviced Companion Loan are pari passu in right of payment. The Arundel Mills & Marketplace Mortgage Loan is a “non-serviced mortgage loan,” and the Arundel Mills & Marketplace Non-Serviced Companion Loan is a “non-serviced companion loan.”  The Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement for the MSBAM 2014-C15 securitization and the related intercreditor agreement. The related controlling note is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15.

The portfolio of mortgaged properties identified on Appendix I to the Free Writing Prospectus as State Farm Portfolio secures on a pari passu basis (i) a mortgage loan (the “State Farm Portfolio Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $100,000,000, representing approximately 7.9% of the initial pool balance, and (ii) another mortgage loan (the “State Farm Portfolio Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $283,500,000, and is not part of the mortgage pool. The promissory notes comprising the State Farm Portfolio Non-Serviced Companion Loan are expected to be initially held by UBS Real Estate Securities Inc. and COMM 2014-UBS3 Mortgage Trust. The State Farm Portfolio Mortgage Loan and the State Farm Portfolio Non-Serviced Companion Loan are pari passu in right of payment. The State Farm Portfolio Mortgage Loan is a “non-serviced mortgage loan,” and the State Farm Portfolio Non-Serviced Companion Loan is a “non-serviced companion loan.”  The State

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Farm Portfolio Mortgage Loan and the State Farm Portfolio Non-Serviced Companion Loan are expected to be serviced pursuant to the pooling and servicing agreement for the COMM 2014-UBS3 securitization (or, following the securitization of the related controlling note, the pooling and servicing agreement for such securitization) and the related intercreditor agreement. The related controlling note is currently held by UBS Real Estate Securities Inc.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Marriott Philadelphia Downtown secures on a pari passu basis (i) a mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $59,722,188, representing approximately 4.7% of the initial pool balance, and (ii) another mortgage loan (the “Marriott Philadelphia Downtown Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $169,212,866, and is not part of the mortgage pool. The promissory notes comprising the Marriott Philadelphia Downtown Non-Serviced Companion Loan are currently held by Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15. The Marriott Philadelphia Downtown Mortgage Loan and the Marriott Philadelphia Downtown Non-Serviced Companion Loan are pari passu in right of payment. The Marriott Philadelphia Downtown Mortgage Loan is a “non-serviced mortgage loan,” and the Marriott Philadelphia Downtown Non-Serviced Companion Loan is a “non-serviced companion loan.”  The Marriott Philadelphia Downtown Mortgage Loan and the Marriott Philadelphia Downtown Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement for the MSBAM 2014-C15 securitization (and, following a securitization of the related controlling notes, are expected to be serviced pursuant to the pooling and servicing agreement for such securitization) and the related intercreditor agreement. The related controlling notes are currently held by Morgan Stanley Mortgage Capital Holdings LLC.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as La Concha Hotel & Tower secures on a pari passu basis (i) a mortgage loan (the “La Concha Hotel & Tower Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $41,908,345, representing approximately 3.3% of the initial pool balance, and (ii) another mortgage loan (the “La Concha Hotel & Tower Non-Serviced Companion Loan”) that has an outstanding principal balance as of the Cut-off Date of $84,814,508 and is not part of the mortgage pool. The promissory note representing the La Concha Hotel & Tower Non-Serviced Companion Loan is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15. The La Concha Hotel & Tower Mortgage Loan and the La Concha Hotel & Tower Non-Serviced Companion Loan are pari passu in right of payment. The La Concha Hotel & Tower Mortgage Loan is a “non-serviced mortgage loan,” and the La Concha Hotel & Tower Non-Serviced Companion Loan is a “non-serviced companion loan.”  The La Concha Hotel & Tower Mortgage Loan and the La Concha Hotel & Tower Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement for the MSBAM 2014-C15 securitization and the related intercreditor agreement. The related controlling note is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15.

Accordingly, in the case of each such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually expected to be performed by the master servicer and/or special servicer under, and in accordance with, another pooling and servicing agreement, and the holder of the related non-serviced companion loan (or controlling portion thereof) or the controlling class representative under another securitization is generally expected to have certain consent rights over major decisions and other matters with respect to the related mortgage loan. For additional information, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced loan combinations, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.

The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights during a Subordinate Control Period and a Collective Consultation Period with respect to certain major decisions and other matters related to the Arundel Mills & Marketplace, State Farm Portfolio, Marriott Philadelphia Downtown and La Concha Hotel & Tower non-serviced loan combinations.

With respect to the Hilton San Francisco Financial District Mortgage Loan, any holder of the related serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to such mortgage loan and the related serviced companion loan.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be Ellington Management Group, LLC or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). During any Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan, loan pair or non-serviced loan combination to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement; provided, that each of the Arundel Mills & Marketplace, State Farm Portfolio, Marriott Philadelphia Downtown and La Concha Hotel & Tower Mortgage Loans will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Structural Overview

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	26	47	$503,774,798	39.8%
Morgan Stanley Mortgage Capital Holdings LLC	29	42	$460,716,941	36.4%
CIBC Inc.	21	21	$302,440,107	23.9%
Total:	76		$1,266,931,846	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,266,931,846
Number of Mortgage Loans:	76
Average Cut-off Date Balance per Mortgage Loan:	$16,670,156
Number of Mortgaged Properties:	110
Average Cut-off Date Balance per Mortgaged Property:	$11,517,562
Weighted Average Mortgage Rate:	4.781%
% of Pool Secured by 5 Largest Mortgage Loans:	34.1%
% of Pool Secured by 10 Largest Mortgage Loans:	49.1%
% of Pool Secured by ARD Loans(2):	13.0%
Weighted Average Original Term to Maturity (months):	112
Weighted Average Remaining Term to Maturity (months):	110
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	13.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	31.5%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	21.9%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.90x
Weighted Average UW NOI Debt Yield:	11.0%
Weighted Average UW NCF DSCR:	1.77x
Weighted Average UW NCF Debt Yield:	10.2%
Weighted Average Cut-off Date LTV Ratio:	66.3%
Weighted Average Maturity Date LTV Ratio:	59.2%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2014.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to the Arundel Mills & Marketplace Mortgage Loan, the State Farm Portfolio Mortgage Loan, the Marriott Philadelphia Downtown Mortgage Loan, the Hilton San Francisco Financial District Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	351
% of Pool Amortizing Balloon:	34.7%
% of Pool Interest Only followed by Amortizing Balloon:	40.6%
% of Pool Interest Only through Maturity:	24.7%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	56.3%
% of Pool with Soft Lockboxes:	20.5%
% of Pool with Springing Lockboxes:	22.0%
% of Pool with No Lockboxes:	1.2%

Reserves

% of Pool Requiring Tax Reserves:	73.0%
% of Pool Requiring Insurance Reserves:	42.3%
% of Pool Requiring Replacement Reserves:	69.5%
% of Pool Requiring TI/LC Reserves(4):	50.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	85.3%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	14.7%

(4)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Arundel Mills & Marketplace(1)	Hanover	MD	Retail	$145,000,000	11.4%	1,655,776	$232.52	2.84x	12.8%	52.7%	52.7%
2	MSMCH	State Farm Portfolio(2)	Various	Various	Office	$100,000,000	7.9%	3,397,783	$112.87	2.02x	9.5%	71.0%	71.0%
3	CIBC	Green Hills Corporate Center	Reading	PA	Office	$64,925,107	5.1%	583,962	$111.18	1.44x	9.7%	70.6%	64.9%
4	CIBC	Outlets of Mississippi	Pearl	MS	Retail	$62,000,000	4.9%	300,156	$206.56	1.56x	9.9%	67.5%	62.0%
5	MSMCH	Marriott Philadelphia Downtown(3)	Philadelphia	PA	Hospitality	$59,722,188	4.7%	1,408	$162,595.92	1.62x	13.0%	74.6%	62.2%
6	BANA	Hilton San Francisco Financial District(4)	San Francisco	CA	Hospitality	$52,000,000	4.1%	543	$178,637.20	1.63x	12.9%	53.9%	48.1%
7	BANA	La Concha Hotel & Tower(5)	San Juan	PR	Hospitality	$41,908,345	3.3%	483	$262,366.15	2.02x	15.7%	68.1%	56.6%
8	MSMCH	Aspen Heights - Stillwater	Stillwater	OK	Multifamily	$38,100,000	3.0%	231	$164,935.06	1.27x	8.4%	75.0%	69.3%
9	MSMCH	Thunder Hollow Apartments	Bensalem	PA	Multifamily	$30,875,000	2.4%	301	$102,574.75	1.34x	8.3%	73.8%	67.4%
10	BANA	Sprague Hotel Portfolio	Various	IN	Hospitality	$27,319,474	2.2%	345	$79,186.88	1.50x	13.4%	63.1%	40.2%
		Total/Wtd. Avg.				$621,850,114	49.1%			1.93x	11.4%	65.1%	59.8%

(1)
The Arundel Mills & Marketplace Mortgage Loan is part of a $385,000,000 pari passu non-serviced loan combination that is evidenced by six pari passu promissory notes. The Arundel Mills & Marketplace Mortgage Loan is evidenced by two of such pari passu notes (Notes A-2-1 and A-2-2) with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The pari passu notes not included in the Issuing Entity (Notes A-1-1, A-1-2, A-3-1 and A-3-2) evidence the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $240,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Arundel Mills & Marketplace Non-Serviced Loan Combination” in the Free Writing Prospectus.

(2)
The State Farm Portfolio Mortgage Loan is part of a $383,500,000 pari passu non-serviced loan combination that is evidenced by four pari passu promissory notes. The State Farm Portfolio Mortgage Loan is evidenced by one such pari passu note (Note A-4) with an outstanding principal balance as of the Cut-off Date of $100,000,000. The pari passu notes not included in the issuing entity (Notes A-1, A-2 and A-3) evidence the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $283,500,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The State Farm Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

(3)
The Marriott Philadelphia Downtown Mortgage Loan is part of a $230,000,000 pari passu non-serviced loan combination that is evidenced by four pari passu promissory notes. The Marriott Philadelphia Downtown Mortgage Loan is evidenced by one of such pari passu notes (Note A-4) with an outstanding principal balance as of the Cut-off Date of $59,722,188. The pari passu notes not included in the Issuing Entity (Notes A-1, A-2 and A-3) evidence, in the aggregate, the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $169,212,866. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Marriott Philadelphia Downtown Non-Serviced Loan Combination” in the Free Writing Prospectus.

(4)
The Hilton San Francisco Financial District Mortgage Loan is part of a $97,000,000 pari passu loan pair that is evidenced by two pari passu promissory notes. The Hilton San Francisco Financial District Mortgage Loan is evidenced by one of such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $52,000,000. The pari passu note not included in the issuing entity (Note A-1) evidences the related serviced companion loan, which has an outstanding balance as of the Cut-off Date of $45,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus.

(5)
The La Concha Hotel & Tower Mortgage Loan is part of a $127,000,000 pari passu non-serviced loan combination that is evidenced by two pari passu promissory notes. The La Concha Hotel & Tower Mortgage Loan is evidenced by one of such pari passu notes (Note A-2) with an outstanding principal balance as of the Cut-off Date of $41,908,345. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which has an outstanding balance as of the Cut-off Date of $84,814,508. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The La Concha Hotel & Tower Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
1	BANA	Arundel Mills & Marketplace	$145,000,000	$240,000,000	$385,000,000	MSBAM 2014-C15	Wells Fargo	Midland	MSBAM 2014-C15	2.84x	12.8%	52.7%
2	MSMCH	State Farm Portfolio	$100,000,000	$283,500,000	$383,500,000	COMM 2014-UBS3(2)	Wells Fargo(2)	LNR(2)	UBSRES(2)	2.02x	9.5%	71.0%
5	MSMCH	Marriott Philadelphia Downtown	$59,722,188	$169,212,866	$228,935,053	MSBAM 2014-C15(3)	Wells Fargo(3)	Midland(3)	MSMCH(3)	1.62x	13.0%	74.6%
6	BANA	Hilton San Francisco Financial District	$52,000,000	$45,000,000	$97,000,000	MSBAM 2014-C16	Wells Fargo	LNR	MSBAM 2014-C16	1.63x	12.9%	53.9%
7	BANA	La Concha Hotel & Tower	$41,908,345	$84,814,508	$126,722,853	MSBAM 2014-C15	Wells Fargo	Midland	MSBAM 2014-C15	2.02x	15.7%	68.1%

(1)	With respect to the above listed mortgage loans, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(2)
Upon a securitization of the controlling portion of the State Farm Portfolio Non-Serviced Companion Loan, servicing of the State Farm Portfolio Mortgage Loan will be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of the State Farm Portfolio Non-Serviced Loan Combination, and the master servicer and the special servicer under that pooling and servicing agreement may not be Wells Fargo or LNR, respectively.

(3)
Upon a securitization of the controlling portion of the Marriott Philadelphia Downtown Non-Serviced Companion Loan, servicing of the Marriott Philadelphia Downtown Mortgage Loan will be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of the Marriott Philadelphia Downtown Non-Serviced Loan Combination, and the master servicer and the special servicer under that pooling and servicing agreement may not be Wells Fargo or Midland, respectively.

Mortgage Loans with Mezzanine Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
2	MSMCH	State Farm Portfolio	$100,000,000	$112.87	$86,000,000	2.02x	9.5%	71.0%	1.51x	7.8%	86.9%
3	CIBC	Green Hills Corporate Center	$64,925,107	$111.18	$7,000,000	1.44x	9.7%	70.6%	1.18x	8.7%	78.2%
6	BANA	Hilton San Francisco Financial District	$52,000,000	$178,637.20	$20,000,000	1.63x	12.9%	53.9%	1.25x	10.7%	65.1%
9	MSMCH	Thunder Hollow Apartments	$30,875,000	$102,574.75	$4,125,000	1.34x	8.3%	73.8%	1.06x	7.3%	83.7%
13	CIBC	The Milano	$22,600,000	$74,098.36	$3,150,000	1.39x	8.7%	74.6%	1.10x	7.6%	85.0%
52	MSMCH	Park Place Plaza	$6,540,000	$52.11	$821,553	1.38x	10.2%	73.5%	1.10x	9.0%	82.7%

(1)	With respect to the above listed mortgage loans, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan, if any.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Prior Securitization History(1)(2)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA	Arundel Mills & Marketplace				$145,000,000	11.4%	1,655,776	$232.52	2.84x	12.8%	52.7%	52.7%
1.1	BANA	Arundel Mills	Hanover	MD	Retail			1,554,241						BACM 2007-4, BACM 2007-5, BACM 2008-1, MLMT 2008-C1
1.2	BANA	Arundel Marketplace	Hanover	MD	Retail			101,535						BSCMS 2004-PWR3
3	CIBC	Green Hills Corporate Center	Reading	PA	Office	$64,925,107	5.1%	583,962	$111.18	1.44x	9.7%	70.6%	64.9%	JPMCC 2007-CB19
9	MSMCH	Thunder Hollow Apartments	Bensalem	PA	Multifamily	$30,875,000	2.4%	301	$102,574.75	1.34x	8.3%	73.8%	67.4%	BACM 2005-5
12	BANA	Wellington Circle Plaza	Medford	MA	Retail	$22,800,000	1.8%	54,335	$419.62	1.25x	8.1%	63.7%	56.2%	LBUBS 2005-C3
16	BANA	The Osceola Apartments	Tallahassee	FL	Multifamily	$19,750,000	1.6%	421	$46,912.11	1.30x	8.6%	61.5%	58.2%	JPMCC 2005-CB13
18	BANA	Desert Inn & Suites	Anaheim	CA	Hospitality	$18,500,000	1.5%	146	$126,712.33	3.34x	17.4%	48.7%	48.7%	BACM 2006-2
25	CIBC	Monmouth Plaza	Eatontown	NJ	Retail	$15,000,000	1.2%	84,792	$176.90	1.41x	9.5%	71.8%	61.7%	JPMCC 2007-CB20
26	BANA	One El Paseo Plaza	Palm Desert	CA	Office	$14,386,500	1.1%	70,803	$203.19	1.25x	8.6%	57.3%	50.9%	CSFB 2002-CP3
30	BANA	United Stor-All Portfolio				$10,475,632	0.8%	2,006	$5,222.15	1.73x	11.3%	59.9%	49.3%
30.1	BANA	S. Semoran Boulevard	Winter Park	FL	Self Storage			778						BACM 2004-3
30.2	BANA	W. Colonial Drive	Orlando	FL	Self Storage			681						GECMC 2004-C3
32	MSMCH	LA Fine Arts & Wine Storage	Los Angeles	CA	Self Storage	$9,983,604	0.8%	37,541	$265.94	1.25x	8.5%	67.9%	50.4%	WBCMT 2005-C16
34	CIBC	Brewster Mews Apartments	Amherst	NY	Multifamily	$9,800,000	0.8%	216	$45,370.37	1.36x	9.2%	69.5%	64.0%	LBUBS 2004-C4
36	BANA	Mount Vernon Self Storage	Midlothian	VA	Self Storage	$9,250,000	0.7%	1,154	$8,015.60	1.53x	9.8%	71.2%	61.3%	BACM 2004-4
38	MSMCH	Gateway Square	Pleasanton	CA	Retail	$8,900,000	0.7%	89,015	$99.98	2.85x	14.8%	42.2%	42.2%	GSMS 2004-GG2
39	MSMCH	Hilton Garden Inn - Daytona Beach	Daytona Beach	FL	Hospitality	$8,822,277	0.7%	115	$76,715.45	2.01x	16.1%	67.3%	51.0%	CGCMT 2004-C1
40	BANA	Milestone South Crossing	Castle Rock	CO	Retail	$8,800,000	0.7%	54,272	$162.15	1.29x	8.6%	75.2%	66.3%	GCCFC 2004-GG1 & GCCFC 2006-GG7
44	BANA	61 Raymond	Pasadena	CA	Mixed Use	$7,600,000	0.6%	45,854	$165.74	1.55x	10.4%	66.1%	60.7%	JPMCC 2006-CB17
46	CIBC	53 Cardinal Drive	Westfield	NJ	Office	$7,200,000	0.6%	48,114	$149.64	1.39x	9.4%	74.2%	60.9%	JPMCC 2005-LDP5
52	MSMCH	Park Place Plaza	Vineland	NJ	Retail	$6,540,000	0.5%	125,515	$52.11	1.38x	10.2%	73.5%	60.6%	LBUBS 2005-C2
53	BANA	Del Sol Inn	Anaheim	CA	Hospitality	$6,500,000	0.5%	59	$110,169.49	2.04x	14.5%	54.2%	50.0%	BACM 2007-5
56	CIBC	Creswell Plaza	Opelousas	LA	Retail	$6,000,000	0.5%	42,669	$140.62	1.38x	9.1%	74.1%	63.6%	CSFB 2005-C4
58	MSMCH	Collegiate Court Apartments	Blacksburg	VA	Multifamily	$5,500,000	0.4%	33	$166,666.67	1.41x	9.3%	74.3%	65.9%	COMM 2004-LB3A
64	CIBC	Cal Plaza	Fresno	CA	Retail	$4,915,000	0.4%	39,170	$125.48	1.48x	10.3%	73.4%	64.7%	JPMCC 2004-LN2
68	MSMCH	West Court Plaza	Woodland	CA	Retail	$4,195,050	0.3%	86,220	$48.66	2.07x	14.9%	50.3%	40.9%	GCCFC 2004-GG1
76	CIBC	Rite Aid - Greenville, SC	Greenville	SC	Retail	$2,100,000	0.2%	10,908	$192.52	1.54x	11.7%	63.8%	48.8%	LBUBS 2004-C4
		Total				$447,818,169	35.3%

(1)
Includes mortgaged properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, the State Farm Portfolio Mortgage Loan, the Marriott Philadelphia Downtown Mortgage Loan, the Hilton San Francisco Financial District Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($132,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	CIBC	Green Hills Corporate Center	PA	Office	$64,925,107	5.1%	$59,728,806	45.2%	583,962	$111.18	1.44x	9.7%	70.6%	64.9%	0	59
13	CIBC	The Milano	MD	Multifamily	$22,600,000	1.8%	$21,115,827	16.0%	305	$74,098.36	1.39x	8.7%	74.6%	69.7%	9	57
16	BANA	The Osceola Apartments	FL	Multifamily	$19,750,000	1.6%	$18,700,324	14.2%	421	$46,912.11	1.30x	8.6%	61.5%	58.2%	18	60
34	CIBC	Brewster Mews Apartments	NY	Multifamily	$9,800,000	0.8%	$9,027,358	6.8%	216	$45,370.37	1.36x	9.2%	69.5%	64.0%	0	60
41	MSMCH	Holiday Inn Express Niagara Falls	NY	Hospitality	$8,441,923	0.7%	$7,532,421	5.7%	87	$97,033.59	2.13x	16.5%	61.2%	54.6%	0	58
50	MSMCH	McGalliard Mall Shoppes	IN	Retail	$6,876,128	0.5%	$6,108,255	4.6%	59,292	$115.97	1.38x	10.0%	74.3%	66.0%	0	58
51	MSMCH	Quail Springs Shopping Center	OK	Retail	$6,600,000	0.5%	$6,600,000	5.0%	70,564	$93.53	2.22x	11.9%	64.7%	64.7%	59	59
		Total/Wtd. Avg.			$138,993,158	11.0%	$128,812,991	97.5%			1.48x	9.9%	69.2%	64.1%	7	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

Class A-3 ($43,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
9	MSMCH	Thunder Hollow Apartments	PA	Multifamily	$30,875,000	2.4%	$28,200,536	64.2%	301	$102,574.75	1.34x	8.3%	73.8%	67.4%	11	83
45	MSMCH	Cypresswood Center	TX	Retail	$7,491,161	0.6%	$6,586,612	15.0%	34,730	$215.70	1.47x	9.6%	74.2%	65.2%	0	83
60	MSMCH	Gables of Notting Hill	TX	Multifamily	$5,475,000	0.4%	$5,038,479	11.5%	175	$31,285.71	1.43x	9.7%	75.3%	69.3%	21	81
65	CIBC	Pepper Tree Heights	NY	Multifamily	$4,700,000	0.4%	$4,171,770	9.5%	100	$47,000.00	1.30x	9.2%	69.1%	61.3%	N/A	84
		Total/Wtd. Avg.			$48,541,161	3.8%	$43,997,397	100.2%			1.37x	8.8%	73.6%	66.7%	9	83

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	47	$417,564,674	33.0%	4.573%	2.06x	11.2%	61.6%	56.7%
Super Regional Mall	1	$141,375,000	11.2%	4.288%	2.84x	12.8%	52.7%	52.7%
Anchored	10	$95,782,176	7.6%	4.724%	1.66x	10.2%	63.8%	56.6%
Outlet Center	1	$62,000,000	4.9%	4.550%	1.56x	9.9%	67.5%	62.0%
Unanchored	10	$58,815,050	4.6%	4.876%	1.72x	11.4%	67.2%	57.0%
Free Standing	20	$34,230,435	2.7%	4.774%	1.95x	10.4%	62.5%	58.8%
Shadow Anchored	5	$25,362,013	2.0%	4.669%	1.45x	10.0%	73.3%	63.6%
Hospitality	17	$303,545,498	24.0%	5.133%	1.83x	13.9%	64.4%	52.9%
Full Service	6	$185,357,562	14.6%	5.220%	1.70x	13.5%	66.1%	55.3%
Limited Service	10	$107,354,952	8.5%	5.008%	2.05x	14.6%	60.8%	48.8%
Extended Stay	1	$10,832,983	0.9%	4.900%	1.80x	13.9%	69.9%	52.4%
Office	21	$230,261,607	18.2%	4.675%	1.67x	9.5%	70.5%	66.4%
Suburban	19	$218,811,607	17.3%	4.675%	1.69x	9.5%	70.4%	66.8%
Medical Office	2	$11,450,000	0.9%	4.660%	1.40x	9.7%	72.5%	59.1%
Multifamily	15	$227,076,439	17.9%	4.780%	1.38x	9.0%	72.5%	65.4%
Garden	10	$154,626,439	12.2%	4.690%	1.41x	9.1%	73.3%	65.5%
Student Housing	4	$67,750,000	5.3%	4.967%	1.30x	8.6%	70.9%	65.4%
Mid Rise	1	$4,700,000	0.4%	5.040%	1.30x	9.2%	69.1%	61.3%
Self Storage	6	$32,306,336	2.5%	4.761%	1.53x	10.0%	64.9%	52.5%
Self Storage	6	$32,306,336	2.5%	4.761%	1.53x	10.0%	64.9%	52.5%
Mixed Use	2	$25,850,000	2.0%	4.831%	1.45x	10.1%	70.2%	59.5%
Office/Retail	1	$18,250,000	1.4%	4.910%	1.41x	10.0%	71.9%	59.0%
Retail/Office	1	$7,600,000	0.6%	4.642%	1.55x	10.4%	66.1%	60.7%
Industrial	1	$23,375,000	1.8%	4.950%	1.31x	9.1%	69.4%	60.1%
Warehouse	1	$23,375,000	1.8%	4.950%	1.31x	9.1%	69.4%	60.1%
Manufactured Housing	1	$6,952,292	0.5%	4.823%	1.33x	8.4%	76.0%	62.3%
Manufactured Housing	1	$6,952,292	0.5%	4.823%	1.33x	8.4%	76.0%	62.3%
Total/Wtd. Avg.	110	$1,266,931,846	100.0%	4.781%	1.77x	11.0%	66.3%	59.2%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, the State Farm Portfolio Mortgage Loan, the Marriott Philadelphia Downtown Mortgage Loan, the Hilton San Francisco Financial District Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Maryland	4	$190,975,000	15.1%	4.382%	2.48x	11.9%	57.4%	55.6%
Pennsylvania	5	$166,972,295	13.2%	4.895%	1.48x	10.6%	72.7%	64.0%
California	13	$160,576,302	12.7%	4.906%	1.92x	12.5%	56.0%	50.0%
California – Northern(3)	5	$82,010,050	6.5%	5.043%	1.86x	13.3%	52.5%	46.7%
California – Southern(3)	8	$78,566,251	6.2%	4.763%	1.99x	11.8%	59.7%	53.4%
Florida	13	$92,024,594	7.3%	4.976%	1.79x	12.0%	63.5%	55.4%
Virginia	6	$79,747,500	6.3%	4.842%	1.48x	9.4%	71.2%	60.8%
Mississippi	3	$67,793,783	5.4%	4.568%	1.56x	10.0%	68.0%	62.1%
Texas	12	$63,586,916	5.0%	4.918%	1.55x	11.1%	71.0%	58.3%
Oklahoma	4	$54,190,397	4.3%	4.937%	1.52x	9.1%	72.9%	68.9%
Michigan	4	$45,609,143	3.6%	4.585%	1.68x	10.4%	72.4%	66.5%
Puerto Rico	1	$41,908,345	3.3%	5.187%	2.02x	15.7%	68.1%	56.6%
Massachusetts	2	$41,050,000	3.2%	4.810%	1.33x	8.9%	67.3%	57.4%
Indiana	4	$34,195,602	2.7%	4.890%	1.47x	12.7%	65.4%	45.4%
New York	4	$33,588,099	2.7%	4.817%	1.75x	11.1%	67.8%	63.5%
Colorado	5	$29,857,175	2.4%	4.770%	1.62x	9.3%	71.5%	65.6%
New Jersey	3	$28,740,000	2.3%	4.801%	1.40x	9.6%	72.8%	61.3%
Missouri	4	$28,491,039	2.2%	4.774%	1.55x	9.2%	74.0%	65.1%
Oregon	2	$26,900,000	2.1%	4.609%	1.41x	9.4%	74.6%	67.9%
Washington	2	$14,445,350	1.1%	5.202%	1.56x	12.4%	63.6%	49.8%
Alabama	3	$14,232,144	1.1%	4.654%	2.03x	9.9%	68.1%	68.1%
Tennessee	1	$11,868,173	0.9%	4.627%	2.02x	9.5%	71.0%	71.0%
Louisiana	5	$11,394,456	0.9%	4.669%	1.70x	9.8%	68.2%	62.7%
Nebraska	2	$9,850,028	0.8%	4.627%	2.02x	9.5%	71.0%	71.0%
Georgia	1	$8,325,000	0.7%	5.010%	1.35x	8.8%	75.0%	65.0%
Ohio	5	$7,782,754	0.6%	4.659%	2.03x	9.9%	67.5%	67.5%
South Carolina	1	$2,100,000	0.2%	5.520%	1.54x	11.7%	63.8%	48.8%
Iowa	1	$727,753	0.1%	4.713%	2.05x	10.6%	61.8%	61.8%
Total/Wtd. Avg.	110	$1,266,931,846	100.0%	4.781%	1.77x	11.0%	66.3%	59.2%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, the State Farm Portfolio Mortgage Loan, the Marriott Philadelphia Downtown Mortgage Loan, the Hilton San Francisco Financial District Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Collateral Statistics

Collateral Statistics(1)(2)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	45	284,324,987	22.4
10,000,001 - 20,000,000	16	248,481,745	19.6
20,000,001 - 30,000,000	6	139,594,474	11.0
30,000,001 - 40,000,000	2	68,975,000	5.4
40,000,001 - 50,000,000	1	41,908,345	3.3
50,000,001 - 60,000,000	2	111,722,188	8.8
60,000,001 - 70,000,000	2	126,925,107	10.0
90,000,001 - 100,000,000	1	100,000,000	7.9
140,000,001 - 150,000,000	1	145,000,000	11.4
Total:	76	$1,266,931,846	100.0%
Min: $2,100,000 Max:	$145,000,000	Avg: $16,670,156

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Maryland	4	190,975,000	15.1
Pennsylvania	5	166,972,295	13.2
California	13	160,576,302	12.7
California – Northern(3)	5	$82,010,050	6.5
California – Southern(3)	8	$78,566,251	6.2
Florida	13	92,024,594	7.3
Virginia	6	79,747,500	6.3
Mississippi	3	67,793,783	5.4
Texas	12	63,586,916	5.0
Oklahoma	4	54,190,397	4.3
Michigan	4	45,609,143	3.6
Puerto Rico	1	41,908,345	3.3
Massachusetts	2	41,050,000	3.2
Indiana	4	34,195,602	2.7
New York	4	33,588,099	2.7
Colorado	5	29,857,175	2.4
New Jersey	3	28,740,000	2.3
Missouri	4	28,491,039	2.2
Oregon	2	26,900,000	2.1
Washington	2	14,445,350	1.1
Alabama	3	14,232,144	1.1
Tennessee	1	11,868,173	0.9
Louisiana	5	11,394,456	0.9
Nebraska	2	9,850,028	0.8
Georgia	1	8,325,000	0.7
Ohio	5	7,782,754	0.6
South Carolina	1	2,100,000	0.2
Iowa	1	727,753	0.1
Total:	110	$1,266,931,846	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	47	417,564,674	33.0
Super Regional Mall	1	141,375,000	11.2
Anchored	10	95,782,176	7.6
Outlet Center	1	62,000,000	4.9
Unanchored	10	58,815,050	4.6
Free Standing	20	34,230,435	2.7
Shadow Anchored	5	25,362,013	2.0
Hospitality	17	303,545,498	24.0
Full Service	6	185,357,562	14.6
Limited Service	10	107,354,952	8.5
Extended Stay	1	10,832,983	0.9
Office	21	230,261,607	18.2
Suburban	19	218,811,607	17.3
Medical Office	2	11,450,000	0.9
Multifamily	15	227,076,439	17.9
Garden	10	154,626,439	12.2
Student Housing	4	67,750,000	5.3
Mid Rise	1	4,700,000	0.4
Self Storage	6	32,306,336	2.5
Self Storage	6	32,306,336	2.5
Mixed Use	2	25,850,000	2.0
Office/Retail	1	18,250,000	1.4
Retail/Office	1	7,600,000	0.6
Industrial	1	23,375,000	1.8
Warehouse	1	23,375,000	1.8
Manufactured Housing	1	6,952,292	0.5
Manufactured Housing	1	6,952,292	0.5
Total:	110	$1,266,931,846	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.001 - 4.500	3	188,600,000	14.9
4.501 - 5.000	53	752,819,745	59.4
5.001 - 5.500	17	312,373,781	24.7
5.501 - 6.000	3	13,138,320	1.0
Total:	76	$1,266,931,846	100.0%
Min: 4.288%	Max: 5.740%	Wtd Avg: 4.781%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	6	130,551,235	10.3
62	1	8,441,923	0.7
84	4	48,541,161	3.8
120	64	1,072,347,528	84.6
180	1	7,050,000	0.6
Total:	76	$1,266,931,846	100.0%
Min: 60	Max: 180	Wtd Avg: 112

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	7	138,993,158	11.0
79 - 84	4	48,541,161	3.8
115 - 120	64	1,072,347,528	84.6
175 - 180	1	7,050,000	0.6
Total:	76	$1,266,931,846	100.0%
Min: 57	Max: 179	Wtd Avg: 110

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	9	313,238,322	24.7
240	1	27,319,474	2.2
300	9	74,995,235	5.9
324	1	10,457,029	0.8
360	56	840,921,786	66.4
Total:	76	$1,266,931,846	100.0%
Min: 240	Max: 360	Non-Zero Wtd Avg: 351

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	9	313,238,322	24.7
231 - 300	10	102,314,709	8.1
301 - 350	1	10,457,029	0.8
351 - 360	56	840,921,786	66.4
Total:	76	$1,266,931,846	100.0%
Min: 238	Max: 360	Non-Zero Wtd Avg: 351

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Bank of America, National Association	26	503,774,798	39.8
Morgan Stanley Mortgage Capital Holdings LLC	29	460,716,941	36.4
CIBC Inc.	21	302,440,107	23.9
Total:	76	$1,266,931,846	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	31	514,651,500	40.6
Amortizing Balloon	36	439,042,024	34.7
Interest Only	9	313,238,322	24.7
Total:	76	$1,266,931,846	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	1	3,100,000	0.2
40.1 - 50.0	3	39,400,000	3.1
50.1 - 60.0	9	248,292,603	19.6
60.1 - 70.0	28	399,158,815	31.5
70.1 - 80.0	35	576,980,428	45.5
Total:	76	$1,266,931,846	100.0%
Min: 37.3%	Max: 77.6%	Wtd Avg: 66.3%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	2	15,100,000	1.2
40.1 - 50.0	11	143,025,577	11.3
50.1 - 60.0	25	436,502,519	34.5
60.1 - 70.0	37	572,303,750	45.2
70.1 - 80.0	1	100,000,000	7.9
Total:	76	$1,266,931,846	100.0%
Min: 37.3%	Max: 71.0%	Wtd Avg: 59.2%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.30	9	152,520,104	12.0
1.31 - 1.40	18	189,067,709	14.9
1.41 - 1.50	17	232,042,181	18.3
1.51 - 1.60	5	86,675,000	6.8
1.61 - 1.70	5	131,523,941	10.4
1.71 - 1.80	5	40,105,210	3.2
1.81 - 1.90	1	21,000,000	1.7
1.91 - 2.00	2	22,871,784	1.8
2.01 - 2.10	6	179,433,994	14.2
2.11 - 2.20	2	20,441,923	1.6
2.21 - 2.30	1	6,600,000	0.5
2.41 - 2.50	1	9,150,000	0.7
2.81 - 2.90	2	153,900,000	12.1
3.01 - 3.10	1	3,100,000	0.2
3.31 - 3.40	1	18,500,000	1.5
Total:	76	$1,266,931,846	100.0%
Min: 1.25x	Max: 3.34x	Wtd Avg: 1.77x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.1 - 8.5	8	149,753,009	11.8
8.6 - 9.0	7	87,761,500	6.9
9.1 - 9.5	13	231,348,856	18.3
9.6 - 10.0	11	197,855,716	15.6
10.1 - 10.5	7	37,146,439	2.9
10.6 - 11.0	2	22,358,322	1.8
11.1 - 11.5	5	44,072,733	3.5
11.6 - 12.0	4	34,694,724	2.7
12.1 - 12.5	1	9,150,000	0.7
12.6 - 13.0	4	269,151,682	21.2
13.1 - 13.5	2	37,776,503	3.0
13.6 - 14.0	2	14,602,983	1.2
14.1 - 14.5	4	40,491,784	3.2
14.6 - 15.0	2	13,095,050	1.0
15.6 - 16.0	1	41,908,345	3.3
16.1 - 16.5	2	17,264,199	1.4
17.1 - 17.5	1	18,500,000	1.5
Total:	76	$1,266,931,846	100.0%
Min: 8.1%	Max: 17.4%	Wtd Avg: 11.0%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties (other than by cross-collateralization with another mortgage loan), allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Arundel Mills & Marketplace Mortgage Loan, the State Farm Portfolio Mortgage Loan, the Marriott Philadelphia Downtown Mortgage Loan, the Hilton San Francisco Financial District Mortgage Loan and the La Concha Hotel & Tower Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	June 2014	June 2015	June 2016	June 2017	June 2018
Locked Out	100.0%	100.0%	85.3%	85.3%	85.3%
Yield Maintenance Total	0.0%	0.0%	14.7%	14.7%	13.9%
Open	0.0%	0.0%	0.0%	0.0%	0.7%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,266,931,846	$1,259,613,924	$1,250,149,779	$1,238,543,641	$1,225,063,142
% Initial Pool Balance	100.0%	99.4%	98.7%	97.8%	96.7%

Prepayment Restrictions	June 2019	June 2020	June 2021	June 2022	June 2023
Locked Out	84.5%	84.5%	84.8%	84.9%	81.3%
Yield Maintenance Total	15.5%	15.1%	15.2%	15.1%	15.0%
Open	0.0%	0.4%	0.0%	0.0%	3.6%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,082,033,836	$1,067,219,478	$1,007,650,172	$992,065,493	$975,683,354
% Initial Pool Balance	85.4%	84.2%	79.5%	78.3%	77.0%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

Arundel Mills & Marketplace
1 Arundel Mills 7000 Arundel Mills Circle Hanover, MD
2 Arundel Marketplace 7600 Arundel Mills Boulevard Hanover, MD
BALTIMORE
Ellicott City
Catonsville
BALTIMORE COUNTY
Rolling Road Golf Course
University of Maryland - Baltimore County
Worthington Park
Arbutus
Lansdowne
Baltimore Highlands
HALETHORPE
Hollins Ferry Rd.
Patapsco Valley State Park
Ilchester
ST. DENIS
Harbor Tunnel Throughway
Baltimore Beltway
Nursery Road
Belle Grove Rd.
North Linthicum
Elkridge
Baltimore-Washington Pkwy
Timbers at Troy Golf Course
HOWARD COUNTY
Linthicum
Andover Rd.
Andover Park
Columbia
BWI MARSHALL
Stoney Run
BWI Business District
BWI Thurgood Marshall Airport
Ferndale
LIGHT RAIL
DORSEY
Washington Blvd.
MARC TRAIN CAMDEN LINE
Hanover
Baltimore/Washington International Thurgood Marshall Airport
Dorsey Rd.
Glen Burnie
Cromwell/Glen Burnie
Arundel Mills Blvd.
JESSUP
Clifton T. Perkins Hospital
ANNE ARUNDEL COUNTY
Ridge Rd.
Severn Rd.
Harmans Rd.
Waterloo Rd.
Montgomery Rd.
Rockenbach Rd.
Annapolis Rd.
Reece Rd.
Fort Meade
SAVAGE
Oxbow Lake Nature Preserve
Maryland City
Fort Meade Golf Course
Mapes Rd.
Fort Meade Rd.
Patuxent Frwy
ODENTON
Washington, DC 22 miles
Patuxent Research Refuge
WASHINGTON D.C.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Mortgage Loan No. 1 – Arundel Mills & Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$145,000,000			Location:	Hanover, MD 21076
Cut-off Date Balance:	$145,000,000			General Property Type:	Retail
% of Initial Pool Balance:	11.4%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	2000 & 2001/N/A
Mortgage Rate:	4.288%			Size:	1,655,776 SF
Note Date:	1/23/2014			Cut-off Date Balance per Unit(1):	$233
First Payment Date:	3/6/2014			Maturity Date Balance per Unit(1):	$233
Maturity Date:	2/6/2024			Property Manager:	Simon Management Associates II, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$49,466,352
IO Period:	120 months			UW NOI Debt Yield(1):	12.8%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	12.8%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF DSCR(1):	2.84x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$46,557,073 (11/30/2013 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$41,854,810 (12/31/2012)
Additional Debt Balance:	$240,000,000			3rd Most Recent NOI:	$35,485,572 (12/31/2011)
Future Debt Permitted (Type):	No			Most Recent Occupancy:	99.6% (3/31/2014)
Reserves(2)				2nd Most Recent Occupancy:	99.9% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.9% (12/31/2012)
RE Tax:	$0	Springing	N/A	4th Most Recent Occupancy:	99.6% (12/31/2011)
Insurance:	$0	Springing	N/A	5th Most Recent Occupancy:	99.5% (12/31/2010)
Recurring Replacements:	$0	Springing	$609,600	6th Most Recent Occupancy:	99.7% (12/31/2009)
TI/LC:	$0	Springing	$4,719,600	Appraised Value (as of):	$730,000,000 (12/17/2013)
				Cut-off Date LTV Ratio(1):	52.7%
				Maturity Date LTV Ratio(1):	52.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$385,000,000	100.0%	Loan Payoff:	$381,880,287	98.7%
			Closing Costs:	$1,433,181	0.4%
			Return of Equity:	$1,686,532	0.4%
Total Sources:	$385,000,000	100.0%	Total Uses:	$385,000,000	100.0%

(1)
The Arundel Mills & Marketplace Mortgage Loan is part of the Arundel Mills & Marketplace Non-Serviced Loan Combination evidenced by six pari passu notes with an aggregate original principal balance of $385,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the entire Arundel Mills & Marketplace Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Arundel Mills & Marketplace Mortgage Loan.

The Mortgage Loan.  The largest mortgage loan (the “Arundel Mills & Marketplace Mortgage Loan”) is part of a pari passu loan combination (the “Arundel Mills & Marketplace Non-Serviced Loan Combination”) evidenced by six pari passu promissory notes (Notes A-1-1 through A-3-2, see “—Additional Secured Indebtedness” below for additional information) secured by a first mortgage encumbering a super regional mall and anchored retail center known as Arundel Mills and Arundel Marketplace (the “Arundel Mills & Marketplace Property”). The Arundel Mills & Marketplace Non-Serviced Loan Combination was co-originated on January 23, 2014 by Bank of America, National Association and Barclays Bank PLC. The Arundel Mills & Marketplace Non-Serviced Loan Combination had an original principal balance of $385,000,000, has an outstanding principal balance as of the Cut-off Date of $385,000,000 and accrues interest at an interest rate of 4.288% per annum. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Arundel Mills & Marketplace Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Note A-2-1 and Note A-2-2, which evidence the Arundel Mills & Marketplace Mortgage Loan and represent non-controlling interest in the Arundel Mills & Marketplace Non-Serviced Loan Combination, are being contributed to the MSBAM 2014-C16 securitization trust and have a combined original principal balance of $145,000,000. Note A-1-1 and Note A-1-2, which collectively represent the controlling interest in the Arundel Mills & Marketplace Non-Serviced Loan Combination have been contributed to the MSBAM 2014-C15 securitization trust and have a combined original principal balance of $150,000,000. Note A-3-1 and Note A-3-2, which represent a non-controlling interest in the Arundel Mills & Marketplace Non-Serviced Loan Combination have been contributed to the JPMBB 2014-C19 securitization trust and have a combined original principal balance of $90,000,000. The holders of the respective promissory notes evidencing the Arundel Mills & Marketplace Non-Serviced Loan Combination have entered into an agreement among note holders that sets forth the respective rights of each note holder. The Arundel Mills & Marketplace Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2014-C15 pooling and servicing agreement. The pari passu notes not included in the issuing entity are

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

collectively referred to as the “Arundel Mills & Marketplace Non-Serviced Companion Loan.” See “—Additional Secured Indebtedness” below for additional information).

KBRA has indicated that the Arundel Mills & Marketplace Mortgage Loan has credit characteristics commensurate with a “BBB-” rated obligation when analyzed on a stand-alone basis.

The Borrower and Sponsor.  The Arundel Mills & Marketplace borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership (together, the “Arundel Mills & Marketplace Borrower”), both Delaware limited partnerships with two independent directors. Equity ownership in the Arundel Mills & Marketplace Borrower is indirectly held by Kan Am, LLC (41%) and Simon Property Group, L.P. (59%).

The Arundel Mills & Marketplace Mortgage Loan sponsor is Simon Property Group, L.P., a subsidiary of Simon Property Group, Inc. (NYSE: SPG). The nonrecourse carve-out guaranty to the loan sponsor is capped at $77.0 million.

Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interests in 325 retail properties comprising approximately 243 million SF of gross leasable area in North America, Europe and Asia. In December 2013, Simon announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT, however, the Arundel Mills & Marketplace property was not on the list of assets to be included in the spin off. As of the fiscal year ended December 31, 2013, Simon Property Group, Inc. reported revenue of approximately $5.2 billion and net income of approximately $1.3 billion. Simon Property Group, Inc. is currently rated “A-” by Fitch, “A3” by Moody’s and “A” by S&P.

Kan Am, LLC is a subsidiary of Kan Am Group, a German real estate fund with significant experience investing in the United States. Founded in 1978, Kan Am has sponsored a total of 44 real estate funds and private placements for private and institutional investors.

The Property. The Arundel Mills & Marketplace Property is located in Hanover, Maryland and consists of Arundel Mills, a 1,554,241 SF super regional mall and Arundel Marketplace, an adjacent one-story anchored shopping center containing 101,535 SF. The Arundel Mills & Marketplace Property was built in 2000 and 2001 on a 249.36-acre parcel along Arundel Mills Boulevard which connects Maryland 295 (Baltimore-Washington Parkway) and Maryland Route 100 and is centrally located within the Baltimore-Washington Corridor.

As of March 31, 2014, the Arundel Mills & Marketplace Property was 99.6% occupied (99.2% by permanent tenants) by approximately 170 tenants with no tenant contributing more than 15.7% of the net rentable area or 5.5% of the underwritten base rent. The Arundel Mills & Marketplace Property is anchored by Bass Pro Shops, Burlington Coat Factory, Cinemark Theaters, Dave & Buster’s, Maryland Live! Casino and Medieval Times. Historical occupancy at Arundel Mills was 99.9% as of December 31, 2013, 99.9% as of December 31, 2012, 99.6% as of December 31, 2011 and 99.5% as of December 31, 2010. Historical occupancy at Arundel Marketplace was 100.0% as of December 31, 2013, December 31, 2012, December 31, 2011 and December 31, 2010. The reported in-line comparable sales for the trailing 12 month period ended December, 2013 were approximately $468 PSF, which represents an occupancy cost of 12.4%. The reported year end in-line comparable sales for 2012 and 2011 were approximately $417 and $394 PSF, respectively.

Property Summary
Property	Address	Property Sub-Type	Allocated Loan Amount	% of Allocated Loan Amount	Year Built	Occupancy	Appraised Value
Arundel Mills	7000 Arundel Mills Circle	Super Regional Mall	$146,250,000	97.5%	2000	99.5%	$710,000,000
Arundel Marketplace	7600 Arundel Mills Boulevard	Anchored Retail	$3,750,000	2.5%	2001	100.0%	$20,000,000
Total/Wtd. Avg.			$150,000,000	100.0%		99.5%	$730,000,000

Source: Appraisal

There are currently no plans for renovation, improvement or development at the Arundel Mills & Marketplace Property.

Major Tenants.

Maryland Live! Casino (260,749 SF, 15.7% of NRA, 5.5% of underwritten base rent). Maryland Live! Casino occupies 260,749 SF at the Arundel Mills & Marketplace Property under a 99-year ground lease expiring on June 6, 2111. The lease provides for a rental rate of $7.82 PSF and overage rent equivalent to 1% of revenues less $1.5 million. Opened in June, 2012 and expanded in 2013, Maryland Live! Casino is the first gaming facility in Maryland and one of the country’s largest, with a two-level poker room, 4,750 slot machines and electronic table games, a live entertainment venue and a variety of restaurants such as Bobby’s Burger Palace, The Cheesecake Factory, Phillips Seafood and The Prime Rib. As of the calendar year end 2013, Maryland Live! Casino reported revenue of approximately $616.1 million.

Bass Pro Shops Outdoor (127,672 SF, 7.7% of NRA, 2.7% of underwritten base rent). Bass Pro Shops Outdoor (“Bass Pro Shops”) occupies 127,672 SF at the Arundel Mills & Marketplace Property under a 15-year lease expiring on October 31, 2016, with seven five-year lease extension options. The lease provides for a rental rate of $7.86 PSF. Founded in 1971 and headquartered in Springfield, Missouri, Bass Pro Shops is a hunting, camping, nature gifts and outdoor cooking goods retailer. Bass Pro Shops operates 85 retail stores and Tracker Marine Centers across America and Canada that are visited by more than 116 million people annually. Bass Pro Shops is rated “Ba3” by Moody’s and “BB-” by S&P.

Cinemark Theatres (107,190 SF; 6.5% of NRA, 9.2% of underwritten base rent). Cinemark Theatres (“Cinemark”) (NYSE: CNK) occupies 107,190 SF (24 screens) at the Arundel Mills & Marketplace Property under a lease expiring on December 31, 2020, with four five-year lease extension options. The lease provides for a rental rate of $32.00 PSF. As of the calendar year end 2013, Cinemark reported sales per screen of $830,125 at the Arundel Mills & Marketplace Property. Founded in 1984 and headquartered in Plano, Texas, Cinemark is in the motion picture exhibition industry with 482 theatres and 5,563 screens in the United States, Brazil, Mexico, Argentina and ten other Latin American countries. As of December 31, 2013, Cinemark reported revenue of approximately $2.7 billion and net income of approximately $150.5 million and ranked either first or second by box office revenues in 23 of its top 30 United States markets. Cinemark is rated “B1” by Moody’s and “BB-” by S&P.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

The following table presents a summary regarding major tenants at the Arundel Mills & Marketplace Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Sales PSF		Occ. Cost
Major Tenants
Maryland Live! Casino (ground lease)	NR/NR/NR	260,749	16%	$2,040,200	6%	$7.82	6/6/2111	N/A		N/A
Bass Pro Shops Outdoor	NR/Ba3/BB-	127,672	8%	$1,004,100	3%	$7.86	10/31/2016	$399		2.2%
Cinemark Theatres	NR/B1/BB-	107,190	6%	$3,430,080	9%	$32.00	12/31/2020	$830,125	(4)	18.6%
Burlington Coat Factory	NR/B2/B	81,282	5%	$447,051	1%	$5.50	1/31/2016	$248		3.1%
Medieval Times	NR/NR/NR	66,244	4%	$369,577	1%	$5.58	8/31/2023	$161		5.0%
Subtotal/Wtd. Avg.		643,137	39%	$7,291,008	20%	$11.34

Other Tenants		989,166	60%	$28,919,614	80%	$29.24		$462
Vacant Space		23,473	1%	$0	0%	$0.00
Total/Wtd. Avg.		1,655,776	100%	$36,210,622	100%	$22.18

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weighted Average Annual UW Base Rent PSF excludes vacant space.

(4)	Sales PSF represent sales per screen.

The following table presents certain information relating to the lease rollover at the Arundel Mills & Marketplace Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2014	10	28,431	$38.78	2%	2%	$1,102,646	3%	3%
2015	25	235,158	$22.54	14%	16%	$5,299,697	15%	18%
2016	22	324,496	$14.87	20%	36%	$4,823,707	13%	31%
2017	16	125,493	$32.40	8%	43%	$4,065,818	11%	42%
2018	20	132,946	$22.96	8%	51%	$3,052,128	8%	51%
2019	11	39,471	$35.43	2%	54%	$1,398,406	4%	55%
2020	14	205,003	$29.75	12%	66%	$6,099,671	17%	71%
2021	10	28,081	$35.72	2%	68%	$1,003,132	3%	74%
2022	13	52,069	$37.76	3%	71%	$1,966,340	5%	80%
2023	16	146,568	$20.37	9%	80%	$2,985,092	8%	88%
2024	10	53,837	$41.86	3%	83%	$2,253,784	6%	94%
2025 & Beyond	3	260,750	$8.28	16%	99%	$2,160,200	6%	100%
Vacant	0	23,473	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	170	1,655,776	$22.18	100%		$36,210,622	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Weighted Average UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

The Market.  The Arundel Mills & Marketplace Property is located in Hanover, Anne Arundel County, Maryland, within the Baltimore metropolitan statistical area (“MSA”), approximately 10 miles southwest of downtown Baltimore, approximately 20 miles northeast of downtown Washington, D.C., approximately two miles southwest of the Baltimore-Washington Thurgood Marshall International Airport (“BWI Airport”) and two miles north of the Fort George G. Meade Military Reservation (“Fort Meade”) which is a 13,000-acre Army post and home to the National Security Agency. Fort Meade has the 4th largest workforce of Army installations in the United States and is one of the largest joint service centers in the U.S.

Anne Arundel County had an estimated 2012 population of approximately 550,488, which grew at a compound annual average rate of 0.8% from 2002 to 2012. The 2013 estimated population within a 10-, 15- and 30-mile radius of the Arundel Mills & Marketplace Property was 727,284, 1,699,258 and 5,203,468, respectively. The 2013 estimated average household income within a 10-, 15- and 30-mile radius of the Arundel Mills & Marketplace Property was $95,096, $87,493 and $102,795, respectively.

Employment in the Baltimore MSA is concentrated in trade, transportation and utilities, professional and business services and education and health services. Fort George G. Meade/NSA (56,700 employees), Johns Hopkins University (27,000 employees), Johns Hopkins Hospital & Health System (21,620 employees), University of Maryland (15,616 employees) and Aberdeen Proving Ground (U.S. Army) (15,582 employees) are the five largest employers in the Baltimore MSA.

Comparable properties to the Arundel Mills & Marketplace Property are shown in the charts below:

Competitive Property Summary
Property	Address	Distance to Subject	Year Built/Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Rent PSF
Marley Station	7900 Ritchie Highway Glen Burnie, MD	7.0 miles East	1987/1996	1,069,497	JC Penney Macy’s Sears	85%	$340
The Mall in Columbia	10300 Little Patuxent Parkway Columbia, MD	8.0 miles Northwest	1971/1981,1990, 2001 & 2003	1,402,675	JC Penney; LL Bean Lord & Taylor; Macy’s Nordstrom	98%	$680
Towson Town Center	825 Dulaney Valley Road Towson, MD	18.0 miles North	1958/2007	1,063,549	Macy’s; Nordstrom Crate & Barrel Nordstrom Rack	92%	$495
Westfield Montgomery	7101 Democracy Boulevard Bethesda, MD	24.0 miles Southwest	1968/2001	1,275,111	Macy’s; Macy’s Home Nordstrom Sears	94%	$600
Westfield Annapolis	2002 Annapolis Mall Annapolis, MD	15.0 miles Southeast	1980/1994	1,462,363	JC Penney Lord & Taylor; Macy’s Nordstrom; Sears	98%	$540

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arundel Mills & Marketplace Property:

Cash Flow Analysis
	2010	2011	2012	11/30/2013 TTM	UW	UW PSF
Base Rent	$29,453,947	$30,129,925	$32,362,075	$34,220,932	$37,746,419	$22.80
Overage Rent	$746,314	$687,427	$2,543,445	$4,927,096	$5,572,832	$3.37
Expense Reimbursements	$17,145,314	$16,789,258	$19,013,771	$20,083,373	$19,640,774	$11.86
Temporary Tenants Income	$3,611,229	$3,614,958	$3,333,923	$3,294,582	$3,294,582	$1.99
Other Rents	$464,600	$463,819	$530,302	$641,106	$641,106	$0.39
Other Income	$637,385	$757,480	$581,509	$601,392	$601,392	$0.36
Less Vacancy & Credit Loss	($16,237)	$307,648	$108,032	$134,880	($1,602,448)	(4.25%)
Effective Gross Income	$52,042,552	$52,750,515	$58,473,057	$63,903,361	$65,894,657	$39.80
Total Operating Expenses	$17,022,032	$17,264,943	$16,618,247	$17,346,288	$16,428,304	$9.92
Net Operating Income	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$49,466,352	$29.88
TI/LC	$0	$0	$0	$0	$1,573,200	$0.95
Capital Expenditures	$0	$0	$0	$0	$304,645	$0.18
Net Cash Flow	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$47,588,507	$28.74

Occupancy %	99.5%	99.6%	99.9%	98.6%	97.5%
NOI DSCR	2.09x	2.12x	2.50x	2.78x	2.96x
NCF DSCR	2.09x	2.12x	2.50x	2.78x	2.84x
NOI Debt Yield	9.1%	9.2%	10.9%	12.1%	12.8%
NCF Debt Yield	9.1%	9.2%	10.9%	12.1%	12.4%
Average Annual Rent PSF	$17.79	$18.20	$19.54	$20.67

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Escrows and Reserves.  During a Reserve Period (as defined below), the Arundel Mills & Marketplace Borrower is required to deposit 1/12 of the estimated taxes monthly and 1/12 of the estimated insurance premiums monthly (unless the Arundel Mills & Marketplace Property is covered under a “blanket policy” acceptable to the lender), $131,100 for TI/LC reserves monthly (the total TI/LC reserve is capped at $4,719,600) and $25,400 for replacement reserves monthly (the total replacement reserve is capped at $609,600). The Arundel Mills & Marketplace Borrower, in lieu of making monthly TI/LC reserve deposits and monthly replacement reserve deposits, may provide a guaranty in the maximum amount of $5,329,200 plus all amounts incurred by the lender to enforce the guaranty.

A “Reserve Period” will generally commence on the date that the debt service coverage ratio for the immediately preceding four quarters is less than 1.60x for two consecutive quarters and will generally end on the date that the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.60x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Arundel Mills & Marketplace Mortgage Loan whereby funds in the lockbox account are swept on each Wednesday to an account designated by the Arundel Mills & Marketplace Borrower. The Arundel Mills & Marketplace Mortgage Loan has springing cash management. During a Cash Sweep Period (as defined below) funds in the lockbox account are swept no less frequently than weekly to the cash management account controlled by the lender.

Also during a Cash Sweep Period, the Arundel Mills & Marketplace Borrower is required to deposit all excess cash with respect to the Arundel Mills & Marketplace Mortgage Loan to be held by the lender as additional security for the Arundel Mills & Marketplace Mortgage Loan.

A “Cash Sweep Period” means the period (i) commencing on date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.40x for two consecutive quarters and ending on the date the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.40x for two consecutive quarters, or (ii) during the continuance of an event of default.

Property Management. The Arundel Mills & Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the Arundel Mills & Marketplace Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness. The Arundel Mills & Marketplace Non-Serviced Loan Combination was originated by or on behalf of Bank of America, National Association (in conjunction with Barclays Bank PLC) on January 23, 2014 and is evidenced by six pari passu notes (Notes A-1-1 through A-3-2 with a combined original principal balance of $385,000,000). Bank of America, National Association was the original holder of Note A-1-1, Note A-2-1 and Note A-3-1, and Barclays Bank PLC was the original holder of Note A-1-2, Note A-2-2 and Note A-3-2.

The pari passu notes evidencing the Arundel Mills & Marketplace Non-Serviced Companion Loan accrue interest at the same rate as the Arundel Mills & Marketplace Mortgage Loan. The Arundel Mills & Marketplace Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Arundel Mills & Marketplace Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Arundel Mills & Marketplace Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Non-Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the Arundel Mills & Marketplace Non-Serviced Loan Combination. The Arundel Mills & Marketplace Non-Serviced Loan Combination will be serviced pursuant to terms of the MSBAM 2014-C15 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Arundel Mills & Marketplace Non-Serviced Loan Combination” in the Free Writing Prospectus.

Release of Property. Provided no event of default has occurred and is continuing, the Arundel Mills & Marketplace Borrower is permitted to obtain a release of the lien of the mortgage as to the parcel identified as the “Marketplace Property” through partial defeasance or prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the Arundel Mills & Marketplace Mortgage Loan documents, including, but not limited to the following: (A) a lender determination that the debt yield with respect to the Arundel Mills & Marketplace Property after giving effect to the release of the Marketplace Property is not less than 11.99%; (B) conveyance of the Marketplace Property to a person other than the Arundel Mills & Marketplace Borrower; (C) in the case of a release through partial defeasance, such release (w) may only occur after the date that is two years from the closing date with respect to the last Arundel Mills & Marketplace pari passu note to be included in a securitization, (x) requires confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of any related securities, (y) requires delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (z) requires providing defeasance collateral in an amount equal to $9,975,000 (the “Marketplace Partial Defeasance Principal Amount”) to be allocated proportionally across the six Arundel Mills & Marketplace promissory notes; and (D) in the case of a release through a prepayment with a yield maintenance premium, payment of (1) $9,975,000 (the “Marketplace Prepayment Release Amount”) to be allocated proportionally across the six Arundel Mills & Marketplace promissory notes, plus (2) a prepayment premium equal to yield maintenance calculated based on the Marketplace Prepayment Release Amount, plus (3) any accrued interest.

In addition, in the event that Anne Arundel Community College Foundation, Inc. exercises the option to purchase the portion of the Arundel Mills & Marketplace Property demised under the Anne Arundel Lease (the “Anne Arundel Release Parcel”), the Anne Arundel Release Parcel will be required to be released from the lien of the mortgage, subject to the satisfaction of certain requirements and conditions set forth in the Arundel Mills & Marketplace Mortgage Loan documents, including, but not limited to the following: (A) delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (B) payment to lender (to be allocated proportionately across the six Arundel Mills & Marketplace promissory notes) of (1) the net sales proceeds from such sale, plus (2) a prepayment premium equal to yield maintenance calculated based on the amount of such net sales proceeds, plus (3) if such prepayment is made on a date other than a scheduled payment date, a sum equal to the amount of interest which would have accrued on the portion of the Arundel Mills & Marketplace Mortgage Non-Serviced Loan Combination prepaid if such prepayment occurred on the next scheduled payment date, plus (4) the positive difference, if any, of $1,238,700 minus the net sales proceeds paid pursuant to the foregoing.

Finally, the Arundel Mills & Marketplace Borrower may obtain a release of the lien of the mortgage with respect to certain immaterial or non-income producing portions of the Arundel Mills & Marketplace Property including (i) to release portions of the “ring road” to governmental entities for dedication or public use or to owners of out-parcels and department store pads, pads for office buildings, hotels or other properties and (ii) to dedicate such portions of the Arundel Mills & Marketplace Property or to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, that (A) no event of default has occurred and is continuing and (B) such release does not cause a related securitization trust to fail to qualify as a REMIC.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Arundel Mills & Marketplace

Terrorism Insurance. The Arundel Mills & Marketplace Borrower is required pursuant to the Arundel Mills & Marketplace Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Arundel Mills & Marketplace Property provided that such policy may include a deductible up to $5,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Mortgage Loan No. 2 – State Farm Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Mortgage Loan No. 2 – State Farm Portfolio

CANADA
SASKATCHEWAN
MANITOBA
Winnipeg
ONTARIO
QUEBEC
Québec
NEW BRUNSWICK
Montreal
Ottawa
Lake Superior
Lake Michigan
Lake Huron
L. Ontario
Lake Erie
Toronto
MT
ND
MN
WI
MI
SD
WY
NE
IA
IL
IN
OH
PA
NY
VT
NH
ME
MA
CT
RI
NJ
MD
DE
WV
VA
KY
TN
NC
SC
GA
AL
MS
LA
AR
MO
KS
CO
OK
TX
NM
FL
Billings
Bismarck
Minneapolis
St. Paul
Pierre
Milwaukee
Chicago
Portage
Detroit
Cleveland
Buffalo
Ballston Spa
Boston
New York
Pittsburgh
Philadelphia
Baltimore
Washington DC
Cheyenne
Greeley
Denver
Colorado Springs
Omaha
Des Moines
Lincoln
Kansas City
St. Louis
Columbia
Indianapolis
Columbus
New Albany
Cincinnati
Louisville
Charlottesville
Norfolk
Raleigh
Wichita
Tulsa
Nashville
Murfreesboro
Charlotte
Albuquerque
Oklahoma City
Memphis
Atlanta
Charleston
Birmingham
Fort Worth
Dallas
El Paso
Austin
Baton Rouge
New Orleans
Houston
San Antonio
Jacksonville
Orlando
Tampa
Miami
Atlantic Ocean
Gulf of Mexico
BAHAMAS
State Farm Portfolio
1 Charlottesville — Charlottesville, VA
2 Murfreesboro — Murfreesboro, TN
3 Ballston Spa — Ballston Spa, NY
4 Birmingham — Birmingham, AL
5 Tulsa — Tulsa, OK
6 Columbia — Columbia, MO
7 Jacksonville — Jacksonville, FL
8 Lincoln North — Lincoln, NE
9 Greeley Central — Greeley, CO
10 New Albany — New Albany, OH
11 Lincoln South — Lincoln, NE
12 Greeley South — Greeley, CO
13 Kalamazoo — Portage, MI
14 Greeley North — Greeley, CO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Mortgage Loan No. 2 – State Farm Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$100,000,000			Location:	Various
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.9%			Detailed Property Type:	Suburban
Loan Purpose(2):	Acquisition			Title Vesting:	Fee
Sponsor:	JDM Partners Opportunity Fund II LLC			Year Built/Renovated:	Various
Mortgage Rate(3):	4.6266%			Size:	3,397,783 SF
Note Date:	4/1/2014			Cut-off Date Balance per Unit(1):	$113
First Payment Date:	5/6/2014			Maturity Date Balance per Unit(1)(3):	$113
Maturity Date(3):	4/6/2024			Property Manager:	N/A
Original Term to Maturity(3):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$36,587,870
Seasoning:	2 months			UW NOI Debt Yield(1):	9.5%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1)(3):	9.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.02x
Additional Debt Type:	Pari Passu/Mezzanine			Most Recent NOI(2):	N/A
Additional Debt Balance:	$283,500,000/$86,000,000			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No			3rd Most Recent NOI(2):	N/A
Reserves(4)				Occupancy Rate:	100.0% (6/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$540,100,000 (3/1/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	71.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(3):	71.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$383,500,000	69.9%	Purchase Price:	$540,000,000	98.4%
Mezzanine Financing:	$86,000,000	15.7%	Closing Costs:	$8,821,977	1.6%
Tenant Rent Proration:	$2,641,888	0.5%
Sponsor Equity:	$76,680,090	14.0%
Total Sources:	$548,821,977	100.0%	Total Uses:	$548,821,977	100.0%

(1)
The State Farm Portfolio Mortgage Loan is part of the State Farm Portfolio Non-Serviced Loan Combination evidenced by four pari passu notes with an aggregate original principal balance of $383,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire $383,500,000 State Farm Portfolio Non-Serviced Loan Combination.

(2)
The seller of the State Farm Portfolio Property purchased the State Farm Portfolio Property in a sale/leaseback transaction in November 2013. Historical financial statements and occupancies are not available.

(3)
The State Farm Portfolio Mortgage Loan has an anticipated repayment date (the “ARD”) of April 6, 2024 and a stated maturity date of April 6, 2029. In the event that the State Farm Portfolio Non-Serviced Loan Combination is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 4.6266% to (i) from the ARD through the last day of the interest period relating to the monthly payment date occurring in April 2026, the greater of (A) the five-year treasury note rate plus 3.50% and (B) 7.6266%; and (ii) from the first day of the interest period relating to the monthly payment date occurring in May 2026 through the last day of the interest period relating to the maturity date, the greater of (A) the five-year treasury note rate plus 4.50% and (B) 8.6266%. The Maturity Date, Original Term to Maturity, Maturity Date Balance per Unit, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio presented above are based on the ARD.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The State Farm Portfolio Mortgage Loan

The Mortgage Loan.  The second largest mortgage loan (the “State Farm Portfolio Mortgage Loan”) is part of a pari passu loan combination (the “State Farm Portfolio Non-Serviced Loan Combination”) evidenced by multiple pari passu notes in the aggregate amount of $383,500,000, all of which are secured by the same first priority fee mortgages encumbering 14 suburban office buildings in 11 states (collectively, the “State Farm Portfolio Property”). The State Farm Portfolio Mortgage Loan is evidenced by one pari passu note (Note A-4) with an outstanding principal balance as of the Cut-off Date of $100,000,000. The pari passu notes not included in the issuing entity (Notes A-1, A-2 and A-3) collectively evidence a related non-serviced companion loan (the “State Farm Portfolio Non-Serviced Companion Loan”), which has an outstanding balance as of the Cut-off Date of $283,500,000. The State Farm Portfolio Non-Serviced Companion Loan has similar features and terms as the State Farm Portfolio Mortgage Loan and was originated by UBS Real Estate Securities, Inc. (“UBSRES”). A portion of the State Farm Portfolio Non-Serviced Companion Loan (Note A-2) is expected to be contributed to the COMM 2014-UBS3 transaction, and the remainder of the State Farm Portfolio Non-Serviced Companion Loan is expected to be contributed to one or more future securitization trusts by UBSRES. The proceeds of the State Farm Portfolio Non-Serviced Loan Combination were used to finance the acquisition of the State Farm Portfolio Property for a purchase price of approximately $540,000,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Pari Passu Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$135,000,000	$135,000,000	UBSRES	Yes
Note A-2	$100,000,000	$100,000,000	COMM 2014-UBS3	No
Note A-3	$48,500,000	$48,500,000	UBSRES	No
Note A-4	$100,000,000	$100,000,000	MSBAM 2014-C16	No
Total	$383,500,000	$383,500,000

The Borrower and Sponsor.  The borrower is JDM II SF National, LLC (the “State Farm Portfolio Borrower”), a single purpose Delaware limited liability company with two independent directors. The State Farm Portfolio Borrower is 100% indirectly owned by JDM Partners Opportunity Fund II LLC, the sponsor and nonrecourse carve-out guarantor. JDM Partners Opportunity Fund II LLC is controlled and partially owned by JDM Partners, L.L.C. (“JDM”).

JDM is a full-service real estate firm founded in 1983 by Jerry Colangelo, David Eaton and Mel Shultz that specializes in the development and management of commercial properties. JDM has owned and developed 15 business parks in Arizona and its principals have collectively completed over 100 real estate transactions. JDM is the sole manager of two investment funds, JDM Partners Opportunity Fund I LLC (“Fund I”) and the sponsor, JDM Opportunity Fund II LLC. Fund I assets include the Arizona Biltmore’s two 18-hole championship golf courses, the Wigwam Golf Resort and Spa, and the La Costa Apartments. The sponsor’s assets include the five-building, 372,408 sq. ft. State Farm Operations Center and the two-story, 104,836 sq. ft. TSYS Operations Center, both located in Tempe, Arizona, in addition to the State Farm Portfolio Property.

The Mortgaged Property.  The State Farm Portfolio Property consists of 14 suburban office properties in 11 cities across 11 states. The properties are all owned in fee by the State Farm Portfolio Borrower, 100% leased to State Farm Mutual Automobile Insurance Company (“State Farm”), and are utilized as regional operations headquarters by the tenant. The leases vary in remaining term; however, leases associated with approximately 92.4% of total SF within the State Farm Portfolio Property have an expiration date of November 30, 2028. See the chart below for further lease expiration detail. The leases are all triple net and contain 2% annual fixed base rent escalations. There are no lease early termination options for reasons other than casualty or condemnation and all leases contain two five-year lease renewal options.

Property Summary
Property	Net Rentable Area (SF)	Allocated Cut-off Date Loan Amount(1)	% of Allocated Loan Amount(1)	Appraised Value	Year Built/ Renovated	UW Rent(2)	UW Rent PSF(2)	UW NCF	Lease Expiration Date
Charlottesville, VA	362,155	$51,762,914	13.5%	$72,900,000	1978/2012	$4,903,746	$13.54	$4,903,744	11/30/2028
Murfreesboro, TN	402,177	$45,514,442	11.9%	$64,100,000	1989/N/A	$4,311,150	$10.72	$4,311,150	11/30/2028
Ballston Spa, NY	336,382	$40,828,087	10.6%	$57,500,000	1991/2012	$3,890,531	$11.57	$3,890,531	11/30/2028
Birmingham, AL	312,989	$37,277,819	9.7%	$52,500,000	1992/N/A	$3,531,680	$11.28	$3,531,680	11/30/2028
Tulsa, OK	287,580	$33,017,497	8.6%	$46,500,000	1989/N/A	$3,163,847	$11.00	$3,163,847	11/30/2028
Columbia, MO	335,049	$32,875,486	8.6%	$46,300,000	1992/2008-2013	$3,118,993	$9.31	$3,118,993	11/30/2028
Jacksonville, FL	302,440	$32,662,470	8.5%	$46,000,000	1977/N/A	$3,071,383	$10.16	$3,071,383	11/30/2028
Lincoln, NE (North)	224,175	$23,999,815	6.3%	$33,800,000	1988/2011	$2,276,575	$10.16	$2,276,575	11/30/2028
Greeley, CO (Central)	194,203	$21,656,638	5.6%	$30,500,000	2003/N/A	$2,026,982	$10.44	$2,026,982	11/30/2028
New Albany, OH	148,782	$18,532,401	4.8%	$26,100,000	2002/N/A	$1,762,755	$11.85	$1,762,755	11/30/2028
Lincoln, NE (South)	128,971	$13,775,042	3.6%	$19,400,000	2000/2007	$1,309,745	$10.16	$1,309,745	11/30/2028
Greeley, CO (South)	112,874	$11,857,897	3.1%	$16,700,000	2003/N/A	$1,064,967	$9.44	$869,237	11/30/2023
Kalamazoo, MI	105,639	$10,082,762	2.6%	$14,200,000	1989/1998	$953,601	$9.03	$953,601	11/30/2028
Greeley, CO (North)	144,367	$9,656,730	2.5%	$13,600,000	2001/N/A	$1,362,103	$9.44	$1,111,760	11/30/2018
Total/Wtd. Avg.	3,397,783	$383,500,000	100.0%	$540,100,000		$36,748,058	$10.82	$36,301,983

(1)
The State Farm Portfolio Mortgage Loan is part of the State Farm Portfolio Non-Serviced Loan Combination evidenced by four pari passu notes with an aggregate original principal balance of $383,500,000. The Allocated Cut-off Date Loan Amount and % of Allocated Loan Amount above are based on the entire $383,500,000 loan balance.

(2)	The UW Rent and UW Rent PSF include current base rent, plus certain underwritten rent steps totaling $655,917 ($0.19 PSF) and straight line rent credit of $3,296,278 ($0.97 PSF)

The Tenant.  State Farm is part of a group of insurance and financial services companies with operations in the United States and Canada. State Farm, together with its affiliates, is a mutual company with policy holder members and ranks number 44 on the 2013 Fortune 500 list of largest companies. As of 2013, State Farm and its affiliated companies had more than 65,000 employees and approximately 18,000 agents who managed approximately 80 million insurance policies and accounts. As of its 2013 annual report, State Farm and its affiliates had total assets of approximately $129.3 billion. State Farm’s current published credit ratings are follows:

Standard and Poor’s:	AA

A.M. Best:	AA++ (Financial Strength)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

The following table presents certain information relating to the lease rollover at the State Farm Portfolio Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	1	144,367	$9.44	4%	4%	$1,362,103	4%	4%
2019	0	0	$0.00	0%	4%	$0	0%	4%
2020	0	0	$0.00	0%	4%	$0	0%	4%
2021	0	0	$0.00	0%	4%	$0	0%	4%
2022	0	0	$0.00	0%	4%	$0	0%	4%
2023	1	112,874	$9.44	3%	8%	$1,064,967	3%	7%
2024	0	0	$0.00	0%	8%	$0	0%	7%
2025	0	0	$0.00	0%	8%	$0	0%	7%
2026	0	0	$0.00	0%	8%	$0	0%	7%
2027 & Beyond	12	3,140,542	$10.93	92%	100%	$34,320,988	93%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	14	3,397,783	$10.82	100%		$36,748,058	100%

(1)	The information in the lease rollover schedule is based on the State Farm Portfolio underwritten leases, combined.

(2)	The UW Rent PSF Rolling and the Total UW Rent Rolling include certain underwritten rent steps and straight line rent credit.

The Markets.  The State Farm Portfolio Property consists of 14 suburban office properties in 11 cities across 11 states. Below is a summary of the related office markets.

Market Summary
Property (Market)	UW Rent PSF (1)	Market Rent PSF	UW Occupancy(2)	Market Occupancy
Charlottesville, VA (Charlotte)	$13.54	$13.00	100%	91.6%
Murfreesboro, TN (Nashville)	$10.72	$9.50	100%	82.3%
Ballston Spa, NY (Albany)	$11.57	$12.00	100%	92.5%
Birmingham, AL (Birmingham)	$11.28	$10.00	100%	88.2%
Tulsa, OK (Tulsa)	$11.00	$12.00	100%	77.6%
Columbia, MO (Columbia)	$9.31	$8.50	100%	98.5%
Jacksonville, FL (Jacksonville)	$10.16	$9.00	100%	78.7%
Lincoln, NE North (Lincoln)	$10.16	$9.00	100%	92.9%
Greeley, CO Central (Weld County)	$10.44	$10.00	100%	93.2%
New Albany, OH (Columbus)	$11.85	$10.50	100%	79.9%
Lincoln, NE South (Lincoln)	$10.16	$9.00	100%	92.9%
Greeley, CO South (Weld County)	$9.44	$10.00	93.4%	93.2%
Kalamazoo, MI (Kalamazoo)	$9.03	$7.50	100%	89.2%
Greeley, CO North (Weld County)	$9.44	$10.00	93.4%	93.2%
Wtd. Avg. (by property SF)	$10.82	$10.23	99.6%	88.4%

Source: Appraisals

(1)	The UW Rent PSF includes underwritten rent steps and straight line rent credit.

(2)	No vacancy was underwritten at properties with leases that extend beyond the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the State Farm Portfolio Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	UW	UW PSF
Base Rent	$0	$0	$0	$0	$32,795,862	$9.65
UW Rent Steps(2)	$0	$0	$0	$0	$655,917	$0.19
Straight Line Rent Credit(3)	$0	$0	$0	$0	$3,296,278	$0.97
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	($160,187)	($0.05)
Effective Gross Income	$0	$0	$0	$0	$36,587,870	$10.77
Total Operating Expenses(5)	$0	$0	$0	$0	$0	$0.00
Net Operating Income	$0	$0	$0	$0	$36,587,870	$10.77
Capital Expenditures(6)	$0	$0	$0	$0	$36,013	$0.01
TI/LC(6)	$0	$0	$0	$0	$249,874	$0.07
Net Cash Flow	$0	$0	$0	$0	$36,301,983	$10.68
Occupancy %	N/A	N/A	N/A	N/A	99.6%
NOI DSCR	N/A	N/A	N/A	N/A	2.03x
NCF DSCR	N/A	N/A	N/A	N/A	2.02x
NOI Debt Yield	N/A	N/A	N/A	N/A	9.5%
NCF Debt Yield	N/A	N/A	N/A	N/A	9.5%

(1)
The State Farm Portfolio Property cash flow represents the combined operations of 14 office properties. The State Farm Portfolio Property was acquired by the State Farm Portfolio Borrower in April 2014. The seller of the State Farm Portfolio Property acquired the State Farm Portfolio Property in a sale leaseback transaction in November 2013. Historical financial statements are not available.

(2)	The State Farm leases contain 2% annual rent steps. All contractual rent steps through November 30, 2014 are underwritten.

(3)
The straight line rent credit includes the average of the contractual rent steps through November 30, 2025 (three years prior to the lease expirations) for 12 of the 14 State Farm Portfolio properties. No straight line rent credit is underwritten for the two properties with lease expiration dates before November 30, 2028.

(4)
Approximate market vacancy rates are applied to the two properties with lease expiration dates before November 30, 2028. No underwritten vacancy was applied to the 12 properties with leases expiring on November 30, 2028.

(5)	The State Farm tenant pays all operating expenses associated with the State Farm Portfolio Property.

(6)
Capital and TI/LC expenses are applied to the two properties with lease expiration dates before November 30, 2028. No underwritten capital or TI/LC expenses were applied to the 12 properties with leases expiring on November 30, 2028.

Escrows and Reserves. The State Farm Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums, except each such requirement is waived with respect to each State Farm Portfolio property leased to State Farm pursuant to any of those certain fourteen leases, dated as of November 8, 2013, referenced on a schedule to the loan agreement for the State Farm Portfolio Mortgage Loan (individually or collectively, as applicable, a “State Farm Lease”), so long as, among other conditions, (i) no event of default under the applicable State Farm Lease has occurred and is continuing and such State Farm Lease is in full force and effect, (ii) neither State Farm nor any guarantor under the applicable State Farm Lease is insolvent or a debtor in any bankruptcy action, (iii) under the terms of the applicable State Farm Lease, State Farm is obligated to pay taxes or maintain insurance (or self-insure) and State Farm is paying taxes when due and payable or maintaining insurance (or self-insuring) in accordance with the terms of such State Farm Lease, and (iv) State Farm is otherwise performing its obligations in a timely manner under the applicable State Farm Lease. The State Farm Portfolio Borrower is required to make monthly deposits for replacement reserves equal to 1/12 of the product of $0.25 and the square footage of each individual State Farm Portfolio property (or such greater amount that lender determines is reasonably necessary for proper maintenance and operation of the State Farm Portfolio Property), except such requirement is waived with respect to each State Farm Portfolio property leased to State Farm pursuant to a State Farm Lease, so long as the conditions referred to in clauses (i), (ii) and (iv) of the preceding sentence are satisfied, and State Farm is obligated pursuant to the applicable State Farm Lease to maintain such State Farm Portfolio property in at least the same condition as is required under the loan documents for the State Farm Portfolio Mortgage Loan. The State Farm Portfolio Borrower is required to make monthly deposits for tenant improvements and leasing commissions, equal to 1/12 of the product of $1.00 and the square footage of each individual State Farm Portfolio property, except such requirement is waived with respect to each State Farm Portfolio property leased to State Farm pursuant to a State Farm Lease, so long as the conditions referred to in clauses (i) and (ii) of the second preceding sentence are satisfied.

With respect to the funds, if any, remitted as described in clause (iii) of the first paragraph under “Lockbox and Cash Management” below, such funds shall be deposited into a reserve to be used for tenant improvements and leasing commissions required to be performed and/or paid, as applicable, pursuant to an Acceptable Major Tenant Lease Extension (as defined below) and/or an Acceptable Major Tenant Replacement Lease (as defined below).

An “Acceptable Major Tenant Replacement Lease Extension” is any extension or renewal of a lease which, with respect to an individual State Farm Portfolio property, (i) covers (or is expected to cover) 25% or more of the total rentable SF of such property or requires the payment of base rent in an amount equal to or exceeding 25% of the total in place base rent at such property, (ii) contains an option to purchase such property (in whole or in part), (iii) has as tenant an affiliate of the State Farm Portfolio Borrower or JDM Partners Opportunity Fund II LLC (the “State Farm Portfolio Guarantor”) or the property manager, (iv) is entered into during the existence of an event of default on the State Farm Portfolio Non-Serviced Loan Combination or any other Cash Sweep Event Period or (v) is entered into with State Farm (or any tenant referred to in clause (i) above) (any such tenant referred to in this clause (v), a “Major Tenant”) and is entered into in accordance with the loan agreement.

An “Acceptable Major Tenant Lease” is a lease with respect to all or a portion of any space at an individual State Farm Portfolio property demised to a Major Tenant pursuant to a lease that is scheduled to expire or has expired or been terminated, a replacement lease for such space with a tenant having a long-term unsecured credit rating of at least “BBB” by S&P or otherwise reasonably acceptable to the lender, that has an initial term not less than ten years and is on terms reasonably acceptable to the lender and is otherwise entered into in accordance with the loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the State Farm Portfolio Non-Serviced Loan Combination. The State Farm Portfolio Non-Serviced Loan Combination has in place cash management. Funds in the lockbox account are applied on each monthly payment date to

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

pay debt service on the State Farm Portfolio Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “Escrows and Reserves,” and to remit the excess as follows and in the following priority:

(i)
to disburse to the State Farm Portfolio Borrower funds sufficient to pay for monthly operating expenses incurred in accordance with an annual budget approved by lender, together with any extraordinary expenses approved by lender;

(ii)	to pay regularly scheduled monthly debt service on the State Farm Portfolio Mezzanine Loan (as defined below);

(iii)
if a Cash Sweep Event Period exists, solely as a result of a Major Tenant Trigger Event (as defined below), to remit the remainder to the reserve described above under “—Escrows and Reserves” to be applied to tenant improvements and leasing commissions required to be performed and/or paid, as applicable, pursuant to any Acceptable Major Tenant Replacement Lease or any Acceptable Major Tenant Lease Extension;

(iv)	if a Cash Sweep Event Period exists for any other reason, to remit the remainder to an account to be held as additional security for the State Farm Portfolio Non-Serviced Loan Combination;

(v)
if no Cash Sweep Period exists, to reimburse to the lender under the State Farm Portfolio Mezzanine Loan the amount of any expenses due from the State Farm Portfolio Mezzanine Borrower under the State Farm Portfolio Mezzanine Loan;

(vi)
if no Cash Sweep Event Period exists but a Mezzanine Cash Sweep Event Period exists, to remit the remainder to the lender under the State Farm Portfolio Mezzanine Loan to be applied in accordance with the loan documents under the State Farm Portfolio Mezzanine Loan; and

(vii)	if no Cash Sweep Event Period or Mezzanine Cash Sweep Event Period exists, to disburse any excess to the State Farm Portfolio Borrower.

A “Cash Sweep Event Period” will:

(i)	commence upon the occurrence of an event of default under the State Farm Portfolio Mortgage Loan and continue until the cure of such event of default,

(ii)
commence upon the occurrence of a bankruptcy action with respect to the State Farm Portfolio Borrower or State Farm Portfolio Guarantor (or the State Farm Portfolio Guarantor becomes insolvent) and continue unless, amongst other conditions, if the event results from an involuntary petition filed against the State Farm Portfolio Borrower or the State Farm Portfolio Guarantor, as applicable, which neither the applicable party nor its affiliates solicited, consented to, acquiesced in or joined, the action is discharged, stayed or dismissed within 30 days of such filing,

(iii)
commence upon the occurrence of a bankruptcy action with respect to the property manager (or the property manager becomes insolvent) and continue unless, amongst other conditions, the State Farm Portfolio Borrower replaces the property manager with another property manager reasonably acceptable to lender pursuant to a management agreement reasonably acceptable to lender and for which a rating agency confirmation shall have been obtained (or, if the event results from an involuntary petition filed against the property manager which it did not consent to, the action is discharged, stayed or dismissed within 120 days of such filing),

(iv)
commence upon the debt service coverage ratio based on the trailing 12 month period being less than 1.20x (or if the State Farm Portfolio Mezzanine Loan is no longer outstanding, 1.50x) and continue until the debt service coverage ratio based on the trailing 12 month period is greater than 1.25x (or if the State Farm Portfolio Mezzanine Loan is no longer outstanding, 1.55x) for two consecutive quarters (except the Cash Sweep Event Period described in this clause (iv) will be deemed not to exist if the State Farm Portfolio Borrower posts with lender funds in the amount that if applied on a pro rata basis to reduce the outstanding principal balance of the State Farm Portfolio Non-Serviced Loan Combination and the State Farm Portfolio Mezzanine Loan would result in the debt service coverage ratio required to make the Cash Sweep Event Period no longer continue),

(v)
commence upon, if any individual property is self-managed by the State Farm Portfolio Borrower or managed by an affiliate of the State Farm Portfolio Borrower or the State Farm Portfolio Guarantor, a felony or fraud indictment of the State Farm Portfolio Guarantor, such affiliate manager or its respective officers or directors and continue until the State Farm Portfolio Borrower engages a property manager or replaces the property manager with another property manager reasonably acceptable to lender pursuant to a management agreement reasonably acceptable to lender and for which a rating agency confirmation shall have been obtained,

(vi)	commence upon the State Farm Portfolio Mortgage Loan not having been prepaid, repaid or defeased in full on or before April 6, 2024, and

(vii)	commence upon a Major Tenant Trigger Event and continue until a Major Tenant Trigger Event Cure (each as defined below).

A “Major Tenant Trigger Event” occurs:  (i) if any Major Tenant (a) gives notice of its intention to terminate or not extend or renew its lease, (b) fails to extend or renew its lease on terms acceptable to lender on or before the date 12 months prior to the then applicable expiration date, (c) fails to notify the State Farm Portfolio Borrower of its election to extend or renew its lease on or before the date set forth therein for the exercise of a renewal extension option, (d) defaults under its lease, or (e) becomes insolvent or a debtor in a bankruptcy proceeding (or the guarantor under its lease becomes insolvent or a debtor in a bankruptcy proceeding), or (ii) if a lease with a Major Tenant terminates or is no longer in full force and effect (except a Major Tenant Trigger Event will not result from (x) the events described in clauses (i)(a)-(c) above in this definition occurring at the properties referred to as “Greeley South Property” or “Greeley North Property” or (y) if State Farm is no longer liable for tenant obligations under a lease relating to the properties referred to as “Greeley South Property” or “Greeley North Property,” the events described in clauses (i)(d) and (e) or clause (ii) above in this definition occurring at such property).

A “Major Tenant Trigger Event Cure” means:

(i)
with respect to the Major Tenant Trigger Event described in clause (i)(a) above, (x) all termination or cancellation notices (or, if applicable, notices of intent to terminate or not extend or renew) have been unconditionally revoked or rescinded and the Major Tenant has re-affirmed its lease as being in full force and effect and is paying full unabated rent under the lease or (y) (a) the Major Tenant in the case of a lease extension has entered into an Acceptable Major Tenant Lease Extension with respect to all of the space demised under its lease and (b) the extension conditions set forth in the loan agreement for the State Farm Portfolio Mortgage Loan have been satisfied (including, among other conditions, (1) the Major Tenant is in actual physical possession of and open for business in the applicable space, and paying full unabated rent under its lease, (2) all tenant improvement work either required to be completed by State Farm Portfolio Borrower has been completed or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

required to be completed by Major Tenant and funded by State Farm Portfolio Borrower has been completed and funded, and (3) all leasing commissions have been paid) or (z) with respect to the space that is the subject of such notice, (a) with respect to any re-tenanting, an Acceptable Major Tenant Replacement Lease is a full force and effect and no event of default thereunder has occurred and is continuing, (b) the re-leasing conditions set forth in the loan agreement for the State Farm Portfolio Mortgage Loan have been satisfied (including, among other conditions, (1) the Major Tenant is in actual physical possession of and open for business in the applicable space, and paying full unabated rent under its lease, (2) all tenant improvement work either required to be completed by State Farm Portfolio Borrower has been completed or required to be completed by Major Tenant and funded by State Farm Portfolio Borrower has been completed and funded, and (3) all leasing commissions have been paid) and (c) if the event exists with respect to less than all the State Farm Portfolio Property, then the occupancy rate at each individual property is not less than 90% and the debt service coverage ratio based upon the trailing 12 month period is greater than either (1) if the event exists with respect to less than all the State Farm Portfolio Property, then 1.90x (or from and after April 1, 2019, 2.05x) or (2) if the event exists with respect to all the State Farm Portfolio Property, then 1.35x (or from and after April 1, 2019, 1.55x),

(ii)
with respect to the Major Tenant Trigger Event described in clause (i) (b) or (c) of the definition of Major Tenant Trigger Event, clause (y) or (z) of the immediately preceding clause (i) in this definition is satisfied,

(iii)	with respect to the Major Tenant Trigger Event described in clause (i)(d) of the definition of Major Tenant Trigger Event, the applicable event of default is cured as reasonably determined by lender,

(iv)
with respect to the Major Tenant Trigger Event described in clause (i)(e) of the definition of Major Tenant Trigger Event, the lease is affirmed in the bankruptcy proceeding (so long as the Major Tenant is in actual physical possession of and open for business in the demised space and is paying full unabated rent) (or, if applicable, the lease guarantor is discharged or dismissed from the bankruptcy proceeding), and

(v)
with respect to the Major Tenant Trigger Event described in clause (ii) of the definition of Major Tenant Trigger Event, clause (z) of clause (i) above in this definition is satisfied with respect to the space demised pursuant to the terminated lease.

A “Mezzanine Cash Sweep Event Period” will:

(i)	commence upon the occurrence of an event of default under the State Farm Mezzanine Loan and continue until the cure of such event of default,

(ii)
commence upon the occurrence of a bankruptcy action with respect to the State Farm Portfolio Mezzanine Borrower or State Farm Portfolio Guarantor and continue unless, among other conditions, if the event results from an involuntary petition filed against State Farm Portfolio Mezzanine Borrower or State Farm Portfolio Guarantor, as applicable, which neither the applicable party nor its affiliates solicited, consented to, acquiesced in or joined, the action is discharged, stayed or dismissed within 60 days of such filing, and

(iii)	commence upon the exercise of an extension option under the State Farm Portfolio Mezzanine Loan.

Property Management. The State Farm Portfolio Property does not have third-party management.

Additional Secured Indebtedness (not including trade debts). The State Farm Portfolio Non-Serviced Companion Loan was originated by UBSRES on April 1, 2014, and is evidenced by three notes (Notes A-1, A-2 and A-3) with a combined Cut-off Date balance of $283,500,000. The current holders of the State Farm Portfolio Non-Serviced Companion Loan are UBSRES and COMM 2014-UBS3 Mortgage Trust. The notes evidencing the State Farm Portfolio Non-Serviced Companion Loan accrue interest at the same rate as the State Farm Portfolio Mortgage Loan. The State Farm Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the State Farm Portfolio Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The State Farm Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus. A portion of the State Farm Portfolio Non-Serviced Companion Loan (Note A-2) was contributed to the COMM 2014-UBS3 transaction and the remainder of the State Farm Portfolio Non-Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the State Farm Portfolio Mortgage Loan and the State Farm Portfolio Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the State Farm Portfolio Non-Serviced Loan Combination. Note A-1, comprising a portion of State Farm Portfolio Non-Serviced Companion Loan, will generally represent the controlling interest in the State Farm Portfolio Non-Serviced Loan Combination. The State Farm Portfolio Non-Serviced Loan Combination will be serviced pursuant to terms of (a) prior to the securitization of Note A-1, the pooling and servicing agreement for the COMM 2014-UBS3 transaction, and (b) on and after the securitization of Note A-1, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The State Farm Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  The “State Farm Portfolio Mezzanine Loan” refers to a loan in the principal amount of $86,000,000 made by UBS Real Estate Securities, Inc. to JDM II SF National Mezz, LLC (the “State Farm Portfolio Mezzanine Borrower”) secured by 100% of the direct or indirect equity interest in the State Farm Portfolio Borrower and put in place simultaneous with the origination of the State Farm Portfolio Mortgage Loan. The State Farm Portfolio Mezzanine Loan is fully pre-payable at any time and the State Farm Portfolio Mezzanine Borrower has informed the depositor that it expects to pre-pay the State Farm Portfolio Mezzanine Loan with additional equity raised through the JDM Partners Opportunity Fund II, LLC, and the documents with respect to the State Farm Portfolio Mezzanine Loan require that any additional equity raised must be used to pay down the State Farm Portfolio Mezzanine Loan.

Release of Property. So long as no event of default has occurred and remains outstanding, the borrower has the right to (1) at any time during the period commencing two years after the closing date of the last securitization involving any portion of the State Farm Portfolio Non-Serviced Companion Loan and ending January 5, 2024, but upon 60 days’ notice, voluntarily defease a portion of the State Farm Portfolio Non-Serviced Loan Combination and obtain a release of an individual property upon the defeasance by the borrower of an amount equal to 110.0% of the allocated loan amount of such individual property (or, in the case of the property referred to as “Greeley North Property,” 100.0% of the allocated loan amount), and (2) in the event all notes comprising the State Farm Portfolio Non-Serviced Loan Combination have not been securitized by the fourth anniversary of the first monthly payment date of the State Farm Portfolio Non-Serviced Loan Combination upon 15 days’ notice, obtain a release of an individual property with a yield maintenance charge and the prepayment by the State Farm Portfolio Borrower of a portion of the State Farm Portfolio Non-Serviced Loan Combination equal to 110.0% of the allocated loan amount of such individual property (or, in the case of the property referred to as “Greeley North Property,” 100.0% of the allocated loan amount). Each of (1) or (2) in the previous sentence is subject to certain conditions set forth in the loan documents, including: (i) the aggregate allocated loan amounts of all individual properties released does not exceed 25.0% of the original State Farm Portfolio Non-Serviced Loan Combination balance (unless the entire State Farm Portfolio Non-Serviced Loan Combination is defeased or prepaid), (ii) the debt service coverage ratio after such release is no less than the greater of (A) the debt service coverage ratio at closing of the State Farm Portfolio Non-Serviced Loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	State Farm Portfolio

Combination and (B) the debt service coverage ratio immediately prior to such release, (iii) the debt yield after such release is no less than the greater of (A) the debt yield at closing of the State Farm Portfolio Non-Serviced Loan Combination and (B) the debt yield immediately prior to such release, and (iv) the LTV after such release is no greater than the lesser of (A) the LTV at closing of the State Farm Portfolio Non-Serviced Loan Combination and (B) the LTV immediately prior to such release.

In addition, provided no event of default has occurred and is continuing, the State Farm Portfolio Borrower, after the scheduled expiration date (including extensions) of the lease with respect to the property referred to as “Greeley North Property,” may obtain a release of such individual property (without the requirement of a partial defeasance of the State Farm Portfolio Non-Serviced Loan Combination), upon satisfaction of various conditions precedent, including:

(i)	State Farm Portfolio Borrower pays to the lender a principal payment in the amount of $9,656,730, in respect of the State Farm Portfolio Non-Serviced Loan Combination.

(ii)
as of the consummation of such release, after giving effect to the partial release of lien, with respect to the remaining individual properties securing the State Farm Portfolio Non-Serviced Loan Combination, (A) the cumulative loan to value ratio (determined based upon updated appraisals obtained by lender) is equal to or less than the lesser of (x) 86.9% (or, if the State Farm Portfolio Mezzanine Loan is no longer outstanding, 71.0%) or (y) the loan to value ratio immediately prior to the release, (B) the cumulative debt service coverage ratio is equal to or greater than the greater of (x) 1.36x (or, if the State Farm Portfolio Mezzanine Loan is no longer outstanding, 1.82x) or (y) the debt service coverage ratio immediately prior to the release and (C) the cumulative debt yield is equal to or greater than the greater of (x) 6.99% (or, if the State Farm Portfolio Mezzanine Loan is no longer outstanding, 8.55%) or (y) the debt yield immediately prior to the release, and

(iii)
the State Farm Portfolio Mezzanine Borrower concurrently prepays the State Farm Portfolio Mezzanine Loan in an amount equal to 100% of the allocated loan amount of the State Farm Portfolio Mezzanine Loan with respect thereto.

Also, provided no event of default shall have occurred and is continuing, the State Farm Portfolio Borrower may obtain a release at any time of either (x) the “Vacant Parcel” as such term is used and defined in the lease with respect to the property referred to as the “Columbia Property” or (y) a portion of the vacant and unimproved real property which is undeveloped and identified on an exhibit to the leases with respect to the properties referred to as “Greeley North Property,” “Greeley South Property” and “Greeley Central Property,” provided that, among other conditions,

(i)	the applicable outparcel is conveyed to a third party other than the State Farm Portfolio Borrower,

(ii)
the applicable outparcel has been legally subdivided from the remaining applicable State Farm Portfolio Property and is not necessary for the remaining applicable State Farm Portfolio Property to comply with all applicable legal requirements,

(iii)	with respect to the outparcel referred to in clause (x) above, all conditions set forth in the applicable lease are satisfied, and

(iv)
with respect to the outparcel referred to in clause (y) above, such property is vacant, non-income producing and unimproved, all leases covering the applicable real property have been amended to release the rights of the tenant and the release of such outparcel will not have a material adverse effect on the remaining State Farm Portfolio Property as determined by lender.

Terrorism Insurance.  The commercial property, general liability, business income and umbrella liability insurance required under the loan agreement for the State Farm Portfolio Mortgage Loan is required to include insurance for loss resulting from perils and acts of terrorism pursuant to a policy or endorsement that satisfies the criteria of the rating agencies for securitized mortgage loans. However, with respect to each State Farm Portfolio property then leased to State Farm, the requirement to maintain insurance required under the loan documents is waived provided that the following conditions are met: (i) no event of default under the applicable State Farm lease shall have occurred and be continuing and the applicable State Farm lease is in full force and effect, (ii) neither of State Farm nor any lease guarantor under the applicable State Farm lease is insolvent or a debtor in any bankruptcy action, (iii) State Farm is maintaining insurance (or is self-insuring) in accordance with the terms, conditions and requirements of the applicable State Farm lease, and (iv) State Farm is otherwise performing such obligations in a timely manner under the applicable State Farm lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

Mortgage Loan No. 3 – Green Hills Corporate Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

Mortgage Loan No. 3 – Green Hills Corporate Center

Green Hills Corporate Center
2675 Morgantown Road
Reading, PA 19607
READING
West Reading
Wyomissing
Spring Ridge
Whitfield
Spring Township
Shillington
Mohnton
Mount Penn
Pennside
Jacksonwald
St. Lawrence
Reiffton
Lorane
Flying Hills
BERKS COUNTY
Carl A. Spaatz Field
Mid Atlantic Air Museum
Fairgrounds Square Mall
Greater Reading Expo Center
Albright College
Penn State University-Berks Campus
Berkshire Country Club
Tulpehocken Creek Valley Park
Berks County Park
Hampden Park
Mineral Spring Park
Observation Tower
Surgicenter at Spring Ridge
Berkshire Mall
VF Outlet Center
GoogleWorks Ctr. for the Arts
Sovereign Performing Art Center
Berks County Conservancy
Reading Hospital
Reading Public Museum
Reading Area Community College
Schlegel Park
Museum Park
Kenhorst Plaza
Shillington Park
HealthSouth Reading Rehab Hosp.
Flying Hills Golf Club
Nolde Forest State Park
Trout Run Sports Complex
Promenade at Exeter Plaza
Exeter Golf Club
Reading Country Club
Schuylkill River
Philadelphia 51 Miles
Warren Street Bypass
W. Shore Bypass
Morgantown Expwy
Morgantown Rd.
Perkiomen Ave.
Philadelphia Ave.
Lancaster Pike
Church Rd.
Green Hills Rd.
Plow Rd.
White Bear Rd.
Hay Creek Rd.
Main St.
Old Fritztown Rd.
Penn Ave.
Grandview Blvd.
Reading Blvd.
Cambridge Ave.
Museum Rd.
Liggett Ave.
Lancaster Ave.
Upland Ave.
Franklin St.
Windsor St.
Spring St.
Bern St.
N. 6th St.
Moss St.
N. 11th St.
N. 3rd St.
N. 5th St.
Hampden Blvd.
Angora Rd.
Carsonia Ave.
St. Lawrence Ave.
Friedensburg Rd.
Skyline Dr.
Blankenbiller Rd.
River Rd.
Bernville Rd.
Tulpehocken Rd.
Paper Mill Rd.
Rebers Bridge Rd.
State Hill Rd.
Van Reed Rd.
Broadcasting Rd.
To 76 5 miles
12
61
183
222
422
724
625
10
562
176
ALLENTOWN
BETHLEHEM
HARRISBURG
READING
PHILADELPHIA
YORK
PENNSYLVANIA
WILMINGTON
MARYLAND
NEW JERSEY
DELAWARE
BALTIMORE
Pottsville
Easton
Hershey
Ephrata
Pottstown
Lansdale
Elizabethtown
Norristown
Columbia
Lancaster
West Chester
Chester
Hanover
Newark
Westminster
Bel Air
Havre de Grace
Aberdeen
Towson
Pikesville

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

Mortgage Loan No. 3 – Green Hills Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$65,000,000			Location:	Reading, PA 19607
Cut-off Date Balance:	$64,925,107			General Property Type:	Office
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jacob Weinreb			Year Built/Renovated:	1970-1992/N/A
Mortgage Rate(1):	4.650%			Size:	583,962 SF
Note Date:	4/10/2014			Cut-off Date Loan per Unit:	$111.18
First Payment Date:	6/1/2014			Maturity Date Loan per Unit(1):	$102.28
Maturity Date(1):	5/1/2019			Property Manager:	WM Mgmt LLC
Original Term to Maturity(1):	60 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$6,272,322
IO Period:	0 months			UW NOI Debt Yield:	9.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	10.5%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NCF DSCR:	1.44x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$6,445,057 (12/31/2013)
Additional Debt Type:	Mezzanine			2nd Most Recent NOI:	$6,033,023 (12/31/2012)
Additional Debt Balance:	$7,000,000			3rd Most Recent NOI:	$5,609,163 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	99.1% (4/1/2014)
Reserves(2)				2nd Most Recent Occupancy:	99.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.9% (12/31/2012)
RE Tax:	$1,038,377	$140,823	N/A	Appraised Value (as of):	$92,000,000 (2/24/2014)
Insurance:	$143,316	$11,943	N/A	Cut-off Date LTV Ratio:	70.6%
Recurring Replacements:	$0	$16,546	N/A	Maturity Date LTV Ratio(1):	64.9%
TI/LC:	$0	$72,998	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	90.3%	Loan Payoff:	$69,131,230	96.0%
Mezzanine Loan:	$7,000,000	9.7%	Upfront Escrows:	$1,181,693	1.6%
			Closing Costs:	$1,353,658	1.9%
			Return of Equity:	$333,419	0.5%
Total Sources:	$72,000,000	100.0%	Total Uses:	$72,000,000	100.0%

(1)
The Green Hills Corporate Center Mortgage Loan has an anticipated repayment date (the “ARD”) of May 1, 2019 and a stated maturity date of April 1, 2024. In the event that the Green Hills Corporate Center Mortgage Loan is not repaid in full by the ARD, the mortgage rate will increase from the initial rate of 4.650% to the greater of (a) 7.65%, and (b) 2.50% above the sum of (i) the greater of zero and the then-current United States Dollar swap spread, plus (ii) the yield of the appropriate United States Treasury obligation, in each case (i.e., swap spread and Treasury obligation) determined by lender as of the ARD based on the remaining period in the amortization term. Maturity Date, Original Term to Maturity, Maturity Date Loan per Unit, UW NOI Debt Yield at Maturity and Maturity Date LTV Ratio presented above are based on the ARD.

(2)	See “—Escrows and Reserves” section for full description.

The Mortgage Loan. The third largest mortgage loan (the “Green Hills Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000, secured by a first priority fee mortgage encumbering a 583,962 SF office campus located in Reading, Pennsylvania (the “Green Hills Corporate Center Property”). The proceeds of the Green Hills Corporate Center Mortgage Loan, together with $7,000,000 in mezzanine debt, were used primarily to refinance existing debt.

The Borrower.  The borrower is Green Hills Realty Associates LP, a single-purpose Pennsylvania limited partnership (the “Green Hills Corporate Center Borrower”), whose general partner, Green Hills GP LLC, has two independent managers. The Green Hills Corporate Center Borrower is partially owned and controlled by Jacob Weinreb, managing member of Weinreb Management LLC (“Weinreb Management”), founded in 1950 by Wolf Weinreb and his son Leon. Weinreb Management has a long history of investing in and managing luxury high rise residential buildings. Jacob Weinreb, a third-generation family member, joined the firm in 1980. Today, Weinreb Management owns and manages a portfolio of 20 New York City multi-family buildings, totaling over two million SF. Weinreb Management also owns and manages a national portfolio of commercial properties, comprising more than two million SF.

The Property. The Green Hills Corporate Center Property consists of two suburban office buildings: Green Hills Corporate Center I and Green Hills Corporate Center II. Green Hills Corporate Center I was originally constructed 1970. Since that time, the building has undergone three expansions. Green Hills Corporate Center II is a three story office building that was constructed in 1992. Combined, the two buildings total 583,962 SF. The Green Hills Corporate Center Property is located just off I-176 to the south of the Reading, Pennsylvania central business district. Mr. Weinreb acquired the Green Hills Corporate Center Property in 2007 for a total cost of $78.0 million. Since that time, he has invested nearly $7.6 million of capital expenditures, tenant improvements and leasing commissions into the Green Hills Corporate Center Property, with a total cost basis of $85.6 million. The majority of the Green Hills Corporate Center Property is leased to Penske Truck Leasing/Penske Logistics (“Penske”) (72% of NRA; Moody’s: Baa3; S&P: BBB-; Fitch: BBB+), an investment grade tenant with a lease that runs through 2020. The Green Hills Corporate Center Property is the global

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

headquarters for Penske and has been Penske’s headquarters since it first leased space at the property in 1985. The majority of Penske’s workforce is located in the Reading area. Originally leasing 51,805 SF, Penske has increased its square footage at the Green Hills Corporate Center Property over time, leasing vacant space as it has become available and increasing its footprint at the property to its current level of 421,292 SF. Worley Parsons Limited (“Worley Parsons”) (26% of NRA) leases the majority of the remaining space with a lease that runs through 2022.

Major Tenants.

Penske Truck Leasing/Penske Logistics (421,292 SF, 72% of NRA, 69% of underwritten base rent). Penske leases 421,292 SF at the Green Hills Corporate Center Property. The lease for the Penske space has been amended various times as space has become available for Penske to expand. The Penske lease expires on December 31, 2020, with one five-year lease renewal option. The space is subject to annual rent increases. The Green Hills Corporate Center Property serves as the global corporate headquarters as well as the executive offices for Penske, a privately held joint venture of Penske Corporation, Penske Automotive Group and GE Capital Corporation (NYSE: GE, S&P: AA+). Penske is a global transportation services provider with more than 200,000 vehicles and 1,000 locations across North America. Penske Truck Leasing’s offerings include full-service leasing, contract maintenance, and commercial and consumer truck rentals. Penske Logistics offers contract carriage, warehousing and distribution center management, transportation management, lead logistics, and a full range of customized supply management and logistics solutions. According to an industry report, Penske is among the top 10 largest employers in the Reading, Pennsylvania area, with 1,485 employees in 2013, a 9.8% increase from 2012.

Worley Parsons Limited (150,668 SF, 26% of NRA, 31% of underwritten base rent). Worley Parsons leases 150,668 SF at the Green Hills Corporate Center Property. Worley Parsons and its predecessors in interest have occupied space at the Green Hills Corporate Center Property since 1970. Worley Parsons has a current lease which runs through March 31, 2022 with two options to extend for five years each. Worley Parsons provides professional services to the resources and energy sectors and complex process industries. It provides engineering design, project delivery services, and maintenance and reliability support services.

The following table presents a summary regarding tenants at the Green Hills Corporate Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Penske Truck Leasing/Penske Logistics	BBB+/Baa3/BBB-	421,292	72%	$7,621,829	69%	$18.09	12/31/2020
Worley Parsons	NR/NR/NR	150,668	26%	$3,465,364	31%	$23.00	3/31/2022
Carrow(1)	NR/NR/NR	5,465	1%	$0	0%	$0	N/A
Sodexo	NR/NR/NR	1,466	0%	$22,400	0%	$15.28	3/31/2017(2)
Vacant	NR/NR/NR	5,071	1%	$0	0%	$0.00

Total/Wtd. Avg.		583,962	100%	$11,109,593	100%	$19.19

(1)	Carrow, the third-party property sub-manager, occupies space but does not pay rent and is not under a lease.

(2)	Sodexo has the right to terminate its lease in the event that the catering agreement between Sodexo and Worley Parsons is terminated.

The following table presents certain information relating to the lease rollover at the Green Hills Corporate Center Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2014	0	0	$0	0%	0%	$0	0%	0%
2015	0	0	$0	0%	0%	$0	0%	0%
2016	0	0	$0	0%	0%	$0	0%	0%
2017	1	1,466	$15.28	0%	0%	$22,400	0%	0%
2018	0	0	$0	0%	0%	$0	0%	0%
2019	0	0	$0	0%	0%	$0	0%	0%
2020	1	421,292	$18.09	72%	72%	$7,621,829	69%	69%
2021	0	0	$0	0%	72%	$0	0%	69%
2022	1	150,668	$23.00	26%	98%	$3,465,364	31%	100%
2023	0	0	$0	0%	98%	$0	0%	100%
2024 & Beyond(1)	1	5,465	$0	1%	99%	$0	0%	100%
Vacant	0	5,071	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	4	583,962	$19.19	100%		$11,109,593	100%

(1)	Carrow, the third-party property sub-manager, occupies space but does not pay rent and is not under a lease.

The Market.  The Green Hills Corporate Center Property is located in Reading, Pennsylvania, a northwest suburb of Philadelphia within Berks County, Pennsylvania. The Green Hills Corporate Center Property is located just south of the City of Reading, less than a half mile from I-176. From I-176, there is immediate access to regional thoroughfares including the Pennsylvania Turnpike (I-76), I-80, I-81 and I-95. The Green Hills Corporate Center Property’s central location in eastern Pennsylvania provides immediate access to all the major markets in the northeast megalopolis including Philadelphia, Baltimore and New York. The Green Hills Corporate Center Property is a Class A office property located in the Berks County office

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

submarket. According to an industry report, as of the fourth quarter of 2013, the Berks County submarket had a vacancy rate of 4.9% for Class A office buildings. Rental rates as of the fourth quarter of 2013 were at $20.26 PSF on a gross basis.

The following table presents seven directly competitive buildings in the Reading, Pennsylvania area to the Green Hills Corporate Center Property and recent leasing activity since 2012:

Competitive Property Summary
Property	Address	Year Built/ Renovated	Total GLA (SF)	Occupancy	Recent/Quoted Lease Term	Recent/ Quoted Lease SF	Recent / Quoted Rent PSF
Green Hills Corporate Center Property	2675 Morgantown Road Reading, PA	1970-1992	583,962	99%	6.76 years	49,656	$22.41
1 Meridian Blvd	1 Meridian Blvd Reading, PA	1996	368,000	92%	10 years	52,517	$20.65
1105 Berkshire Blvd	1105 Berkshire Blvd Reading, PA	1986/2003	69,440	96%	5 years + 5 year renewal option	60,000	$19.00
2 Meridian Blvd	2 Meridian Blvd Reading, PA	1990	70,000	94%	Not Available	22,897	$19.50
3001 Emrick Blvd	3001 Emrick Blvd Bethlehem, PA	2001	72,000	N/A	10 years	6,696	$20.00
1350 Broadcasting Blvd	1350 Broadcasting Reading, PA	2007	31,751	89%	10 years	2,900	$21.00
4905 W Tilghman Street	4905 W Tilghman Allentown, PA	1989	65,027	84%	Quoted	5,128	$19.50
3101 Emrick Blvd	3101 Emrick Blvd Bethlehem, PA	2005	100,800	97%	Quoted	2,648	$22.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Green Hills Corporate Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	UW	UW PSF
Base Rent(1)	$9,695,951	$10,013,038	$10,300,793	$10,757,882	$11,205,942	$19.19
Other Income	$71,682	$7,869	$15,217	$34,337	$34,337	$0.06
Recoveries	$493,198	$781,769	$547,228	$488,219	$488,218	$0.84
Less Vacancy	$0	$0	$0	$0	($584,708)	($1.00)
Effective Gross Income	$10,260,831	$10,802,675	$10,863,238	$11,280,438	$11,143,789	$19.08
Total Operating Expenses	$4,173,118	$5,193,512	$4,830,215	$4,835,381	$4,871,467	$8.34
Net Operating Income	$6,087,713	$5,609,163	$6,033,023	$6,445,057	$6,272,322	$10.74
TI/LC	$0	$0	$0	$0	$301,675	$0.52
Capital Expenditures	$0	$0	$0	$0	$198,547	$0.34
Net Cash Flow	$6,087,713	$5,609,163	$6,033,023	$6,445,057	$5,772,100	$9.88
Occupancy %(2)	97.2%	97.2%	99.9%	99.1%	95.0%
NOI DSCR	1.51x	1.39x	1.50x	1.60x	1.56x
NCF DSCR	1.51x	1.39x	1.50x	1.60x	1.44x
NOI Debt Yield	9.4%	8.6%	9.3%	9.9%	9.7%
NCF Debt Yield	9.4%	8.6%	9.3%	9.9%	8.9%
Average Annual Rent PSF(3)	$16.60	$17.15	$17.64	$18.42	$19.19

(1)	Underwritten base rent includes a rental rate increase for Penske that is scheduled to take effect on January 1, 2015.

(2)	Underwritten occupancy is 95%. Actual occupancy as of April 1, 2014 was 99.1%.

(3)	Average Annual Rent PSF is based on the Base Rent for the year divided by the total square footage.

Escrows and Reserves.  The Green Hills Corporate Center Borrower deposited $1,038,377 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Green Hills Corporate Center Borrower deposited $143,316 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance payments monthly. The Green Hills Corporate Center Borrower is required to make monthly deposits for replacement reserves in the amount of $16,546. The Green Hills Corporate Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Green Hills Corporate Center

Borrower is required to make monthly deposits equal to $72,998 to a reserve (the “Leasing Reserve”) for leasing costs. During a Cash Sweep Period (defined below), all excess cash flow will be deposited into the Leasing Reserve until the Green Hills Corporate Center Mortgage Loan is repaid in full.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Green Hills Corporate Center Mortgage Loan. The Green Hills Corporate Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated and controlled by the Green Hills Corporate Center Borrower. During the continuance of a Cash Management Period (defined below) and provided an event of default is not continuing, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Green Hills Corporate Center Mortgage Loan, (ii) to fund the required reserves deposits as described above under “Escrows and Reserves,” (iii) to disburse to the Green Hills Corporate Center Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by the lender together with other amounts incurred by the Green Hills Corporate Center Borrower in connection with the operation and maintenance of the Green Hills Corporate Center Property approved by the lender, (iv) prior to the ARD, to pay regularly scheduled monthly debt service on the Green Hills Corporate Center Mezzanine Loan (defined below), (v) prior to the ARD, to remit the remainder to an account to be held by the lender as additional security for the Green Hills Corporate Center Mortgage Loan and (vi) on or after the ARD, to reduce the outstanding principal balance of the Green Hills Corporate Center Mortgage Loan, with remaining amounts to be applied towards Accrued Interest. “Accrued Interest” refers to the interest due in excess of the initial mortgage rate which is not paid on a current basis but is instead deferred.

A “Cash Management Period” will commence upon (a) occurrence of an event of default, (b) the debt service coverage ratio falling below 1.25x for two consecutive calendar quarters, (c) occurrence of an event of default under the Green Hills Corporate Center Mezzanine Loan, (d) Penske going dark, vacating or becoming bankrupt or insolvent, or (e) May 1, 2016, and will end (v) if triggered pursuant to clause (a), upon lender’s acceptance of a cure of such event of default, (w) if triggered pursuant to clause (b), upon achievement of a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters, (x) if triggered pursuant to clause (c), upon the mezzanine lender’s written acknowledgment that such event of default has been cured (or upon repayment in full of the mezzanine loan), (y) if triggered pursuant to clause (d), upon the occurrence, prior to May 1, 2016, of a Tenant Replacement Event (defined below), or upon repayment or defeasance in full of the Green Hills Corporate Center Mortgage Loan, or (z) if triggered pursuant to clause (e), upon repayment in full of the Green Hills Corporate Center Mortgage Loan.

A “Cash Sweep Period” will commence (a) on May 1, 2016 or (b) upon Penske going dark, vacating, or becoming bankrupt or insolvent, and will end (y) if triggered pursuant to clause (a), upon repayment or defeasance in full of the Green Hills Corporate Center Mortgage Loan, or (z) if triggered pursuant to clause (b), upon the occurrence, prior to May 1, 2016, of a Tenant Replacement Event, or upon repayment or defeasance in full of the Green Hills Corporate Center Mortgage Loan.

A “Tenant Replacement Event” will occur upon achievement of a debt service coverage ratio of at least 1.40x for two consecutive calendar quarters following (a) Penske going dark, vacating, becoming bankrupt or insolvent, (b) commencement of an Underwritten Lease Trigger Period (defined below), or (c) Penske entering into an agreement with the Green Hills Corporate Center Borrower permitting Penske to terminate its lease prior to the then-scheduled expiration date in exchange for payment or consideration paid to the Green Hills Corporate Center Borrower. For purposes of determining whether a Tenant Replacement Event has occurred, the debt service coverage ratio will be calculated based on cash flow exclusive of (x) if Penske has gone dark, vacated, or become bankrupt or insolvent, the Penske lease, (y) if an Underwritten Lease Trigger Period is continuing, either the Penske lease or the Worley Parsons lease, as applicable, and/or (z) any income under any lease with a term, exclusive of any extension option not yet irrevocably exercised by the tenant thereunder, that does not extend for at least two years beyond the date of such determination.

An “Underwritten Lease Trigger Period” will commence upon (a) termination, (b) abandonment, (c) receipt of notice of tenant’s intent to terminate or abandon, (d) tenant’s becoming bankrupt or insolvent, or (e) any other event that constitutes an interruption or notice of imminent interruption in rental income under or in respect of either the Penske lease or the Worley Parsons lease, and will end upon the occurrence of a Tenant Replacement Event.

Property Management.  The Green Hills Corporate Center Property is managed by WM Mgmt LLC, an affiliate of the Green Hills Corporate Center Borrower, acting through Carrow Real Estate Services, LLC, a third party sub-manager.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Green Hills Corporate Center Mezzanine Loan” refers to a loan in the original principal amount of $7,000,000 made by ARC Realty Finance Operating Partnership, L.P. to Green Hills Mezz LP and Green Hills Mezz, LLC, secured by 100% of the direct or indirect equity interest in the Green Hills Corporate Center Borrower and put in place simultaneously with the origination of the Green Hills Corporate Center Mortgage Loan.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Green Hills Corporate Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Green Hills Corporate Center Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

Mortgage Loan No. 4 – Outlets of Mississippi

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

Mortgage Loan No. 4 – Outlets of Mississippi

Madison
Bruce Campbell Field
MADISON COUNTY
Renaissance at Colony Park
Holmes Community College - Ridgeland Campus
Natchez Trace Pkwy.
Ridgeland
Old Trace Park
Ross R. Barnett Reservoir
Lake Harbour Dr.
Spillway Rd.
Highland Colony Pkwy.
Natchez Trace Parkway
Livingston Rd.
County Line Rd.
Tougaloo College
North Park Mall
Ridgewood Court
Pear Orchard Village
Country Club of Jackson
Select Specialty Hospital
Colonial Country Club
Old Canton Rd.
AMTRAK
Watkins Dr.
Hanging Moss Rd.
Main St.
Forest Ave. Ext.
Lake Hico
Deville Plaza
Northside Dr.
Highland Village
Clinton
Medgar Evers Blvd.
Grove Park GC
Meadowbrook Rd.
Mayes St.
Ridgewood Rd.
Shady Oaks Country Club
Hawkins Field
University of MS Medical Center
Pearl River
Lakeland Dr.
Clinton Blvd.
Bullard St.
Woodrow Wilson Ave.
Memorial Stadium
Flowood Dr.
Jackson-Evers International Airport
South Dr.
JACKSON
Millsaps College
Belhaven College
Flowood
The Refuge
RANKIN COUNTY
Dixon Rd.
St. Charles St.
Capitol St.
Westland Plaza
Jackson State Univ.
JACKSON AMTRAK
State Capitol
Metrocenter Mall
John R. Lynch St.
State Coliseum and Fairgrounds
Outlets of Mississippi
200 Bass Pro Drive
Pearl, MS 39208
Downtown
Old Brandon Rd.
Battlefield Shopping Center
Pearl
Hinds Community College
Trustmark Park
Raymond Rd.
Niknar Country Club
McDowell Rd.
HINDS COUNTY
Woody Dr.
Cooper Rd.
Terry Rd.
Richland
McCluer Rd.
Parham Bridge Park
Henderson Rd.
Lakeshore Rd.
Forest Hill Rd.
Old Hwy 49
Brookwood Country Club
Byram
Siwell Rd.
Cleary Rd.
Pearl River
MEMPHIS
TENNESSEE
LITTLE ROCK
ARKANSAS
MISSISSIPPI
LOUISIANA
ALABAMA
BIRMINGHAM
JACKSON
BATON ROUGE
NEW ORLEANS
MOBILE
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

Mortgage Loan No. 4 – Outlets of Mississippi

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$62,000,000			Location:	Pearl, MS 39208
Cut-off Date Balance:	$62,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.9%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Spectrum Capital, LLC			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.550%			Size:	300,156 SF
Note Date:	5/8/2014			Cut-off Date Loan per Unit:	$206.56
First Payment Date:	7/1/2014			Maturity Date Loan per Unit:	$189.51
Maturity Date:	6/1/2024			Property Manager:	Spectrum Bloomfield, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$6,158,040
IO Period:	60 months			UW NOI Debt Yield:	9.9%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	10.8%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF DSCR:	1.56x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	N/A
Additional Debt Type(1):	Subordinate Unsecured			2nd Most Recent NOI(3):	N/A
Additional Debt Balance(1):	$9,850,000			3rd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No			Occupancy Rate:	95.4% (3/28/2014)
Reserves(2)				2nd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	N/A
RE Tax:	$395,415	$65,902	N/A	Appraised Value (as of):	$91,800,000 (3/27/2014)
Insurance:	$29,322	$13,074	N/A	Cut-off Date LTV Ratio:	67.5%
Recurring Replacements:	$0	$2,501	N/A	Maturity Date LTV Ratio:	62.0%
TI/LC:	$0	$18,760	$450,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,000,000	100.0%	Loan Payoff:	$50,041,289	80.7%
			Closing Costs:	$398,617	0.6%
			Reserves:	$424,736	0.7%
			Return of Equity:	$11,135,358	18.0%
Total Sources:	$62,000,000	100.0%	Total Uses:	$62,000,000	100.0%

(1)
The Outlets of Mississippi Borrower is also a borrower under the NMTC Loan (as defined below) in the original principal amount of $9,850,000 in favor of SCC Sub-CDE 2, LLC. The NMTC Loan is not secured by the Outlets of Mississippi Property and is fully subordinate to the Outlets of Mississippi Mortgage Loan via a subordination agreement. See “New Market Tax Credits” below for further details.

(2)	See “—Escrows and Reserves” section for full description.

(3)	No historical operating statements or occupancy history is available because construction of the Outlets of Mississippi Property was completed in late 2013.

The Mortgage Loan. The fourth largest mortgage loan (the “Outlets of Mississippi Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $62,000,000, secured by a first priority fee mortgage encumbering a 300,156 SF outlet center located in Pearl, Mississippi, a suburb of Jackson, Mississippi (the “Outlets of Mississippi Property”). The proceeds of the Outlets of Mississippi Mortgage Loan were primarily used to pay off the construction financing and return equity to the sponsors (which in turn resulted in the retirement of outstanding low income tax credit bonds).

The Borrower.  The borrower is Bloomfield Holdings, LLC, a single-purpose Mississippi limited liability company (the “Outlets of Mississippi Borrower”), with one independent director. The Outlets of Mississippi Borrower is partially owned and controlled by Spectrum Capital, LLC (“Spectrum”). Spectrum is the development arm of the Yates Companies, the construction company founded in 1964 by William G. Yates. Spectrum was formed in 2006 as a company focusing on real estate development and management services. Spectrum currently owns and/or manages approximately 1.6 million SF of commercial and residential properties located in the states of Mississippi, Alabama and Florida. Since its founding, Spectrum has also developed and sold over 2,800 residential units.

The Property. Situated on 37.2 acres, the Outlets of Mississippi Property is comprised of five one-story buildings laid out to resemble an open-air village showcasing a mix of 75 national and regional retailers that offer a range of designer and name-brand outlet stores. The Outlets of Mississippi Property is supported by 1,397 surface parking spaces (4.65 per 1,000 SF), a bus drop-off area, and 7,566 SF of restaurant and dining options including the Outlets of Mississippi Property food court.

Construction of the Outlets of Mississippi Property was completed in November 2013. As of March 28, 2014, occupancy at the Outlets of Mississippi Property was 95.4%. Major tenants include Saks Off Fifth (20,000 SF), Forever 21 (15,095 SF), Nike (12,000 SF), Coach (8,000 SF), Gap (8,000 SF) and Michael Kors (3,200 SF). Other tenants include Cole Haan, Adidas, Reebok, Samsonite, Easy Spirit, Jones New York and Nine West. Based on the trailing 3.5 months of operations, average sales PSF for the Outlets of Mississippi Property were over $416.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

The Outlets of Mississippi Property is supported by a larger planned development (that is not collateral for the Outlets of Mississippi Mortgage Loan) including Bass Pro Shops (130,000 SF), Trustmark Park (capacity of 8,480), Sam’s Club (135,000 SF) and Holiday Inn (120 rooms). The Bass Pro Shops building and Trustmark Park are owned by Spectrum. Bass Pro Shops is a large scale outdoor recreation store known for combining retail and entertainment. Their 33 retail stores nationwide attract more than 78 million people annually. Trustmark Park is home to the Mississippi Braves, the AA level affiliate of the Atlanta Braves major league baseball team. There are 70 home games scheduled from April to August of 2014. Together, the Bass Pro Shops location and Trustmark Park attract over 2 million visitors per year to the area.

Major Tenants.

Saks Fifth Avenue (d/b/a Saks Fifth Avenue Off Fifth) (20,000 SF, 7% of NRA, 3% of underwritten rent). Saks Fifth Avenue Off Fifth was originally conceived as a clearinghouse for Saks Fifth Avenue merchandise but has since reinvented itself as a national retailer with products from a diverse range of high-end designers (over 800 brands) as well as Saks Fifth Avenue’s private label brand. On November 4, 2013, Saks Incorporated was acquired by Hudson’s Bay Company, joining a portfolio of brands including Hudson’s Bay and Lord & Taylor. At the Outlets of Mississippi Property, Saks Fifth Avenue (doing business as Saks Fifth Avenue Off Fifth), which leases 20,000 SF, has an initial lease term of 10 years, expiring November 30, 2023. In addition, it has three options to extend for five years each. Saks Fifth Avenue pays a percentage rent of 3.5% of the first $6,000,000 of gross sales in a lease year plus 5% on the portion of all gross sales in a lease year in excess of $6,000,000.

Forever 21 (15,095 SF, 5% of NRA, 3% of underwritten rent). Forever 21, Inc. (“Forever 21”) is currently finishing its build-out of a 15,095 SF space with plans to open in August 2014. Forever 21, Inc. operates approximately 600 stores under the Forever 21, XXI Forever, Love 21, and Heritage 1981 banners throughout the Americas, Asia, the Middle East, and the United Kingdom, as well as an e-commerce site. The chain, which helped to pioneer fast fashion, offers apparel and accessories for women, men, teens, and kids. Forever 21 is listed as No. 122 on Forbes List of America’s Largest Private Companies and reported sales of $3.7 billion as of December 2013. Forever 21 has an initial lease term of 10 years, expiring January 31, 2025, and two options to renew for five years each. Forever 21 pays rents of $11.90 PSF on a triple net basis with annual increases of 2% in addition to percentage rent of 5% above a $4.5 million breakpoint during years one to ten. Various additional percentage rent thresholds have also been agreed to during the option terms and at secondary breakpoints.

Nike (12,000 SF, 4% of NRA, 2% of underwritten rent). NIKE, Inc. (“Nike”), is engaged in the design, development and worldwide marketing and selling of footwear, apparel, equipment, accessories, and services. Nike, which leases 12,000 SF at the Outlets of Mississippi Property, has an initial lease term that expires January 31, 2019 and three options to renew for five years each. Nike pays rent of $12.00 PSF on a triple net basis.

Coach (8,000 SF, 3% of NRA, 3% of underwritten rent). Founded in 1941, Coach, Inc. (“Coach”) is a marketer of accessories and gifts for men and women. Coach designs and manufactures a range of leather goods, lifestyle accessories, handbags, footwear and jewelry. Coach operates in two segments: North America and International. Coach had sales of $5 billion and has 17,200 employees as of the fiscal year ending June 29, 2013. Coach, which leases 8,000 SF at the Outlets of Mississippi Property, has an initial lease term of approximately ten years that expires January 31, 2024. Coach pays a percentage rent of 3% of gross sales in each lease year.

Gap (8,000 SF, 3% of NRA, 2% of underwritten rent). Founded in 1969, The Gap, Inc. (“Gap”) is an apparel retail company. Gap provides apparel, accessories, and personal care products for men, women, children and babies. Gap offers its products under the Gap, Old Navy, Banana Republic, Piperlime and Athleta brands. Gap had sales of $15.6 billion and has 136,000 employees as of the fiscal year ending February 2, 2013. Gap, which leases 8,000 SF at the Outlets of Mississippi Property, has an initial lease term of approximately five years that expires January 31, 2019 and two options to extend for five years each. Gap pays a base rent of $15 PSF as well as percentage rent of 2% of gross sales in each lease year in excess of $6 million.

Michael Kors (3,200 SF, 1% of NRA, 7% of underwritten rent). Michael Kors Holdings Limited (“Michael Kors”) is a supplier of lifestyle products. Michael Kors designs, produces and sells sportswear, accessories, footwear and fashion apparel. Michael Kors had sales of $2 billion and has 6,379 employees as of the fiscal year ending March 30, 2013. Michael Kors, which leases 3,200 SF at the Outlets of Mississippi Property, has an initial lease term of ten years that expires November 30, 2023 and one option to extend for five years. Michael Kors pays only percentage rent equal to 6.5% of gross sales in each lease year for the first three years of the lease. Commencing in the fourth year of the lease term and for the remainder of the lease, Michael Kors will pay a base rent equal to 80% of the percentage rent paid in the third lease year as well as percentage rent equal to 4% of the gross sales above a breakpoint calculated by multiplying the base rent by twenty.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

The following table presents a summary regarding tenants at the Outlets of Mississippi Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)(4)(5)	% of Total Annual UW Rent(3)(4)(5)	Annual UW Rent PSF(3)(4)(5)	Lease Expiration(6)
Major Tenants
Saks Fifth Avenue (d/b/a Saks Fifth Avenue Off Fifth)	NR/B1/B+	20,000	7%	$180,058	3%	$9.00	11/30/2023
Forever 21	NR/NR/NR	15,095	5%	$179,631	3%	$11.90	1/31/2025
Nike	NR/A1/AA-	12,000	4%	$144,000	2%	$12.00	1/31/2019
Coach	NR/NR/NR	8,000	3%	$203,763	3%	$25.47	1/31/2024
Gap	BBB-/Baa3/BBB-	8,000	3%	$120,000	2%	$15.00	1/31/2019
Michael Kors	NR/NR/NR	3,200	1%	$495,056	8%	$154.71	11/30/2023
Other Tenants	NR/NR/NR	221,347	74%	$5,266,310	80%	$23.79
Vacant	NR/NR/NR	12,514	4%	$0	0%	$0.00

Total/Wtd. Avg.		300,156	100%	$6,588,817	100%	$21.95

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)
Saks Fifth Avenue (7% of NRA), Michael Kors (1% of NRA) and Coach (3% of NRA) pay only percentage rent. Annual UW Rent for these tenants is based on the contractual percentage rent and annualized store sales from November 14, 2013 – February 28, 2014.

(4)
Cole Haan (1% of NRA), Adidas (2% of NRA) and Reebok (2% of NRA) pay minimum base rent in addition to percentage rent on sales above a breakpoint. Samsonite (1% of NRA) is scheduled to pay minimum base rent in addition to percentage rent on sales above a breakpoint commencing after the first year of its lease. Annual UW Rent for these tenants is based on the minimum base rent in addition to annualized store sales from November 14, 2013 – February 28, 2014.

(5)
Easy Spirit (1% of NRA), Jones New York (1% of NRA) and Nine West (1% of NRA) pay percentage rent with a minimum rent of $28 PSF. Annual UW Rent for these tenants is based on the minimum rent. Annual UW Rent for the remaining tenants consists of only base rent.

(6)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease.

The following table presents certain information relating to the lease rollover at the Outlets of Mississippi Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. UW Rent PSF Rolling(3)(4)(5)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)(4)(5)	Approx. % of Total Rent Rolling(3)(4)(5)	Approx. Cumulative % of Total Rent Rolling(3)(4)(5)
2014	1	1,199	$32.02	0%	0%	$38,392	1%	1%
2015	0	0	$0.00	0%	0%	$0	0%	1%
2016	0	0	$0.00	0%	0%	$0	0%	1%
2017	0	0	$0.00	0%	0%	$0	0%	1%
2018	19	52,411	$23.57	17%	18%	$1,235,152	19%	19%
2019	11	62,985	$20.79	21%	39%	$1,309,571	20%	39%
2020	1	4,018	$20.08	1%	40%	$80,681	1%	40%
2021	0	0	$0.00	0%	40%	$0	0%	40%
2022	0	0	$0.00	0%	40%	$0	0%	40%
2023	18	63,151	$27.63	21%	61%	$1,744,711	26%	67%
2024 & Beyond	25	103,878	$20.99	35%	96%	$2,180,310	33%	100%
Vacant		12,514	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	75	300,156	$21.95	100%		$6,588,817	100%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)
Saks Fifth Avenue (7% of NRA), Michael Kors (1% of NRA) and Coach (3% of NRA) pay only percentage rent. Annual UW Rent for these tenants is based on the contractual percentage rent and annualized store sales from November 14, 2013 – February 28, 2014.

(4)
Cole Haan (1% of NRA), Adidas (2% of NRA) and Reebok (2% of NRA) pay minimum base rent in addition to percentage rent on sales above a breakpoint. Samsonite (1% of NRA) is scheduled to pay minimum base rent in addition to percentage rent on sales above a breakpoint commencing after the first year of its lease. Annual UW Rent for these tenants is based on the minimum base rent in addition to annualized store sales from November 14, 2013 – February 28, 2014.

(5)
Easy Spirit (1% of NRA), Jones New York (1% of NRA) and Nine West (1% of NRA) pay percentage rent with a minimum rent of $28 PSF. Annual UW Rent for these tenants is based on the minimum rent. Annual UW Rent for the remaining tenants consists of only base rent.

The Market. The Outlets of Mississippi Property is located in the city of Pearl, Mississippi, along Interstate 20, approximately three miles southeast of the Jackson, Mississippi central business district. Jackson, Mississippi is the capital of Mississippi and the largest city within the state. Over four million tourists visit Jackson, Mississippi every year.

According to an industry report, the Outlets of Mississippi Property is located in the Brandon/Flowood/Pearl retail submarket of Jackson, Mississippi. There is approximately 8.4 million SF of retail space throughout the Brandon/Flowood/Pearl retail submarket, with approximately 115,000 SF under

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

construction. Occupancy in the Brandon/Flowood/Pearl retail submarket as of the fourth quarter of 2013 was 96.1% and the average quoted rental rate was $13.03 PSF on a net basis. According to the appraiser, the Outlets of Mississippi Property is considered a Class A retail outlet that is a tourist and shopping destination for the immediate population and the region, and has a trade area that reaches up to a 100 mile radius. According to an industry report, the area covers a population of over 1.6 million residents with an expected growth rate of 0.37% per annum until 2019. The industry report projects 2014 average household income and median household income to be $53,600 and $37,000, respectively. The nearest outlet center to the Outlets of Mississippi Property is approximately 44 miles away in Vicksburg, Mississippi and is of a smaller format with 20 tenants.

The following table presents seven competitive buildings to the Outlets of Mississippi Property and recent leasing data:

Competitive Property Summary
Property	Property Type / Major Tenants	Proximity to Subject	Year Built	Total GLA (SF)	Occupancy	Recent / Quoted Lease Term	Recent / Quoted Lease Type	Recent / Quoted Rent PSF
Outlets of Mississippi Property 200 Bass Pro Drive Pearl, MS	Outlet Center / Saks Fifth Avenue Off Fifth, Forever 21, Nike, Coach, Gap, Michael Kors		2013	300,156	95%	5-10 years(1)	NNN	Anchor: $11.90-$15.00(1) In-line: $13.96-$46.78(1)
Lakeland Commons 302-330 Ridgeway Street Flowood, MS	Power Center / Kohl’s, Lowe’s, Ross Dress for Less, Hobby Lobby, Babies R Us	7 miles	2005	450,000	98%	Quoted	NNN	In-line: $18.00-$19.50
Dogwood Promenade 100 Promenade Boulevard Flowood, MS	Power Center / SteinMart, PetSmart, Best Buy, Kroger	7 miles	2004	445,154	100%	Quoted	NNN	In-line: $18.00-$23.00
Market Street at Flowood 4691 Lakeland Drive Flowood, MS	Lifestyle Center / Dick’s Sporting Goods, Bed Bath & Beyond, Michaels, DSW	6 miles	2008	275,723	98%	Anchor: 10-15 years In-line: 5-10 years	NNN	Anchor: $8.25-$18:00 In-line: $25.00-$30.00
Northpark Mall 1200 E. County Line Road Ridgeland, MS	Regional Mall / Belk, JCPenney, Dillard’s	9 miles	1984	960,338	96%	Quoted	NNN	Anchor: $28.00 In-line: $38.00
Renaissance at Colony Park 910 Highland Colony Parkway Ridgeland, MS	Lifestyle Center / Wild Oats, Barnes & Noble, Ethan Allan	11 miles	2008	400,025	96%	Quoted	NNN	In-line: $32.00
Outlet Mall of Georgia (Proposed) I-95 and Pooler Parkway Pooler, GA	Outlet Center / Not Available	521 miles	2015	410,358	0%	Quoted	NNN or Fixed CAM	Anchor: $15.00 In-line: $23.00-$35.00
The Outlet Shoppes At Atlanta 915 Ridgewalk Parkway Woodstock, GA	Outlet Center / Saks Fifth Avenue Off Fifth, Michael Kors, Nike, Coach	350 miles	2013	371,098	97%	Quoted	NNN	Anchor: $10.00-$15.00 In-line: $20.00-$30.00

Source: Appraisal

(1)	Excludes tenants that are paying only percentage rent. Excludes the Old South Coffee House (0.4% of NRA), which is on a one-year lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Outlets of Mississippi Property:

Cash Flow Analysis
	2009(1)	2010(1)	2011(1)	2012(1)	2013(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	N/A	N/A	$5,852,131	$19.50
Percentage Rent(3)	N/A	N/A	N/A	N/A	N/A	$1,073,785	$3.58
Recoveries(4)	N/A	N/A	N/A	N/A	N/A	$2,490,651	$8.30
Less Vacancy(5)	N/A	N/A	N/A	N/A	N/A	($470,828)	($1.57)
Other Income(6)	N/A	N/A	N/A	N/A	N/A	$425,100	$1.42
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$9,370,839	$31.22
Total Operating Expenses	N/A	N/A	N/A	N/A	N/A	$3,212,799	$10.70
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$6,158,040	$20.52
TI/LC	N/A	N/A	N/A	N/A	N/A	$225,117	$0.75
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$30,016	$0.10
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$5,902,907	$19.67
Occupancy %(7)	N/A	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	1.62x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	1.56x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	9.9%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	9.5%
Average Annual Rent PSF(8)	N/A	N/A	N/A	N/A	N/A	$23.07

(1)	The Outlets of Mississippi Property was constructed in 2013. Historical financials and occupancy rates are not available.

(2)	Easy Spirit (1% of NRA), Jones New York (1% of NRA) and Nine West (1% of NRA) pay percentage rent with a minimum rent of $28 PSF which is included in Underwritten Base Rent.

(3)
Saks Fifth Avenue (7% of NRA), Michael Kors (1% of NRA) and Coach (3% of NRA) pay only percentage rent. Cole Haan (1% of NRA), Adidas (2% of NRA) and Reebok (2% of NRA) pay minimum base rent in addition to percentage rent on sales above a breakpoint. Samsonite (1% of NRA) is scheduled to pay percentage rent on sales above a breakpoint (in addition to a minimum base rent) commencing after the first year of its lease. Underwritten Percentage Rent for these tenants is based on the contractual percentage rent and annualized store sales from November 14, 2013 – February 28, 2014.

(4)	Underwritten recoveries include all expense reimbursements including utilities, maintenance, payroll, real estate taxes, property insurance and management fee.

(5)	Vacancy is underwritten at 5%, which is higher than the in-place vacancy of 4.6% and the appraiser’s concluded submarket vacancy of 3.9%.

(6)	Other income is based on the appraiser’s conclusions and includes income from kiosk revenue ($114,000), sponsorship ($130,000), auto promotions ($75,000) and other income ($106,100).

(7)	Occupancy % is the underwritten economic occupancy. Actual occupancy as of March 28, 2014 was 95.4%.

(8)	Average Annual Rent PSF equates to the sum of Base Rent and Percentage Rent divided by the total SF.

Escrows and Reserves.  The Outlets of Mississippi Borrower deposited $395,415 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Outlets of Mississippi Borrower deposited $29,322 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance payments monthly. The Outlets of Mississippi Borrower is required to make monthly deposits for replacement reserves in the amount of $2,501. The Outlets of Mississippi Borrower is required to make monthly deposits equal to $18,760 to a reserve (the “Leasing Reserve”) for leasing costs. The Leasing Reserve is capped at $450,000.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Outlets of Mississippi Mortgage Loan. The Outlets of Mississippi Mortgage Loan has springing cash management. Funds in the lockbox account are swept daily to an account designated by the Outlets of Mississippi Borrower. During the continuance of a Cash Management Period and provided an event of default is not continuing, funds in the lockbox account are applied on each monthly payment date (i) to pay debt service on the Outlets of Mississippi Mortgage Loan, (ii) to fund the required reserves deposits as described above under “Escrows and Reserves” or (iii) to disburse to the Outlets of Mississippi Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the Outlets of Mississippi Borrower in connection with the operation and maintenance of the Outlets of Mississippi Property approved by the lender. A “Cash Management Period” will commence upon (a) occurrence of an event of default or (b) the debt service coverage ratio falling below 1.10x for two consecutive calendar quarters and will end (y) if triggered pursuant to clause (a), upon the lender’s acceptance of a cure of such event of default, or (z) if triggered pursuant to clause (b), upon achievement of a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters.

New Market Tax Credits.  The New Market Tax Credits (“NMTC”) program, codified in Section 45D of the Internal Revenue Code of 1986, was enacted by Congress in 2000 to incentivize business investment in qualified economic areas. In connection with development of the Outlets of Mississippi Property, the Outlets of Mississippi Borrower on August 29, 2013 obtained two loans (collectively, the “NMTC Loan”) from SCC Sub-CDE 2, LLC in the aggregate principal amount of $9,850,000 and bearing an interest rate of 1%. The NMTC Loan is unsecured. An indemnity for a recapture of the NMTC tax credits and an environmental indemnity were executed by Spectrum in favor of the NMTC Loan lender in conjunction with the NMTC Loan.

As part of the Outlets of Mississippi Mortgage Loan, the various parties to the NMTC Loan entered into a subordination agreement for the benefit of the Outlets of Mississippi Mortgage Loan lender and its successor and assigns. Pursuant to the subordination agreement, all payments due under the NMTC Loan are subordinate in all respects to the lien priority and repayment obligations under the Outlets of Mississippi Mortgage Loan. The subordination agreement also includes a standstill in favor of the Outlets of Mississippi Mortgage Loan lender from the NMTC Loan lender such that no monetary obligations under the NMTC Loan can be enforced against the Outlets of Mississippi Borrower so long as the Outlets of Mississippi Mortgage Loan remains outstanding. The subordination agreement also requires that the NMTC Loan lender seek monetary recourse under the NMTC Loan for obligations under the tax indemnity and environmental indemnity solely from Spectrum and that the Outlets of Mississippi Borrower is not liable for such obligations.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Outlets of Mississippi

If the NMTC Loan remains outstanding after August 29, 2020, then the Outlets of Mississippi Borrower will be required to establish a reserve in the amount of all regularly scheduled payments of principal and interest to become due on the NMTC Loan from such date through and including the Outlets of Mississippi Mortgage Loan maturity date. Such reserve will be held either by (a) the Outlets of Mississippi Mortgage Loan lender, or (b) at the Outlets of Mississippi Mortgage Loan lender’s election, with the issuer of the title insurance policy or another third-party escrow agent or trust company selected by the Outlets of Mississippi Borrower and acceptable to the Outlets of Mississippi Mortgage Loan lender. The holder of such reserve shall make a quarterly disbursement therefrom in the amount of the quarterly debt service payment on the NMTC Loan and remit such payments to the holder of the NMTC Loan. Such reserve shall not constitute additional security from the Outlets of Mississippi Mortgage Loan.

Property Management.  The Outlets of Mississippi Property is managed by Spectrum Bloomfield, LLC, an affiliate of the Outlets of Mississippi Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  The Outlets of Mississippi Borrower may obtain a release of a non-income producing release parcel (to which no value was assigned in the origination of the Outlets of Mississippi Mortgage Loan) identified in the Outlets of Mississippi Mortgage Loan documents provided that: (i) no event of default is continuing, the release parcel has been legally subdivided and is on a separate tax lot from the Outlets of Mississippi Property; (ii) after giving effect to the release, the debt service coverage ratio for the remaining property should be at least 1.30x; and (iii) certain conditions regarding REMIC compliance are satisfied.

Terrorism Insurance.  Generally, the Outlets of Mississippi Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Outlets of Mississippi Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

Fairmount/ Art Museum
Eastern State Penitentiary Natl. Historic Landmark
Francisville Playground
Fairmount Ave.
Ridge Ave.
BROAD STREET LINE
FAIRMOUNT
Poplar
Spring Garden
N. 21st St.
N. 20th St.
N.19th St.
N. 18th St.
N. 17th St.
N. 16th St.
N. 15th St.
N. Broad St.
N. 13th St.
N. 12th St.
N. 11th St.
N. 10th St.
Spring Garden St.
Hamilton St.
Community College of Philadelphia
SPRING GARDEN
Matthias Baldwin Park
PHILADELPHIA
Callowhill St.
Free Library of Philadelphia
Vine St.
Franklin Institute
Logan Square
Sheraton Philadelphia Downtown
Hahnemann University Hospital
RACE-VINE
Vine Street Expwy
Callowhill St.
Academy of Natural Sciences
1 & 2 Logan Square
Race St.
Chinatown
Franklin Square
Center City
Penn Academy of Fine Arts
Pennsylvania Convention Center
CHINATOWN
8TH
Comcast Center
Suburban
Municipal Services Building
Arch St.
Ben Franklin Bridge
Race St.
Sonesta Hotel Phila
Courtyard Phila. Downtown
Reading Terminal Market
N. 9th St.
N. 8th St.
N. 7th St.
N. 6th St.
N. 5th St.
US Mint
Market St.
2 Penn Center
JFK Blvd.
SEPTA
Market East
Arch St.
Camden, New Jersey
Philadelphia Stock Exchange
City Hall
One & Two Liberty Place
Centre Square
15TH
CITY HALL
13TH
Aramark Tower
The Gallery at Market East
INDEPENDENCE NATL. HISTORIC PARK
Chestnut St.
PNC Bank Building
Westin Philadelphia
Lowes Philadelphia
11TH
8TH
MARKET-FRANKFORD LINE
5TH
2ND
Marriott Philadelphia Downtown
1201 Market Street
Philadelphia, PA 19107
T. Jefferson University Hospital
PATCO
Liberty Bell Ctr.
Chestnut St.
WALNUT-LOCUST
Locust St.
Independence Hall
Spruce St.
15TH/16TH
Academy of Music
Thomas Jefferson University
Wills Eye Institute
Walnut St.
I-95 Park
DoubleTree by Hilton Philadelphia Downtown
12TH/13TH
9TH/10TH
Washington Square
Independence Seaport Museum
Rittenhouse
Kimmel Ctr. for the Performing Arts
University of the Arts
Athenaeum of Philadelphia
Sheraton Society Hill
Pennsylvania Hospital
Lombard St.
S. Broad St.
Spruce St.
Korean War Memorial Park
South St.
LOMBARD-SOUTH
Society Hill
S. 12th St.
S. 11th St.
S. 10th St.
S. 9th St.
S. 8th St.
S. 7th St.
S. 6th St.
S. 5th St.
Thaddeus Kosciuszko Natl. Memorial
S. 18th St.
S. 17th St.
S. 16th St.
S. 15th St.
S. 13th St.
Lombard St.
Front St.
South St.
Headhouse Market
Christian St.
Palumbo Playground
South Street
Bainbridge St.
Delaware River
S. Columbus
Queen Village
Washington Ave.
South Philadelphia
S. 5th St.
Passyunk Ave.
Christian St.
Federal St.
ELLSWORTH-FEDERAL
Philadelphia Intl. Airport 10 miles
Lansdale
PENNSYLVANIA
Horsham
Ambler
Levittown
Willow Grove
Audubon
Norristown
Somerton
Bristol
King of Prussia
Plymouth Meeting
Melrose Park
Burlington
Conshohocken
Wayne
Chestnut Hill
Tacony
Paoli
Radnor
Germantown
Ardmore
Overbrook
Kensington
PHILADELPHIA
Pennsauken
Broomall
Moorestown
Center City
CAMDEN
Yeadon
Springfield
Cherry Hill
Chester Heights
Darby
Gloucester City
Chester
Philadelphia Intl. Airport
Woodbury
Bellmawr
Clementon
DE
NEW JERSEY
Deptford
Delaware River

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

Mortgage Loan No. 5 – Marriott Philadelphia Downtown

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Philadelphia, PA 19107
Cut-off Date Balance(1):	$59,722,188			General Property Type:	Hospitality
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Full Service
Loan Purpose(2):	Acquisition			Title Vesting(4):	Fee
Sponsor:	Oaktree Capital Management LLC; Clearview Hotel Capital, LLC; Host Hotels & Resorts L.P.			Year Built/Renovated(5):	1995 (Tower Building); 1893 (Headhouse)/1999 (Headhouse); 2011-2012

Mortgage Rate:	5.240%			Size:	1,408 Rooms
Note Date:	1/10/2014			Cut-off Date Balance per Unit(1):	$162,596
First Payment Date:	3/1/2014			Maturity Date Balance per Unit(1):	$135,596
Maturity Date:	2/1/2024			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$29,667,012
IO Period:	0 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	15.5%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF DSCR(1):	1.62x
Lockbox/Cash Mgmt Status:	Soft/In Place			Most Recent NOI:	$31,542,721 (3/31/2014 TTM)
Additional Debt Type:	Pari Passu			2nd Most Recent NOI:	$26,011,339 (12/31/2012)
Additional Debt Balance:	$170,000,000			3rd Most Recent NOI:	$17,030,669 (12/31/2011)
Future Debt Permitted (Type):	Yes (Mezzanine)			Occupancy Rate:	77.3% (3/31/2014 TTM)
Reserves(3)				2nd Most Recent Occupancy:	73.9% (12/31/2012 TTM)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	61.9% (12/31/2011 TTM)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$307,000,000 (12/2/2013)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	74.6%
FF&E:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	62.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$230,000,000	75.0%	Purchase Price(7):	$300,500,000	97.9%
Sponsor Equity(6):	$76,811,336	25.0%	Closing Costs:	$6,311,336	2.1%
Total Sources:	$306,811,336	100.0%	Total Uses:	$306,811,336	100.0%

(1)
The Marriott Philadelphia Downtown Mortgage Loan is part of the Marriott Philadelphia Downtown Non-Serviced Loan Combination evidenced by four pari passu notes with an aggregate original principal balance of $230,000,000 and Cut-off Date balance of $228,935,053. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the entire $228,935,053 Marriott Philadelphia Downtown Non-Serviced Loan Combination.

(2)	The seller of the Marriott Philadelphia Downtown Property, an affiliate of Host Hotels & Resorts, LP, retained an approximately 11% ownership position in the Marriott Philadelphia Downtown Borrower.

(3)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The FF&E escrow is collected, held and disbursed by the property manager, Marriott Hotel Services, Inc. and not by the servicer. Collections are currently based on 5% of gross revenues. The January 2014 collected amount was $440,954. As of January 31, 2014, approximately $13,784,685 was held in the FF&E account. $2,500,000 of the FF&E balance is allocated specifically to certain water damage repairs and related preventative measures at the Marriott Philadelphia Downtown Property.

(4)
The Marriott Philadelphia Downtown Property is substantially owned in fee by the Marriott Philadelphia Downtown Borrower; however, a sky-bridge connecting the two buildings that make up the Marriott Philadelphia Downtown Property, and a parcel of land which allows for an overhang and partial driveway, are subject to certain sub-ground leases with a City of Philadelphia redevelopment agency.

(5)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

(6)	Sponsor Equity includes an approximately $8,449,247 seller retained interest contribution.

(7)	The stated purchase price does not reflect an approximately $14.0 million accumulated FF&E account balance as of January 1, 2014, on deposit with the property management company.

The Marriott Philadelphia Downtown Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Marriott Philadelphia Downtown Mortgage Loan”) is part of a pari passu non-serviced loan combination (the “Marriott Philadelphia Downtown Non-Serviced Loan Combination”) evidenced by multiple pari passu notes in the aggregate original principal amount of $230,000,000, all of which are secured by the same first priority fee mortgage encumbering a full service hotel known as Marriott Philadelphia Downtown Center in Philadelphia, Pennsylvania (the “Marriott Philadelphia Downtown Property”). The Marriott Philadelphia Downtown Mortgage Loan is evidenced by one pari passu note (Note A-4) with an outstanding principal balance as of the Cut-off Date of $59,722,188. The pari passu notes not included in the issuing entity (Notes A-1, A-2 and A-3) collectively evidence a related companion loan (the “Marriott Philadelphia Downtown Non-Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $169,212,866. The Marriott Philadelphia Downtown Non-Serviced Companion Loan has similar features and terms as the Marriott Philadelphia Downtown Mortgage Loan. A portion of the Marriott Philadelphia Downtown Non-Serviced Companion Loan, with a Cut-off Date balance of $69,675,886, was contributed to the MSBAM 2014-C15 transaction and the remaining portion thereof is expected to be contributed to one or more future securitization trusts. See “—Secured Indebtedness” below for further details. The proceeds of the Marriott Philadelphia Downtown Non-Serviced Loan Combination were used to finance the acquisition of the Marriott Philadelphia Downtown Property for a purchase price of approximately $300,500,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

The Borrower and the Sponsor. The two co-borrowers are Philadelphia Market Street HMC Hotel Limited Partnership and Philadelphia Market Street Marriott Hotel II Limited Partnership (collectively, the “Marriott Philadelphia Downtown Borrower”), and CCMH Philadelphia Mkt. LLC, as the operating lessee (the “Marriott Philadelphia Downtown Operating Lessee”), executed a joinder to the loan agreement and certain other loan documents. The entities comprising the Marriott Philadelphia Downtown Borrower are two single-purpose Delaware limited partnerships, each with a general partner with two independent directors. The Marriott Philadelphia Downtown Borrower and the Marriott Philadelphia Downtown Operating Lessee are indirectly owned and controlled by affiliates of Oaktree Capital Management, L.P. (“Oaktree”) (82%) and affiliates of Clearview Hotel Capital, LLC (“Clearview”) (7%) and directly owned by affiliates of Host Hotels & Resorts LP (“Host”) (11%). The Host ownership interest is retained from the immediately preceding ownership structure. Oaktree Real Estate Opportunities Fund VI, L.P. and Clearview Hotel Capital, LLC are the nonrecourse carve-out guarantors.

Oaktree is a Los Angeles-based asset management company with managed assets totaling approximately $83.6 billion. Oaktree is an affiliate of Oaktree Capital Group LLC (NYSE: OAK). Oaktree’s real estate group was founded in 1995 and makes direct property investments, corporate investments, CMBS and related securities investments, residential land investments and other investments including commercial loan pools. Current real-estate related assets under management are valued at approximately $5.9 billion. Clearview is a privately-held Newport Beach-based hotel investment and advisory company founded in 2007 by Jon Kline. The company has acquired over $700 million of hotels containing nearly 5,500 rooms. Host (NYSE: HST) is the largest lodging REIT and one of the largest owners of luxury and upper-scale hotels. The company currently owns 99 properties in the United States and 15 properties internationally totaling approximately 60,000 rooms.

The Mortgaged Property.  The Marriott Philadelphia Downtown Property consists of a 23-story hotel tower with 21,839 SF of ground floor retail space (the “Main Tower”) and a seven floor condominium unit (floors 3-9) in an adjoining (via an over street sky-bridge) mixed use building (the “Headhouse”). The Marriott Philadelphia Downtown Property is a full service, 1,408-room convention headquarters hotel located in downtown Philadelphia, Pennsylvania, adjacent and with direct access to the Pennsylvania Convention Center. It is the only hotel integrated with the convention center. The Main Tower was constructed in 1995 and contains 1,198 guest rooms, including 57 suites. Floors 21 to 23 of the Main Tower consist of the upgraded Concierge Level with 154 rooms and the hotel’s concierge lounge. The Headhouse, a Philadelphia landmark building, was constructed in 1893 as a railroad terminal building and contains 210 guestrooms, including 18 suites.

The Headhouse portion of the Marriott Philadelphia Downtown Property was converted to hospitality use and connected to the Main Tower in 1999. Floors 1 and 2 of the Headhouse, which are not collateral for the Marriott Philadelphia Downtown Mortgage Loan, are primarily retail use but include public access space to the convention center. The Headhouse is subject to the 12th and Market Headhouse Condominium regime of 1998, which created three condominium units, including the subject hotel component (Unit 1), the retail component (Unit 2) and the public access space component (Unit 3). Unit 1 is entitled to 820 of the provided 1,000 condominium regime votes thereby giving control of the condominium board of directors to the Marriott Philadelphia Downtown Borrower. The Main Tower and Headhouse portions of the Marriott Philadelphia Downtown Property are connected via a sky-bridge pursuant to a sublease from the City of Philadelphia, through a redevelopment authority, until 2089. The sublease is subject to a reciprocal easement agreement with the Convention Center Authority and all rent for the term was prepaid.

In addition to its guestrooms and retail space, the Marriott Philadelphia Downtown Property contains approximately 92,000 SF of meeting space in 72 meeting rooms, including a 34,300 SF grand ballroom. Additional amenities include a full-service restaurant (“13”), a lounge (“Circ”), a Starbucks shop, two exercise rooms, a business center, an indoor swimming pool, a gift shop, and a 230-space parking garage. In 2010-2011, approximately $40 million was spent on guestroom renovations, approximately $16 million was spent on public space renovations and approximately $3.5 million was spent on back of house upgrades.

The adjacent Pennsylvania Convention Center (“PCC”) contains approximately one million SF, including 528,000 SF of contiguous exhibit hall space, 79 meeting rooms, and a 55,400 SF ballroom. The center was expanded in 2011 at a cost of $786 million and is now the 14th largest such facility in the United States with the ability to host two meetings or conventions simultaneously and host mega tradeshows.

Demand at the Marriott Philadelphia Downtown Property is approximately 65% meeting and group driven, 25% commercial driven and 10% leisure driven.

The Marriott Philadelphia Downtown Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott Philadelphia Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.2%	$152.44	$110.01	61.9%(1)	$167.04	$103.42	85.8%	109.6%	94.0%
2012	71.3%	$159.27	$113.56	73.6%	$168.09	$123.64	103.2%	105.5%	108.9%
2013	72.5%	$157.21	$113.94	75.3%	$172.93	$130.27	103.9%	110.0%	114.3%

Source: Industry Report
(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

The Market.  The Marriott Philadelphia Downtown Property is located in downtown Philadelphia, Philadelphia County, Pennsylvania. As described in “—The Mortgaged Property” section, above, the Marriott Philadelphia Downtown Property is located adjacent to the approximately one million SF Pennsylvania Convention Center. In addition to the Pennsylvania Convention Center, major market demand drivers include the University of Pennsylvania, local healthcare providers and health insurance companies. Major tourist attractions in the general market include Independence Park, the Philadelphia Museum of Art and the Philadelphia professional sports teams. The Philadelphia Center City office submarket, in which the Marriott Philadelphia Downtown Property is located, contains approximately 38.8 million SF of office space with an overall vacancy rate of 8.7% as of September 30, 2013. The Marriott Philadelphia Downtown Property is located approximately 19 miles north of the Philadelphia International Airport.

Noted new hotels in the market include a Courtyard by Marriott opened in 2014 near the Philadelphia Navy Yard and the recent opening of a Home2 Suites by Hilton next to the Marriott Philadelphia Downtown Property, neither of which is considered by the appraiser as a competitive property. A 700 room W hotel and Element by Westin hotel combination is currently planned for a location at 1441 Chestnut Street, approximately three blocks from the Marriott Philadelphia Downtown Property. Completion is scheduled for January 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

Primary and secondary competitive properties to the Marriott Philadelphia Downtown Property are shown in the table below:

Competitive Hotels
Property	Rooms	Commercial	Meeting and Group	Leisure	Total Competitive Level	Weighted Annual Room Count	2013 Occupancy	2013 Average Rate	2013 RevPAR
Primary Competitors
Marriott Philadelphia Downtown (subject)	1,408	25%	65%	10%	100%	1,408	75%	$172.00	$129.00
Loews Philadelphia	581	35%	45%	20%	100%	581	74%	$169.00	$125.06
Courtyard by Marriott Philadelphia Downtown	498	35%	45%	20%	100%	498	79%	$165.00	$130.35
Primary Totals/Averages	2,487	29%	56%	14%	100%	2,487	75.6%	$169.85	$128.35
Secondary Competitors
Sheraton Philadelphia City Center	757	45%	25%	30%	50%	379	65%	$135.00	$87.75
DoubleTree by Hilton Philadelphia Downtown	433	45%	25%	30%	50%	217	81%	$165.00	$133.65
Westin Philadelphia	294	45%	25%	30%	50%	147	82%	$210.00	$172.20
Sonesta Hotel Philadelphia	445	35%	25%	40%	50%	223	63%	$120.00	$75.60
Sheraton Society Hill	364	35%	25%	40%	50%	182	66%	$166.00	$109.56
Secondary Totals/Averages	2,293	42%	25%	33%	50%	1,147	70.0%	$154.85	$108.35
Grand Totals/Averages	4,780	33%	47%	20%	76%	3,634	73.8%	$165.36	$122.04

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Philadelphia Downtown Property:

Cash Flow Analysis
	2009	2010	2011(1)	2012	2013	3/31/2014 TTM	UW	UW per Room
Occupancy	67.7%	69.8%	61.9%	73.9%	75.6%	77.3%	75.0%
ADR	$160.48	$154.08	$167.59	$167.62	$172.48	$171.58	$171.58
RevPAR	$108.67	$107.56	$103.67	$123.89	$130.47	$132.62	$128.69

Rooms Revenue	$55,697,235	$55,127,560	$53,133,277	$63,493,266	$67,050,158	$68,158,029	$66,135,395	$46,971
Food & Beverage	$23,409,325	$22,278,302	$21,555,560	$24,379,812	$26,979,547	$28,449,312	$27,605,060	$19,606
Other Income	$5,674,005	$5,859,642	$4,934,799	$5,559,005	$5,718,348	$5,988,060	$5,810,361	$4,127
Total Revenue	$84,780,565	$83,265,504	$79,623,636	$93,432,083	$99,748,053	$102,595,401	$99,550,816	$70,704
Total Expenses	$62,104,626	$62,532,653	$62,592,967	$67,420,744	$69,982,280	$71,052,680	$69,883,804	$49,633
Net Op. Income	$22,675,939	$20,732,851	$17,030,669	$26,011,339	$29,765,773	$31,542,721	$29,667,011	$21,070
FF&E	$4,239,028	$4,163,275	$3,981,182	$4,671,604	$4,987,403	$5,129,770	$4,977,541	$3,535
Net Cash Flow	$18,436,911	$16,569,576	$13,049,487	$21,339,735	$24,778,371	$26,412,951	$24,689,471	$17,535
NOI DSCR	1.49x	1.36x	1.12x	1.71x	1.96x	2.07x	1.95x
NCF DSCR	1.21x	1.09x	0.86x	1.40x	1.63x	1.73x	1.62x
NOI Debt Yield	9.9%	9.1%	7.4%	11.4%	13.0%	13.8%	13.0%
NCF Debt Yield	8.1%	7.2%	5.7%	9.3%	10.8%	11.5%	10.8%

(1)	The Marriott Philadelphia Downtown Property was substantially renovated in 2011.

Escrows and Reserves.  The Marriott Philadelphia Downtown Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the Marriott Philadelphia Downtown Borrower provides evidence that the manager has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement and such taxes or insurance premiums have been paid as and when due or (ii) with respect to insurance premiums only, the Marriott Philadelphia Downtown Borrower maintains insurance under an acceptable blanket insurance policy). The Marriott Philadelphia Downtown Borrower is also required to make monthly deposits in a reserve for FF&E equal to the greater of (i) the monthly amount required to be reserved for FF&E pursuant to the management agreement or (ii) 1/12 of 4% of the gross revenue for the Marriott Philadelphia Downtown Property for the immediately preceding calendar month; provided, that the Marriott Philadelphia Downtown Borrower will not be required to make deposits to the FF&E reserve so long as and to the extent that the manager has reserved such amounts for FF&E in accordance with the management agreement and FF&E is being replaced and repaired in a manner satisfactory to lender.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott Philadelphia Downtown Mortgage Loan (i.e., all amounts payable to the Marriott Philadelphia Downtown Borrower pursuant to the operating lease are directly deposited into the lockbox account by the property manager). The Marriott Philadelphia Downtown Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Marriott Philadelphia Downtown Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” and to disburse any excess to the Marriott Philadelphia Downtown Borrower; provided, that if a Trigger Period is in effect, then any excess will be remitted to an account to be held by the lender as additional security for the Marriott Philadelphia Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Marriott Philadelphia Downtown

Mortgage Loan. Additionally, all funds due to the Marriott Philadelphia Downtown Operating Lessee pursuant to the management agreement in excess of those deposited into the lockbox as rent to the Marriott Philadelphia Downtown Borrower are directly deposited into a separate lockbox account to be held as additional security if a Trigger Period is in effect.

A “Trigger Period” will (i) commence upon the occurrence of an event of default and continue until no event of default has occurred and is continuing or (ii) commence upon the debt service coverage ratio based on the trailing 12 months as of the last day of any calendar quarter being less than 1.15x and continue until the debt service coverage ratio based on the trailing 12 months has been equal to or in excess of 1.20x for two consecutive calendar quarters.

Property Management.  The Marriott Philadelphia Downtown Property is managed by Marriott Hotel Services, Inc. The management agreement was last renewed effective January 1, 2014 to December 31, 2023, and contains two additional consecutive and automatic renewal terms of 10 years each, continuing through December 31, 2043.

Additional Secured Indebtedness (not including trade debts).  The Marriott Philadelphia Downtown Non-Serviced Companion Loan was originated by MSMCH on January 10, 2014, and is evidenced by three notes (Notes A-1, A-2 and A-3) with a combined Cut-off Date balance of $169,212,866. Note A-1, with a Cut-Off Date balance of $69,675,886, was included in the MSBAM 2014-C15 transaction. The current holder of Notes A-2 and A-3 is MSMCH, and such notes are expected to be contributed to one or more future trusts. The notes evidencing the Marriott Philadelphia Downtown Non-Serviced Companion Loan accrue interest at the same rate as the Marriott Philadelphia Downtown Mortgage Loan. The Marriott Philadelphia Downtown Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Marriott Philadelphia Downtown Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Marriott Philadelphia Downtown Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Marriott Philadelphia Downtown Mortgage Loan and the Marriott Philadelphia Downtown Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Marriott Philadelphia Downtown Non-Serviced Loan Combination. Notes A-2 and A-3 represent the controlling interest in the Marriott Philadelphia Downtown Non-Serviced Loan Combination. The Marriott Philadelphia Downtown Non-Serviced Loan Combination will be serviced pursuant to terms of (a) prior to the securitization of Notes A-2 and A-3, the pooling and servicing agreement for the MSBAM 2014-C15 transaction, and (b) on and after the securitization of Notes A-2 and A-3, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Marriott Philadelphia Downtown Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  A single mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including amongst other conditions: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new appraisal dated no more than 60 days before the closing of the Permitted Mezzanine Financing) or an aggregate debt yield less than 10%, (iii) the collateral for the mezzanine loan is a pledge of 100% of the direct or indirect ownership interests in the Marriott Philadelphia Downtown Borrower, (iv) the mezzanine lender is an entity that satisfies certain net worth and other requirements in the loan agreement for the Marriott Philadelphia Downtown Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (v) the initial maturity of the mezzanine loan is not earlier than the maturity date of the Marriott Philadelphia Downtown Mortgage Loan and all other terms and provisions of the mezzanine loan, including the loan documents, are acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, the mezzanine loan borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price reasonably acceptable to the lender under the Marriott Philadelphia Downtown Mortgage Loan and (vii) the Marriott Philadelphia Downtown Borrower shall deliver, if required by the lender under the Marriott Philadelphia Downtown Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Marriott Philadelphia Downtown Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event covering more than the sum of 100% of replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Marriott Philadelphia Downtown Borrower is required to maintain, and the lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

Mortgage Loan No. 6 – Hilton San Francisco Financial District

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

Mortgage Loan No. 6 – Hilton San Francisco Financial District

Hilton San Francisco Financial District
750 Kearny Street
San Francisco, CA 94108
San Francisco Bay
SAN FRANCISCO
North Beach
Telegraph Hill
Chinatown
Nob Hill
Tenderloin
Union Square
Financial District
Civic Center
Hayes Valley
SoMa
South Beach
Mission Bay
Design District
Mission District
Potrero Hill
McCovey Cove
San Francisco-Oakland Bay Br.
BART
MUNI METRO
CABLE CAR LINE
CALTRAIN
Pier 39
EMBARCADERO & STOCKTON
EMBARCADERO & BAY
EMBARCADERO & SANSOME
EMBARCADERO & GREENWICH
EMBARCADERO & GREEN
EMBARCADERO & WASHINGTON
DON CHEE WAY & STEUART
EMBARCADERO & FOLSOM
EMBARC & HARRISON
EMBARCADERO & BRANNAN
KING & 2ND
4TH & KING
4TH STREET & 3RD STREET
UCSF/ MISSION BAY
CALTRAIN DEPOT
MONTGOMERY
POWELL
CIVIC CENTER
MARKET & SOUTH VAN NESS
MARKET & GOUGH ST.
16TH STREET MISSION
Aquarium of the Bay
Coit Tower
Pioneer Park
Levi's Plaza
Ferry Building
Justin Herman Plaza
One Market Plaza
Transamerica Bldg.
EMBARCADERO CENTER
Portsmouth Square
Chinese Playground
Grace Cathedral
St. Francis Memorial Hospital
Masonic Auditorium
Bank of America Bldg.
101 California
Millennium Tower
Transbay Tower
TRANSBAY TRANSIT CTR (Under Constr.)
Golden Gate University
Crocker Galleria
SF Museum of Modern Art
Academy of Art Univ
Moscone North
Moscone West
Moscone South
Yerba Buena Ctr. for the Arts
San Francisco Shopping Center
Glide Memorial
Hallidie Plaza
Supreme Court of CA
Herbst Theatre
SF Opera House
Davies Symphony Hall
City Hall
Civic Center Plaza
SF Public Library
Bill Graham Civic Auditorium
South Market Park
South Park
AT&T Park
Univ. of California - San Francisco Mission Bay Campus
California College of the Arts
San Francisco Intl. Airport 13 miles
80
280
101
Broadway Tunnel
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Golden Gate Ave
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Lombard St
Greenwich St
Filbert St
Union St
Green St
Vallejo St
North Point St
Columbus Ave
Kearny St
Montgomery St
Sansome St
Front St
Drumm St
The Embarcadero
Stockton St
Grant Ave
Powell St
Mason St
Taylor St
Jones St
Leavenworth St
Hyde St
Larkin St
Polk St
Van Ness Ave
Franklin St
Gough St
Stevenson St
Beale St
Main St
Spear St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
6th St
7th St
8th St
9th St
10th St
11th St
12th St
14th St
15th St
16th St
17th St
Alameda St
Potrero Ave
Bryant St
S Van Ness Ave
Otis St
Rich St
Fairfield
Vallejo
Novato
San Pablo Bay
Richmond
Concord
Pittsburg
Martinez
Antioch
Mill Valley
Berkeley
Lafayette
Walnut Creek
OAKLAND
SAN FRANCISCO
Daly City
Alameda
Danville
San Ramon
Dublin
Livermore
Pleasanton
Hayward
Castro Valley
Union City
Fremont
Newark
Pacific Ocean
Millbrae
Redwood City
Mtn View
Palo Alto
Sunnyvale
Santa Clara
SAN JOSE
Milpitas
Cupertino
Saratoga
Los Gatos
Woodside
Half Moon Bay
Oakland Intl. Airport
San Francisco Intl. Airport
San Jose Intl. Airport

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

Mortgage Loan No. 6 – Hilton San Francisco Financial District

Mortgage Loan No. 6 – Hilton San Francisco Financial District

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$52,000,000			Location:	San Francisco, CA 94108
Cut-off Date Balance(1):	$52,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Portsmouth Square, Inc.			Year Built/Renovated:	1970/2006
Mortgage Rate:	5.275%			Size:	543 Rooms
Note Date:	12/18/2013			Cut-off Date Balance per Unit(1):	$178,637
First Payment Date:	2/1/2014			Maturity Date Balance per Unit(1):	$159,306
Maturity Date:	1/1/2024			Property Manager:	Prism Hospitality, L.P.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$12,530,958
IO Period:	36 months			UW NOI Debt Yield(1):	12.9%
Seasoning:	5 months			UW NOI Debt Yield at Maturity(1):	14.5%
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NCF DSCR(1):	1.63x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$13,216,188 (3/31/2014 TTM)
Additional Debt Type:	Pari Passu/Mezzanine			2nd Most Recent NOI:	$12,880,439 (12/31/2013)
Additional Debt Balance:	$45,000,000/$20,000,000			3rd Most Recent NOI:	$9,237,550 (12/31/2012)
Future Debt Permitted (Type):	No			Occupancy Rate:	91.2% (3/31/2014 TTM)
Reserves(2)				2nd Most Recent Occupancy:	90.4% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	87.9% (12/31/2012)
RE Tax:	$203,150	$50,787	N/A	Appraised Value (as of):	$179,800,000 (10/11/2013)
Insurance:	$149,852	$37,463	N/A	Cut-off Date LTV Ratio(1):	53.9%
FF&E:	$0	$162,628	N/A	Maturity Date LTV Ratio(1):	48.1%
Other:	$500,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$97,000,000	82.9%	Loan Payoff:	$47,823,697	40.9%
Mezzanine Debt:	$20,000,000	17.1%	Reserves:	$853,002	0.7%
			Closing Costs:	$6,634,085	5.7%
			Limited Partner Payoff:	$61,689,216	52.7%
Total Sources:	$117,000,000	100.0%	Total Uses:	$117,000,000	100.0%

(1)
The Hilton San Francisco Financial District Mortgage Loan is part of the Hilton San Francisco Financial District Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $97,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the entire $97,000,000 Hilton San Francisco Financial District Loan Pair.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hilton San Francisco Financial District Mortgage Loan

The Mortgage Loan.  The sixth largest mortgage loan (the “Hilton San Francisco Financial District Mortgage Loan”) is part of a pari passu loan pair (the “Hilton San Francisco Financial District Loan Pair”) evidenced by two pari passu promissory notes in the aggregate principal amount of $97,000,000, both of which are secured by the same first priority fee mortgage encumbering a full service hospitality property known as the Hilton San Francisco Financial District in San Francisco, California (the “Hilton San Francisco Financial District Property”). The Hilton San Francisco Financial District Mortgage Loan is evidenced by one pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $52,000,000 and represents the controlling interest in the Hilton San Francisco Financial District Loan Pair. The pari passu note not included in the issuing entity (Note A-1) evidences a related companion loan (the “Hilton San Francisco Financial District Companion Loan”), has an outstanding principal balance as of the Cut-off Date of $45,000,000, and has been contributed to the MSBAM 2014-C14 securitization trust. The Hilton San Francisco Financial District Companion Loan has similar features and terms as the Hilton San Francisco Financial District Mortgage Loan and the holders of the respective promissory notes have entered into a co-lender agreement that sets forth the respective rights of each note holder. See “—Additional Secured Indebtedness” below for further details.

The Borrower and the Sponsor.  The Hilton San Francisco Financial District borrower is Justice Operating Company, LLC, a single-purpose Delaware limited liability company (the “Hilton San Francisco Financial District Borrower”) with two independent directors. The Hilton San Francisco Financial District sponsor and nonrecourse carve-out guarantor is Portsmouth Square, Inc.

Portsmouth Square, Inc. (OTCBB: PRSI) is a subsidiary of The InterGroup Corporation (NasdaqCM: INTG). The InterGroup Corporation owns and operates multifamily and commercial real estate across the United States, with a concentration in Texas and Southern California and also invests in other areas. As of June 30, 2013, the InterGroup Corporation reported revenue of approximately $62.0 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

The Mortgaged Property.  The Hilton San Francisco Financial District Property is a 26-story, 543-room, full service hotel located in San Francisco, California that was built in 1970 and formerly operated as a Holiday Inn Select branded property. The Hilton San Francisco Financial District Property underwent a $55 million major renovation and reopened in 2006 as a Hilton hotel. Since 2008, another $13.6 million has been put into various renovations and remodeling. The Hilton San Francisco Financial District Property continues to operate under a franchise agreement with Hilton Hotels Corporation expiring in January 2021 with one five-year renewal option.

The Hilton San Francisco Financial District Property includes unique architectural features including a pedestrian bridge over Kearny Street that connects the hotel with Portsmouth Square Plaza and a lobby designed by Gensler based on the Chinese aesthetic system of Feng Shui. Below the hotel are five levels of subterranean parking for 500 vehicles. The ground level houses hotel registration, the 750 Restaurant & Bar and the Flyte Coffee & Wine Bar. Approximately 20,000 SF of meeting space divisible into 15 separate spaces is located on the second, third and fourth floors. Meeting space on the third floor includes dedicated space for the use by the Chinese Culture Foundation of San Francisco for use as a Chinese Cultural Center. Guestrooms are located on floors five through 27 and guestroom configuration consists of 281 double/double rooms, 255 king rooms, four junior suite king rooms and three presidential suites. Other amenities at the Hilton San Francisco Financial District Property include an executive lounge, 24-hour business center, 24-hour fitness room and gift shop.

Conversion of first floor area into a sales office, additional meeting rooms, and a fitness center and spa is expected to be completed by August 1, 2014. Additionally, continual efforts are underway to make the hotel more energy efficient, including enhancements to the hotel’s recycling program to support the “green” concept while reducing operating costs.

Demand at the Hilton San Francisco Financial District Property is approximately 40% leisure driven, 27% commercial driven and 21% meeting and group driven.

More specific information about the Hilton San Francisco Financial District Property is set forth in the tables below:

Hilton San Francisco Financial District Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton San Francisco Financial District Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	84.1%	$189.15	$159.08	86.8%	$176.54	$153.20	103.2%	93.3%	96.3%
2012	82.7%	$208.95	$172.82	87.8%	$196.13	$172.14	106.1%	93.9%	99.6%
2013	85.4%	$210.24	$179.45	88.0%	$199.15	$175.31	103.1%	94.7%	97.7%
TTM 3/31/14	88.5%	$231.42	$204.82	91.1%	$223.95	$204.12	103.0%	96.8%	99.7%

Source: Industry Report

The Market.  The Hilton San Francisco Financial District Property is located at the southeast corner of the intersection of Kearny Street and Washington Street, centrally located at the crossroads of San Francisco’s Financial District and Union Square. The local hotel market has seen consistent improvement in occupancies and ADR since the downturn of 2010. The strength of the market is attributable to (i) the San Francisco Bay Area’s highly diversified economy with technology, tourism, financial, telecommunication, and basic industries, (ii) San Francisco’s position as a leading visitor destination and (iii) the high barriers to entry for new development as a result of limited availability of land, long entitlement process and high construction costs.

Noted new hotels under construction include a 174-room Hampton Inn at 942 Mission Street opening in early 2014 which is not considered by the appraiser as a competitive property.

Competing properties to the Hilton San Francisco Financial District Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Other %	TTM 9/30/2013 Occupancy	TTM 9/30/2013 ADR	TTM 9/30/2013 RevPAR
Hilton San Francisco Financial District Property	543	27%	21%	40%	12%	90.0%	$211.83	$190.01
Wyndham Stanford Court	393	35%	20%	43%	2%	80.0%	$204.00	$163.20
Grand Hyatt SF	660	36%	23%	39%	2%	82.0%	$228.00	$186.96
Hyatt Regency SF	802	35%	25%	38%	2%	85.0%	$240.00	$204.00
Parc 55 Wyndham Hotel	1,015	37%	21%	40%	2%	93.0%	$195.00	$181.35
Hilton SF Union Square	1,908	30%	30%	38%	2%	85.0%	$210.00	$178.50
Westin SF Market Street	676	35%	25%	38%	2%	93.0%	$244.00	$266.92
Le Meridien Hotel	360	40%	18%	40%	2%	93.0%	$252.00	$234.36
Omni SF Hotel	362	40%	18%	40%	2%	90.0%	$235.00	$211.50
Total/Wtd. Avg.	6,719	34%	24%	39%	3%	87.5%	$219.90	$196.51

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton San Francisco Financial District Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	3/31/2014 TTM	UW	UW per Room
Occupancy	85.8%	86.1%	86.8%	87.9%	90.4%	91.2%	90.2%
Avg Daily Rate	$142.28	$151.23	$176.54	$196.82	$217.68	$224.17	$217.06
RevPAR	$122.10	$130.24	$153.20	$172.97	$196.74	$204.33	195.74

Rooms	$24,243,593	$25,858,479	$30,418,603	$34,311,482	$38,979,330	$40,495,542	$40,055,807	$73,768
F&B	$4,453,215	$5,316,167	$5,150,848	$5,993,495	$6,492,795	$6,382,036	$6,411,133	$11,807
Other	$2,866,207	$3,059,729	$3,326,056	$3,518,680	$3,418,785	$3,440,354	$3,434,974	$6,326
Total Revenue	$31,563,015	$34,234,375	$38,895,507	$43,823,657	$48,890,910	$50,317,932	$49,901,914	$91,900
Total Expenses	$25,418,254	$27,020,577	$29,947,849	$34,586,107	$36,010,471	$37,101,744	$37,370,956	$68,823
Net Op. Income	$6,144,761	$7,213,798	$8,947,658	$9,237,550	$12,880,439	$13,216,188	$12,530,958	$23,077
FF&E	$1,152,020	$1,252,725	$1,430,680	$1,624,684	$1,824,638	$1,880,925	$1,996,077	$3,676
Net Cash Flow	$4,992,741	$5,961,073	$7,516,978	$7,612,866	$11,055,801	$11,335,263	$10,534,881	$19,401
NOI DSCR	0.95x	1.12x	1.39x	1.43x	2.00x	2.05x	1.94x
NCF DSCR	0.77x	0.92x	1.17x	1.18x	1.72x	1.76x	1.63x
NOI Debt Yield	6.3%	7.4%	9.2%	9.5%	13.3%	13.6%	12.9%
NCF Debt Yield	5.1%	6.1%	7.7%	7.8%	11.4%	11.7%	10.9%

Escrows and Reserves.  The Hilton San Francisco Financial District Borrower deposited $203,150 in escrow for annual real estate taxes at loan origination and is required to escrow $50,787 monthly. The Hilton San Francisco Financial District Borrower deposited $149,852 in escrow for annual estimated insurance premiums at loan origination and is required to escrow $37,463 monthly (unless the Hilton San Francisco Financial District Borrower maintains insurance under a satisfactory blanket insurance policy). The Hilton San Francisco Financial District Borrower is required on each payment date to make monthly deposits for FF&E reserves equal to the greater of (i) 4% of total gross revenues from the prior calendar month and (ii) $162,628. The Hilton San Francisco Financial District Borrower deposited $500,000 at loan origination into a spa renovation reserve account.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Hilton San Francisco Financial District Mortgage Loan. The Hilton San Francisco Financial District Mortgage Loan has in-place cash management. Funds in the lockbox are swept daily to the cash management account controlled by the lender. The Hilton San Francisco Financial District Borrower will be required to deposit all excess cash with respect to the Hilton San Francisco Financial District Property to an account held by the lender as additional security for the Hilton San Francisco Financial District Loan Pair during a Cash Sweep Period (defined below).

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the Hilton San Francisco Financial District Loan Pair for the immediately preceding two calendar quarters is less than 1.44x. A Cash Sweep Period will generally end upon (i) the date the debt service coverage ratio equals or exceeds 1.44x for two consecutive calendar quarters or (ii) the date upon which a PIP Period commences.

A “PIP Period” means that period commencing on the earliest to occur of (i) the payment date occurring in February 2019, (ii) the calendar month following the month during which the property improvement plan is agreed upon or (iii) the calendar month following the month during which Hilton San Francisco Financial District Borrower commences the property improvement plan related work.

During the continuation of a PIP Period, the Hilton San Francisco Financial District Borrower is required to deposit 90% of all excess cash to a reserve account to be used to pay for required property improvement plan work with respect to the Hilton San Francisco Financial District Property.

Property Management.  The Hilton San Francisco Financial District Property is managed by Prism Hospitality, L.P., an affiliate of Prism Hotels & Resorts, a full service hotel management, investment and advisory services company for over 9,000 hotel rooms across the United States.

Additional Secured Indebtedness (not including trade debts).  The Hilton San Francisco Financial District Companion Loan was originated on December 18, 2013 by or on behalf of Bank of America, National Association and is evidenced by one (1) note (Note A-1) with an original and Cut-off Date Balance of $45,000,000. The current holder of the Hilton San Francisco Financial District Companion Loan is the MSBAM 2014-C14 securitization trust. The note evidencing the Hilton San Francisco Financial District Companion Loan accrues interest at the same rate as the Hilton San Francisco Financial District Mortgage Loan. The Hilton San Francisco Financial District Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton San Francisco Financial District Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus. The holders of the Hilton San Francisco Financial District Mortgage Loan and the Hilton San Francisco Financial District Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the Hilton San Francisco Financial District Loan Pair. The Hilton San Francisco Financial District Mortgage Loan will generally represent the controlling interest in the Hilton San Francisco Financial District Loan Pair, and the Hilton San Francisco Financial District Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2014-C16 transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hilton San Francisco Financial District Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  The “Hilton San Francisco Financial District Mezzanine Loan” refers to a loan in the original principal amount of $20,000,000 made by ISBI San Francisco Mezz Lender, LLC to Justice Mezzanine Company LLC, secured by 100% of the direct or indirect equity interest in the Hilton San Francisco Financial District Borrower and put in place simultaneously with the origination of the Hilton San Francisco Financial District Mortgage Loan.

Release of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Hilton San Francisco Financial District

Terrorism Insurance.  Generally, the Hilton San Francisco Financial District Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hilton San Francisco Financial District Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

Mortgage Loan No. 7 – La Concha Hotel & Tower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

Mortgage Loan No. 7 – La Concha Hotel & Tower

Atlantic Ocean
La Concha Hotel & Tower
1077 Ashford Avenue
San Juan, PR 00907
Castillo San Filipe del Morro
San Juan Natl. Historic Site
San Juan Capitol
Old San Juan
Capitolio Plaza
U.S. Coast Guard
Isla Grande Airport
Supreme Court of Puerto Rico
Music Conservatory of Puerto Rico
Ashford-Presbyterian Hospital
Ave. Ashford
San Juan Bay
Puerto Rico Convention Center
Luis A. Ferre Performing Arts Center
Museum of Art Puerto Rico
Calle Loiza
Exp. Román Baldorioty de Castro
Exp. Luis Muñoz Rivera
Univ. del Sagrado Corazon
Laguna Los Corozos
Luis Muñoz Marin International Airport
Cataño
Sagrado Corazon
Santurce
SAN JUAN
Museo de Vida Silvestre de San Juan
Coliseo de PR Jose Miguel Agrelot
Hato Rey
Expreso JFK
Expreso José de Diego
T. Moscoso Bridge
Roosevelt
Polytechnic University of Puerto Rico
Laguna San Jose
Guaynabo
Plaza Las Americas
Roberto Clemente Coliseum
Domenech
Carolina
Fort Buchanan Military Reservation
Hiram Bithorn Stadium
Piñero
Hospital Auxilio Mutuo
Plaza San Patricio
Universidad
University of Puerto Rico-Rio Piedras
Ave. Campo Rico
Ave. San Patricio
Centro Medico de Puerto Rico
Rio Piedras
Ave. Regimiento 65 de Infanteria
Plaza Escorial
Hospital Metropolitano
Veterans Administration
Centro Medico
Tren Urbano
University of Puerto Rico-Carolina
Torrimar
Martinez Nadal
Las Lomas
San Francisco
Cupey
Botanical Garden
Bosque Urbano del Nuevo Milenio
Municipio de Carolina
Bayamón
Municipio de San Juan
Ave. Esmeralda
Expreso Martinez Nadal
Intramerican University of PR Metropolitan Campus
Ave. Doña Felisa Rincon de Gautier
Autopista Luis A. Ferré
Carr. 837
Municipio de Guaynabo
Atlantic Ocean
San Juan
Puerto Rico
Mayaguez
Bayamon
Guaynabo
Carolina
Caguas
Ponce
Caribbean Sea

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

Mortgage Loan No. 7 – La Concha Hotel & Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:			BANA	Single Asset/Portfolio:	Single Asset
Original Balance(1):			$42,000,000	Location:	San Juan, PR 00907
Cut-off Date Balance(1):			$41,908,345	General Property Type:	Hospitality
% of Initial Pool Balance(1):			3.3%	Detailed Property Type:	Full Service
Loan Purpose:			Acquisition	Title Vesting:	Fee/Leasehold
Sponsor:			Paulson Management IV LLC	Year Built/Renovated:	1958/2007 & 2010
Mortgage Rate:			5.187%	Size:	483 Rooms
Note Date:			3/10/2014	Cut-off Date Balance per Unit(1):	$262,366
First Payment Date:			5/1/2014	Maturity Date Balance per Unit(1):	$217,990
Maturity Date:			4/1/2024	Property Manager:	International Hospitality Services, Inc.
Original Term to Maturity:			120 months	Underwriting and Financial Information
Original Amortization Term:			360 months	UW NOI:	$19,912,602
IO Period:			0 months	UW NOI Debt Yield(1):	15.7%
Seasoning:			2 months	UW NOI Debt Yield at Maturity(1):	18.9%
Prepayment Provisions:			LO (26); DEF (82); O (12)	UW NCF DSCR(1):	2.02x
Lockbox/Cash Mgmt Status:			Hard/In Place	Most Recent NOI:	$16,269,484 (4/30/2014 TTM)
Additional Debt Type(1):			Pari Passu	2nd Most Recent NOI:	$14,945,810 (12/31/2013)
Additional Debt Balance:			$84,814,508	3rd Most Recent NOI:	$11,519,689 (12/31/2012)
Future Debt Permitted (Type):			Yes (Mezzanine)	Most Recent Occupancy:	90.1% (4/30/2014 TTM)
Reserves(2)				2nd Most Recent Occupancy:	89.6% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.6% (12/31/2012)
RE Tax:	$108,558	$27,140	N/A	Appraised Value (as of):	$186,000,000 (2/25/2014)
Insurance:	$1,772,052	$161,096	N/A	Cut-off Date LTV Ratio(1):	68.1%
FF&E:	$0	$185,000	N/A	Maturity Date LTV Ratio(1):	56.6%
Other(3):	$805,834	$55,833/Springing	$1,750,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$127,000,000	68.8%	Acquisition Cost:	$184,660,000	100.0%
Sponsor Equity:	$57,660,000	31.2%
Total Sources:	$184,660,000	100.0%	Total Uses:	$184,660,000	100.0%

(1)
The La Concha Hotel & Tower Mortgage Loan is part of the La Concha Hotel & Tower Non-Serviced Loan Combination evidenced by two pari passu notes with an aggregate original principal balance of $127,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the entire La Concha Hotel & Tower Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The La Concha Hotel & Tower Borrower deposited  $750,000 for a seasonality reserve, $14,167 for a parking rent reserve and $41,667 for a ground rent reserve as described under “—Escrows and Reserves” below.

The Mortgage Loan.  The seventh largest mortgage loan (the “La Concha Hotel & Tower Mortgage Loan”) is part of a pari passu non-serviced loan combination (the “La Concha Hotel & Tower Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a priority fee and leasehold mortgage encumbering the 483-room full service hotel known as the La Concha Hotel & Tower in San Juan, Puerto Rico (the “La Concha Hotel & Tower Property”). The La Concha Hotel & Tower Non-Serviced Loan Combination had an original principal balance of $127,000,000, has an outstanding principal balance as of the Cut-off Date of $126,722,853 and accrues interest at a rate of 5.187% per annum. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The La Concha Hotel & Tower Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The La Concha Hotel & Tower Mortgage Loan is evidenced by one pari passu note (Note A-2) with an original principal balance of $42,000,000 and represents a non-controlling interest in the La Concha Hotel & Tower Non-Serviced Loan Combination. The pari passu note not included in the issuing entity (Note A-1) evidences a related companion loan (the “La Concha Hotel & Tower Non-Serviced Companion Loan”), with an original balance of $85,000,000, and represents the controlling interest in the La Concha Hotel & Tower Non-Serviced Loan Combination. The La Concha Hotel & Tower Non-Serviced Companion Loan has similar features and terms as the La Concha Hotel & Tower Mortgage Loan and has been contributed to the MSBAM 2014-C15 securitization trust. The holders of the respective promissory notes evidencing the La Concha Hotel & Tower Non-Serviced Loan Combination have entered into an agreement between note holders that sets forth the respective rights of each note holder. The La Concha Hotel & Tower Non-Serviced Loan Combination will be serviced pursuant to the terms of the MSBAM 2014-C15 pooling and servicing agreement. See “—Additional Secured Indebtedness” below for additional information.

The Borrower and the Sponsor.  The borrowers under the La Concha Hotel & Tower Non-Serviced Loan Combination are Condado Duo La Concha SPV, LLC and Condado Duo La Concha Hotel Tower SPV, LLC, each a single-purpose Delaware limited liability company (collectively, the “La Concha Hotel & Tower Borrower”) and each with one independent director and wholly owned by Duo Condado JV Holdings, LLC. Equity ownership in the La Concha Hotel & Tower Borrower is indirectly held by International Hospitality Associates (10%) and John A. Paulson (90%).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

The La Concha Hotel & Tower sponsor is Paulson Management IV LLC, which is indirectly owned by John A. Paulson, the founder of Paulson & Co. Founded in 1994, Paulson & Co. is an alternative investment manager specializing in event-driven arbitrage strategies, including merger arbitrage, bankruptcy reorganizations and distressed credit, structured credit, recapitalizations, restructurings and other corporate events. In addition to its hedge funds, Paulson & Co. manages real estate private equity funds which focus on various types of distressed real estate recovery opportunities. Paulson & Co. manages approximately $22.8 billion as of March 1, 2014 and employs approximately 120 employees in offices located in New York, London and Hong Kong.

The Mortgaged Property.  The La Concha Hotel & Tower Property consists of a 483-room full service ocean front hospitality property operating under a Renaissance Resort brand located along the north side of Ashford Avenue in the Condado district of San Juan, Puerto Rico. The La Concha Hotel & Tower Property is a part of the Condado Duo complex which is comprised of the La Concha Hotel & Tower Property and the adjacent 323-room Condado Vanderbilt Hotel & Towers (also owned by an affiliate of John A. Paulson). The Condado Vanderbilt is currently under renovation and expected to open as a luxury hotel by 2015 with several food and beverage outlets, meeting space, two pool areas, commercial space (for future development of a spa, fitness center, and retail space) and parking. Portions of the Condado Duo complex are situated on leased land from Hotel Development Corporation, a Puerto Rico government entity. International Hospitality Associates and partners have invested over $324 million to develop the Condado Duo complex since 1992.

The La Concha Hotel & Tower Property offers a 17,000 SF casino with approximately 20 tables and 413 slots, five food and beverage outlets and a lobby lounge, approximately 30,000 SF of meeting space (indoor and outdoor), three small pool areas with direct beach access, approximately 2,500 SF of retail frontage on Ashford Avenue, a fitness center, business center, and an underground/above ground parking structure with 568 parking spaces.

The La Concha Hotel portion of the property was originally built in 1958 and substantially redeveloped in 2007, and is considered a historic landmark due to its architectural and design elements. The La Concha Hotel houses 248 hotel rooms and is encumbered by a ground lease with the Commonwealth of Puerto Rico. See “—Ground Lease” below for further details. The La Concha Tower portion of the property represents new construction and opened in February 2010 with 235 rooms. The La Concha Tower is located on 1.49-acres and owned in fee by the La Concha Hotel & Tower Borrower.

The guest room configuration at the La Concha Hotel & Tower Property consists of 231 standard rooms, 17 junior suites, 16 studio suites, 210 king one-bedroom suites and nine king two-bedroom suites. Nearly 90% of the guestrooms have ocean views. All units at La Concha Tower are suites with separate living and bedroom areas. Both the standard guestrooms and the suites include the standard amenities in the bedroom areas and the suites also offer European-style kitchenettes with microwave wet bar, stovetop, mini-refrigerator, coffee maker, and dishware/flatware. The living areas in the suites are furnished with an additional flat screen television, sleeper sofa, and dining area. These suites offer city views and beach views and have furnished balconies. The average size of the standard rooms ranges from approximately 300 SF to 400 SF, and the suites range from approximately 450 SF to 580 SF.

The La Concha Hotel & Tower Property is operating under a franchise agreement with Renaissance Hotel Holdings, Inc., expiring in 2030. Approximately $4.7 million has been invested on various capital upgrades at the La Concha Hotel & Tower Property over the past three years in guestrooms, public areas, support areas and upgrades of systems.

More specific information about the La Concha Hotel & Tower Property is set forth in the table below:

La Concha Hotel & Tower Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			La Concha Hotel & Tower Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	78.1%	$175.91	$137.42	84.6%	$202.00	$170.98	108.4%	114.8%	124.4%
2012	81.1%	$176.75	$143.42	88.0%	$206.76	$181.93	108.4%	117.0%	126.9%
2013	82.2%	$185.35	$152.32	89.2%	$231.86	$206.88	108.6%	125.1%	135.8%

Source: Industry Report

The Market.  The La Concha Hotel & Tower Property is located along the north side of Ashford Avenue, at the convergence of Ashford Avenue and Magdalena Avenue, in the Condado district of San Juan, approximately four miles west of the Luis Muñoz Marín International Airport. The La Concha Hotel & Tower Property has direct ocean frontage to the north and is bordered on the west by the La Ventana al Mar Municipal Park, which separates the La Concha Hotel & Tower Property from the Condado Vanderbilt Hotel and Towers.

San Juan is the capital and largest city on Puerto Rico and serves as the island’s main airport and seaport, as well as the main manufacturing, financial, cultural and tourist center. Condado is a highly developed area of San Juan (over 95 percent of land is improved) and an important tourism sector of the City due to its long stretch of beach.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

Competing properties to the La Concha Hotel & Tower Property are shown in the table below:

Competitive Property Summary
Property	Year Built	Rooms	Meeting Space	Transient %	Meeting & Group %	2013E Occupancy	2013E ADR	2013E RevPAR
La Concha Hotel & Tower	2007	483	1,239	83%	17%	89.6%	$214.77	$192.54
Conrad Condado Plaza	1959/1962	570	34,000	75%	25%	76.0%	$153.00	$116.28
Hilton Caribe	1949	646	65,000	50%	50%	86.0%	$154.00	$132.44
Inter-Continental Resort & Casino	1965	398	19,000	75%	25%	85.0%	$180.00	$153.00
Marriott Resort & Stellaris Casino	1995	525	11,000	90%	10%	88.0%	$198.00	$174.24
Embassy Suites Hotel & Casino	1997	299	12,000	85%	15%	85.0%	$160.00	$136.00
Hilton El San Juan Resort	1958	386	25,600	80%	20%	76.0%	$177.00	$134.52
Ritz Carlton San Juan	1997	416	23,700	78%	22%	80.0%	$344.00	$275.20
Sheraton Hotel & Casino	2009	503	35,000	65%	35%	63.0%	$156.00	$97.50
St. Regis Bahia Beach	2010	139	5,000	80%	20%	70.0%	$590.00	$413.00
W Hotel Vieques	2010	156	0	85%	15%	50.0%	$344.00	$173.38
Ritz-Carlton Reserve	2012	115	6,300	80%	20%	49.0%	$1,150.00	$563.50
Total/Wtd. Avg.		4,636	237,839	75%	25%	78.7%	$231.16	$173.12

Source: Appraisal.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the La Concha Hotel & Tower Property:

Cash Flow Analysis
	2011	2012	2013	4/30/2014 TTM	UW	UW per Room
Occupancy	85.1%	88.6%	89.6%	90.1%	90.1%
Average Daily Rate	$218.17	$234.99	$246.93	$253.76	$253.76
RevPAR	$185.74	$208.18	$221.37	$228.68	$228.68

Rooms Revenue	$32,744,516	$36,801,420	$39,025,543	$40,314,986	$40,314,986	$83,468
Food & Beverage Revenue	$11,823,838	$12,540,769	$12,642,435	$13,009,804	$13,009,804	$26,935
Casino(1)	$0	$0	$0	$1,213,706	$3,000,000	$6,211
Parking	$1,813,699	$1,635,716	$1,605,336	$1,581,856	$1,581,856	$3,275
Other Income(2)	$7,564,289	$1,825,337	$1,427,522	$411,101	$411,101	$851
Total Revenue	$53,946,342	$52,803,242	$54,700,836	$56,531,453	$58,317,747	$120,741
Total Expenses	$37,028,891	$41,283,553	$39,755,026	$40,261,969	$38,405,146	$79,514
Net Operating Income	$16,917,451	$11,519,689	$14,945,810	$16,269,484	$19,912,602	$41,227
Ground Lease Payments	$571,303	$644,240	$678,238	$695,535	$695,535	$1,440
FF&E	$0	$0	$0	$0	$2,332,710	$4,830
Net Cash Flow	$16,346,148	$10,875,449	$14,267,572	$15,573,949	$16,884,357	$34,957
NOI DSCR	2.02x	1.38x	1.79x	1.95x	2.38x
NCF DSCR	1.96x	1.30x	1.71x	1.86x	2.02x
NOI Debt Yield	13.3%	9.1%	11.8%	12.8%	15.7%
NCF Debt Yield	12.9%	8.6%	11.2%	12.3%	13.3%

(1)
Casino lease base rent for Casino Del Mar is $2,500,000 per year. In addition, the lease has a percentage rent clause equal to 5% of gross income. The casino has and will continue to be operated by Condado Hotel Services Group, Inc., an affiliate of International Hospitality Enterprises.

(2)	Other income includes telephone and leases and gift shop income and, in historical periods, casino income. 2011 Other Income includes a $5.7 million non-recurring historic tax credit.

Escrows and Reserves.  The La Concha Hotel & Tower Borrower deposited $108,558 in escrow for annual real estate taxes at loan origination and is required to escrow $27,140 monthly. The La Concha Hotel & Tower Borrower deposited $1,772,052 in escrow for insurance at loan origination and is required to escrow $161,096 monthly. Additionally, the La Concha Hotel & Tower Borrower deposited $55,833 in escrow for ground and parking rent reserves at loan origination and is required to escrow $55,833 monthly. The La Concha Hotel & Tower Borrower is also required to make monthly deposits for FF&E reserves equal to 4% of total gross revenues from the prior calendar month. The La Concha Hotel & Tower Borrower deposited $750,000 at loan origination into a seasonality reserve with monthly amounts deposited as determined by the lender up to a reserve cap of $1,750,000.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the La Concha Hotel & Tower Mortgage Loan. The La Concha Hotel & Tower Mortgage Loan has in place cash management. The La Concha Hotel & Tower Borrower will be required to deposit all excess cash with respect to the La Concha Hotel & Tower Mortgage Loan into an account to be held by the lender as additional security for the La Concha Hotel & Tower Mortgage Loan during a Cash Sweep Period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	La Concha Hotel & Tower

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the La Concha Hotel & Tower Non-Serviced Loan Combination for the immediately preceding calendar quarter is less than 1.25x. A Cash Sweep Period will generally end on the date the debt service coverage ratio equals or exceeds 1.30x for the immediately preceding two calendar quarters.

Property Management.  The La Concha Hotel & Tower Property is managed by International Hospitality Services, Inc., an affiliate of the International Hospitality Enterprises (“IHE”). Founded in 1995 and headquartered in San Juan, Puerto Rico, IHE is a development and management company with a portfolio consisting of seven properties in Puerto Rico.

Additional Secured Indebtedness (not including trade debts).  The La Concha Hotel & Tower Non-Serviced Companion Loan was originated on March 10, 2014 by or on behalf of Bank of America, National Association and is evidenced by one (1) note (Note A-1) with an original balance of $85,000,000. The current holder of the La Concha Hotel & Tower Non-Serviced Companion Loan is the MSBAM 2014-C15 securitization trust. The note evidencing the La Concha Hotel & Tower Non-Serviced Companion Loan accrues interest at the same rate as the La Concha Hotel & Tower Mortgage Loan. The La Concha Hotel & Tower Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with La Concha Hotel & Tower Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The La Concha Hotel & Tower Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the La Concha Hotel & Tower Mortgage Loan and the La Concha Hotel & Tower Non-Serviced Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the La Concha Hotel & Tower Non-Serviced Loan Combination. The La Concha Hotel & Tower Mortgage Loan will generally represent the non-controlling interest in the La Concha Hotel & Tower Non-Serviced Loan Combination, and the La Concha Hotel & Tower Non-Serviced Loan Combination will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2014-C15 transaction. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The La Concha Hotel & Tower Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Future mezzanine debt is permitted after the date that is 24 months from the initial first payment date under the La Concha Hotel & Tower Mortgage Loan, subject to certain conditions, including, but not limited to, the combined debt service coverage ratio of the mezzanine loan and the La Concha Hotel & Tower Mortgage Loan being not less than 1.86x, the combined loan-to-value ratio being not more than 68.3%, the combined debt yield being not less than 12.2%, the mezzanine lender entering into an intercreditor agreement acceptable to lender and confirmation from each rating agency that such mezzanine debt will not cause the downgrade, withdrawal or disqualification of the then-current ratings assigned to any related securities.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the La Concha Hotel & Tower Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the La Concha Hotel & Tower Property.

Ground Lease.  The La Concha Hotel portion of the La Concha Hotel & Tower Property is encumbered by a ground lease with the Commonwealth of Puerto Rico. The 99-year ground lease commenced on January 22, 2004 and expires on January 22, 2103 with no extension options. Basic annual rent is the greater of $500,000 per annum (adjusted by CPI annually) or 3.5% of room revenue, which is to be paid through the expiration of the lease term.

In addition, the parking garage with respect to the La Concha Hotel & Tower Property is encumbered by a ground lease with the Commonwealth of Puerto Rico. The 96-year ground lease commenced on December 20, 2006 and expires on January 22, 2103 with no extension options. Basic annual rent is $170,000 per annum, which is to be paid through the expiration of the lease term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Aspen Heights - Stillwater

Mortgage Loan No. 8 – Aspen Heights - Stillwater

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Aspen Heights - Stillwater

Mortgage Loan No. 8 – Aspen Heights - Stillwater

Aspen Heights - Stillwater
920 East Loveland Drive
Stillwater, OK 74075
STILLWATER
PAYNE COUNTY
Downtown Stillwater
Stillwater Regional Airport
Oklahoma State University
Boomer Lake
Big Boomer Park
Lakeside Golf Course
The Links
Sanborn Lake
Hazen Lake
McMurty Rd
W. Richmond Rd
W. Airport Rd
W. Lakeview Rd
E. Lakeview Rd
E. Mercury Ave
W. McElroy Rd
E. McElroy Rd
W. Virginia Ave
E. Virginia Ave
W. University Ave
W. 6th Ave
E. 6th Ave
W. 12th Ave
E. 12th Ave
E. 19th Ave
W. 26th Ave
W. 32nd Ave
E. 32nd Ave
N. Western Rd
S. Western Rd
N. Washington St
N. Perkins Rd
S. Perkins Rd
N. Marine Dr
N. Boomer Rd
N. Husband St
S. Husband St
N. Jardot Rd
S. Jardot Rd
N. Stallard St
S. Drury St
S. Montroe St
S. Main St
S. Brush Creek Rd
177
51
Oklahoma City 66 miles
Tulsa 60 miles
Lakeview Pointe
Cimarron Plaza
University Square Shopping Center
KB Droke Track and Field Center
Hall Of Fame Ave
Allie P. Reynolds Baseball Stadium
Boone Pickens Stadium
National Wrestling Hall of Fame
Gallagher-Iba Arena
Student Union
Eskimo Joe's
Seretean Center for the Performing Arts
Arrowhead Park
Ingham Park
Little Boomer Park
Pioneer Square
Rosewood Hills
Stillwater Medical Center
Myers Park
Court House
Eight Main Place
Southern Wood Park
North Couch Park
Couch Park
Heindricks Park
Babcock Park
Stillwater Creek
KANSAS
OKLAHOMA
TEXAS
MO
WICHITA
TULSA
OKLAHOMA CITY
FT. WORTH
DALLAS
Garden City
Dodge City
Hutchinson
Liberal
Arkansas City
Pittsburg
Joplin
Bartlesville
Ponca City
Woodward
Enid
Stillwater
Rogers
Fayetteville
Broken Arrow
Muskogee
Pampa
Elk City
Norman
Ft. Smith
McAlester
Altus
Lawton
Duncan
Ardmore
Durant
Wichita Falls
Denison
Sherman
Denton
Frisco
Plano
Greenville
Arlington
Abilene
Longview
Tyler

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Aspen Heights - Stillwater

Mortgage Loan No. 8 – Aspen Heights - Stillwater

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,100,000			Location:	Stillwater, OK 74075
Cut-off Date Balance:	$38,100,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	BRG Partners, LP			Year Built/Renovated:	2013/N/A
Mortgage Rate:	5.070%			Size:	231 Units
Note Date:	1/9/2014			Cut-off Date Balance per Unit:	$164,935
First Payment Date:	3/1/2014			Maturity Date Balance per Unit:	$152,487
Maturity Date:	2/1/2024			Property Manager:	Breckenridge Property Management (2013), LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,210,943
Seasoning:	4 months			UW NOI Debt Yield:	8.4%
Prepayment Provisions:	LO (28); YM1 (88); O (4)			UW NOI Debt Yield at Maturity:	9.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.27x
Additional Debt Type:	N/A			Most Recent NOI(2):	$3,492,608 (3/31/2014 T-8 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Occupancy Rate:	98.2% (3/26/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$55,826	$27,913	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$50,800,000 (11/13/2013)
Recurring Replacements:	$0	$5,775	N/A	Cut-off Date LTV Ratio:	75.0%
				Maturity Date LTV Ratio:	69.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Loan Payoff:	$27,627,236	72.5%
			Closing Costs:	$488,220	1.3%
			Other Costs:	$2,671,676	7.0%
			Return of Equity:	$7,312,928	19.2%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Aspen Heights - Stillwater Property opened in August 2013; therefore, only eight months of operating history is available. These eight months of operating history were annualized by the lender for presentation herein.

(3)	The Aspen Heights - Stillwater Property is newly constructed. Most historical financials and occupancy rates are not available.

The Aspen Heights - Stillwater Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “Aspen Heights - Stillwater Mortgage Loan”) is evidenced by a note in the original principal amount of $38,100,000 and is secured by a first priority fee mortgage encumbering a student housing property known as Aspen Heights - Stillwater located in Stillwater, Oklahoma (the “Aspen Heights - Stillwater Property”). The proceeds of the Aspen Heights - Stillwater Mortgage Loan were used to refinance a previous construction loan of approximately $27,627,236. Total construction costs were certified as approximately $43,495,322 including approximately $2,442,834 of development and development fee expenses.

The Borrower and the Sponsor.  The borrower is Breckenridge Group Stillwater Oklahoma, LLC (the “Aspen Heights - Stillwater Borrower”), a single purpose Delaware limited liability company with two independent directors. The Aspen Heights - Stillwater Borrower is majority indirectly owned by the Aspen Heights Fund (2013), LP, which is partially owned and controlled by Gregory Henry. Gregory Henry is the nonrecourse carve-out guarantor. Gregory Henry is the founder of Aspen Heights Management, an Austin, Texas-based student housing developer, which, since 2006, has developed 15 student housing projects totaling approximately 9,300 beds.

The Mortgaged Property. The Aspen Heights - Stillwater Property is comprised of a 231-unit student housing complex with 792 bedrooms in 172 predominately two-story buildings located in Stillwater, Oklahoma. The complex was constructed in 2013 and opened in August of that year. The Aspen Heights - Stillwater Property caters primarily to students attending Oklahoma State University and is located approximately 1.8 miles northeast of the university campus. Common amenities include two fitness centers, a clubhouse, study rooms, a resort-style pool and hot tub, a volley ball court, tanning booths, a media room, a cyber-lounge, an outdoor lounge with a fire place and barbeque grill areas and gated access. The individual apartments contain full kitchens, clothes washers and dryers, and a bathroom associated with each bedroom. Select units contain patios or balconies and wall-mounted flat screen televisions. Apartments may be rented unfurnished or furnished with an additional fee. There are 1,090 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Aspen Heights - Stillwater

Oklahoma State University is a public university that was founded in 1890. The university consists of five campuses with over 35,000 students, including approximately 24,216 on its combined Stillwater and Tulsa campus in 2013, up from approximately 20,831 in 2009.

The Market. The Aspen Heights - Stillwater Property is located in Stillwater, Payne County, Oklahoma, approximately 1.8 miles northeast of the Oklahoma State University Stillwater campus, and serves primarily as housing for university students. Stillwater is located approximately 55 miles northeast of Oklahoma City and approximately 60 miles west of Tulsa. Oklahoma State University Stillwater has 27 residence halls and seven family-first apartment complexes. The appraiser notes one new off-campus housing development that will come on line in 2014 with 272 bedrooms. There is an additional planned 224 bedroom development for 2015. These two new developments represent Phases II and III of Prime Place. This is in addition to one new dormitory with 800 to 900 beds; however, the new on-campus housing development will replace a 1,100 bed dormitory scheduled for demolition. The five most competitive properties presented below, all in Stillwater, are between 95% and 100% occupied.

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	No. of Bedrooms	Avg. Rent per Unit	Avg. Rent per Bed
Reserve of Perkins	1822 North Perkins Road	2000	96%	234	776	$1,310	$510
Fiftyone at Tradan Heights	920 S. Murphy St.	2012	100%	322	482	$911	$609
Stillwater Flats	251 West Miller	2009	98%	78	174	$1,511	$677
The Grove at Stillwater	800 E Hall of Fame Ave.	1999	95%	180	564	$1,501	$479
Prime Place	315 Hester	2013	100%	106	164	$978	$632
Aspen Heights - Stillwater (Subject Property)	920 East Loveland Drive	2013	98%	231	792	$1,820	$531

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aspen Heights - Stillwater Property:

Cash Flow Analysis(1)
	2010	2011	2012	3/31/2014 T-8 Ann.	UW	UW per Unit
Base Rent	$0	$0	$0	$5,055,299	$5,053,434	$21,876
Other Income(2)	$0	$0	$0	$239,948	$337,392	$1,461
Discounts/Concessions	$0	$0	$0	$0	$0	$0
Less Vacancy	$0	$0	$0	($96,241)	($252,672)	($1,094)
Effective Gross Income	$0	$0	$0	$5,199,006	$5,138,154	$22,243
Total Operating Expenses	$0	$0	$0	$1,706,398	$1,927,211	$8,343
Net Operating Income	$0	$0	$0	$3,492,608	$3,210,943	$13,900
Capital Expenditures	$0	$0	$0	$0	$69,300	$300
Net Cash Flow	$0	$0	$0	$3,492,608	$3,141,643	$13,600
Occupancy %	N/A	N/A	N/A	98.2%	95.0%
NOI DSCR	N/A	N/A	N/A	1.41x	1.30x
NCF DSCR	N/A	N/A	N/A	1.41x	1.27x
NOI Debt Yield	N/A	N/A	N/A	9.2%	8.4%
NCF Debt Yield	N/A	N/A	N/A	9.2%	8.2%

(1)	The Aspen Heights - Stillwater property was constructed in 2013 and opened in August of that year. Historical financials include the eight months of operations ending on March 31, 2014, annualized.

(2)	Other Income is based on the appraiser’s stabilized estimate and includes miscellaneous as well as furniture rental income stabilized projections.

Escrows and Reserves. The Aspen Heights - Stillwater Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Aspen Heights - Stillwater Borrower maintains insurance under an acceptable blanket insurance policy). The Aspen Heights - Stillwater Borrower is also required to make monthly deposits of $5,775 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the Aspen Heights - Stillwater Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Aspen Heights - Stillwater Mortgage Loan (i.e. the Aspen Heights - Stillwater Borrower and/or the property manager collects all rents, revenues, charges and other consideration and deposits such amounts into the lockbox account). The Aspen Heights - Stillwater Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Aspen Heights - Stillwater Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Aspen Heights - Stillwater Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, so long as no event of default has occurred and is continuing, to the Aspen Heights - Stillwater Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the required reserves and referenced in an annual budget approved by lender together with other amounts incurred by the Aspen Heights - Stillwater Borrower in connection with the operation and maintenance of the Aspen Heights - Stillwater Property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the Aspen Heights - Stillwater Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Aspen Heights - Stillwater

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default and (ii) commence upon the debt service coverage ratio being less than 1.10x and continue until the debt service coverage ratio has been not less than 1.10x for the immediately preceding six consecutive calendar months.

Property Management.  The Aspen Heights - Stillwater Property is managed by Breckenridge Property Management (2013), LLC, an affiliate of the Aspen Heights - Stillwater Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Solely in connection with a sale of the Aspen Heights - Stillwater Property and corresponding assumption of the Aspen Heights - Stillwater Mortgage Loan, mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted, subject to approval by the rating agencies and various other conditions, including: (i) no event of default exists, (ii) the mezzanine lender is an institutional lender acceptable to mortgage lender and mortgage lender approves of the material terms of the Permitted Mezzanine Financing and the terms and provisions of the Permitted Mezzanine Financing documents, (iii) the amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% (based upon a new or updated appraisal acceptable to mortgage lender) or an aggregate debt service coverage ratio less than 1.25x, (iv) the collateral for the mezzanine loan is a pledge of the ownership interests in the Aspen Heights - Stillwater Borrower and (v) the mezzanine lender and mortgage lender enter into an intercreditor agreement acceptable to the lender and rating agencies.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Aspen Heights - Stillwater Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement costs and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Aspen Heights - Stillwater Borrower is required to maintain, and lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statue or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

Mortgage Loan No. 9 – Thunder Hollow Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

Mortgage Loan No. 9 – Thunder Hollow Apartments

Thunder Hollow Apartments
3228 Bristol Road
Bensalem, PA 19020
Newtown
Woodside
Saint Mary Medical Center
Lake Luxembourg
Core Creek County Park
Woodbourne
Trenton, NJ 9 miles
BUCKS COUNTY
Middletown Country Club
Langhorne
Sesame Place
The Court at Oxford Valley
Oxford Valley Mall
Fairless Hills
Oxford Valley GC
Chickenfoot Park
Langhorne Shopping Center
Cairn University
SEPTA WEST TRENTON LINE
Feasterville
Trevose
Neshaminy Falls
Neshaminy Mall
Hulmeville
Levittown
Pennsylvania Turnpike
Somerton
Forest Hills
Parx Casino and Racing
Benjamin Rush Park
Bensalem
Silver Lake County Park
PHILADELPHIA
Bristol
SEPTA TRENTON LINE
Croydon
Bensalem Country Club
Franklin Mills
Eddington
Northeast Philadelphia Airport
PHILADELPHIA COUNTY
Neshaminy State Park
Delaware River
Northeast Shopping Ctr.
Woodhaven Shopping Center
Cornwells Heights
NJ TRANSIT RIVER LINE LIGHT RAIL
Burlington
Beverly
John F. Byrne Golf Course
PENNSYLVANIA
NEW JERSEY
Edgewater Park Township
BURLINGTON COUNTY
Delanco
Pennypack Park
Philadelphia Intl. Airport 21 miles
Torresdale
PENNSYLVANIA
NEW JERSEY
Quakertown
Flemington
Perkasie
Hopewell
Lambertville
Princeton
Doylestown
Harleysville
Montgomeryville
Ewing
Hamilton Twp.
Pottstown
Lansdale
North Wales
Horsham
Newtown
TRENTON
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Radnor
Malvern
Wayne
Ardmore
Willingboro
Mount Holly
PHILADELPHIA
Moorestown
Broomall
Media
Pennsauken
Springfield
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Bellmawr
Woodbury
Claymont
Lindenwold
Gloucester Township
DE
WILMINGTON
Swedesboro
WHARTON STATE FOREST

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

Mortgage Loan No. 9 – Thunder Hollow Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,875,000			Location:	Bensalem, PA 19020
Cut-off Date Balance:	$30,875,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Oxford Realty Group LLC, Harry Rieder, George Rieder, George Karasick			Year Built/Renovated:	1974/N/A
				Size:	301 Units
Mortgage Rate:	4.8275304%			Cut-off Date Balance per Unit:	$102,575
Note Date:	4/30/2014			Maturity Date Balance per Unit:	$93,689
First Payment Date:	6/1/2014			Property Manager:	Oxford Realty Management LLC
Maturity Date:	5/1/2021
Original Term to Maturity:	84 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$2,563,749
Seasoning:	1 month			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (25); DEF (55); O (4)			UW NOI Debt Yield at Maturity:	9.1%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF DSCR:	1.34x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$2,446,416 (3/31/2014 TTM)
Additional Debt Balance:	$4,125,000			2nd Most Recent NOI:	$2,530,378 (12/31/2012)
Future Debt Permitted (Type):	No			3rd Most Recent NOI:	$1,572,446 (12/31/2011)
Reserves(1)				Occupancy Rate(2):	88.7% (5/22/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.0% (12/31/2013)
RE Tax:	$108,629	$9,052	N/A	3rd Most Recent Occupancy:	96.1% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$41,825,000 (3/4/2014)
Recurring Replacements:	$500,000	Springing	N/A	Cut-off Date LTV Ratio:	73.8%
Deferred Maintenance:	$185,210	$0	N/A	Maturity Date LTV Ratio:	67.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,875,000	81.8%	Loan Payoff:	$33,728,459	89.4%
Mezzanine Loan:	$4,125,000	10.9%	Mezzanine Loan Payoff(3):	$2,539,221	6.7%
Borrower Equity:	$2,740,127	7.3%	Closing Costs:	$787,237	2.1%
			Reserves:	$685,210	1.8%
Total Sources:	$37,740,127	100.0%	Total Uses:	$37,740,127	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Of the 34 vacant apartments, 16 are currently off line due to a fire. See “—The Mortgaged Property” below for further information.

(3)
A previous mezzanine loan was repaid by the Thunder Hollow Apartments Borrower in February 2014, prior to the origination of the Thunder Hollow Apartments Mortgage Loan. The repayment of the prior mezzanine loan is classified as a use of loan proceeds in the table above.

The Thunder Hollow Apartments Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Thunder Hollow Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $30,875,000 and is secured by a first priority fee mortgage encumbering a multifamily property known as Thunder Hollow Apartments located in Bensalem, Pennsylvania (the “Thunder Hollow Apartments Property”). The proceeds of the Thunder Hollow Apartments Mortgage Loan, together with the proceeds of a mezzanine loan originated simultaneously with the Thunder Hollow Apartments Mortgage Loan (the “Thunder Hollow Apartments Mezzanine Loan”), were used to refinance a previous loan of approximately $33,728,459, which was included in the BACM 2005-5 securitization trust. The Thunder Hollow Apartments Property was acquired by the Thunder Hollow Apartments Borrower in 2005 for a purchase price of approximately $42,250,000.

The Borrower and the Sponsor.  The borrowers are Thunder Hollow I LLC, Thunder Hollow II LLC and Thunder Hollow III LLC (collectively, as tenants in common, the “Thunder Hollow Apartments Borrower”), three single purpose Delaware limited liability companies with independent directors. The Thunder Hollow Apartments Borrower is controlled and indirectly partially owned by Harry Rieder, George Karasick and George Rieder. Harry Rieder is a founder and George Karasick is a partner of Oxford Realty Group LLC (“Oxford”). Harry Rieder, George Karasick, George Rieder and Oxford are the nonrecourse carve-out guarantors.

Oxford is a Highland Park New Jersey based residential owner and manager founded in 1957. Oxford affiliates currently own approximately 22 residential properties in New Jersey, Pennsylvania and New York.

The Mortgaged Property. The Thunder Hollow Apartments Property is a 301-unit multifamily housing complex consisting of 25 two-story buildings located in Bensalem, Pennsylvania, approximately 10 miles northeast of the Philadelphia CBD. The units are two and three bedroom apartments, all with

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

1.5 bathrooms, that average 1,085 SF and 1,350 SF, respectively. Property amenities include a clubhouse with a fitness center and a swimming pool. Each apartment has a private entrance and a two-story design. Thirty of the units have wood-burning fireplaces and all apartments have in-unit washers and dryers.

One of the 25 buildings within the Thunder Hollow Apartments Property, encompassing 16 units, is currently off-line due to a fire that occurred in February 2014. Permits are pending that will allow repair of the damaged apartments. These off line apartments are part of the actual and underwritten vacancy at the Thunder Hollow Apartments Property. In addition, the Thunder Hollow Apartments Borrower has implemented a general apartment renovation plan and intends to upgrade approximately 30 units per year, as turnover permits, at the Thunder Hollow Apartments Property. A portion of these intended renovations will be funded by an upfront repair reserve. See “—Escrows and Reserves” below for further information.

The following table presents certain information relating to the unit mix at the Thunder Hollow Apartments Property:

Thunder Hollow Apartments Property Unit Mix
Unit Type	Number of Units	Occupied Units	Occupancy(1)	Average Unit Size (SF)	Monthly Rental Rate(1)	Monthly Rental Rate PSF
2 Bedroom	180	157	87.2%	1,085	$1,045-$1,495	$0.96-$1.38
3 Bedroom	121	110	90.9%	1,350	$1,155-$1,670	$0.86-$1.24
Total/Wtd. Avg.	301	267	88.7%	1,192

(1)	The vacant, fire damaged apartments include 12 two-bedroom units and four three-bedroom units.

The Market.  The Thunder Hollow Apartments Property is located in Bensalem, Bucks County, Pennsylvania, approximately 10 miles northeast of the Philadelphia CBD. The Bensalem submarket contains approximately 12,167 apartment units and as of December 31, 2013, the submarket had an average occupancy rate of 97.8% and an average monthly rental rate per apartment unit of $969. The metropolitan Philadelphia multifamily market contained approximately 204,371 rental units with an average occupancy rate of 96.7% and an average rental rate per apartment unit of $1,117. Estimated 2013 population within a five-mile radius of the Thunder Hollow Apartments Property was 247,794 and estimated average household income was $73,871. The six most competitive properties, presented below, are between 93% and 97% occupied:

Comparable Property Summary
Property	Location	Year Built	Occ.	No. of Units	Avg. 2 BR Size (SF)	Avg. 2 BR Asking Rent (per month)	Avg. 3 BR Size (SF)	Avg. 3 BR Asking Rent (per month)
Korman Village Square	1600 Brookwood Drive Bensalem, PA	1973-1978	96%	694	861	$1,000	N/A	N/A
Middletown Trace	800 Trenton Road Langhorne, PA	1972	94%	508	984	$1,209	1,195	$1,469
Berkeley Trace	3806 Bensalem Blvd. Bensalem, PA	1976	95%	282	1,042	$1,320	1,195	$1,485
Longmeadow	3060 Bristol Road Bensalem, PA	1975	95%	188	1,035	$1,073	1,104	$1,125
Chalet Village	95 Heights Lane Feasterville, PA	1967	97%	92	857	$1,278	1,086	$1,468
Franklin Commons	1400 Cardinal Drive Bensalem, PA	1984	93%	703	950	$1,040	N/A	N/A

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Thunder Hollow Apartments Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	3/31/2014 TTM	UW	UW per Unit
Base Rent(1)	$3,296,845	$3,299,946	$3,345,226	$4,058,346	$4,033,640	$4,109,627	$4,669,800	$15,514
Other Income(2)	$179,291	$173,551	$174,483	$203,015	$197,769	$179,312	$197,769	$657
Discounts/Concessions	$0	$0	$0	$0	$0	$0	$0	$0
Less Vacancy	$0	$0	$0	$0	$0	$0	($457,975)	($1,522)
Effective Gross Income	$3,476,136	$3,473,497	$3,519,709	$4,261,361	$4,231,409	$4,288,939	$4,409,594	$14,650
Total Operating Expenses	$1,489,203	$1,686,407	$1,947,263	$1,730,983	$1,816,580	$1,842,523	$1,845,845	$6,132
Net Operating Income	$1,986,933	$1,787,090	$1,572,446	$2,530,378	$2,414,829	$2,446,416	$2,563,749	$8,517
Capital Expenditures	$0	$165,782	$315,992	$270,404	$0	$0	$77,488	$257
Upfront Capex Escrow Offset(3)	$0	$0	$0	$0	$0	$0	($50,000)	($166)
Net Cash Flow	$1,986,933	$1,621,308	$1,256,454	$2,259,974	$2,414,829	$2,446,416	$2,536,261	$8,426
Occupancy %(4)	87.0%	81.0%	91.3%	96.1%	91.0%	88.7%	90.2%
NOI DSCR	1.05x	0.95x	0.83x	1.34x	1.28x	1.29x	1.36x
NCF DSCR	1.05x	0.86x	0.67x	1.20x	1.28x	1.29x	1.34x
NOI Debt Yield	6.4%	5.8%	5.1%	8.2%	7.8%	7.9%	8.3%
NCF Debt Yield	6.4%	5.3%	4.1%	7.3%	7.8%	7.9%	8.2%

(1)	Historical base rent is net of vacancy.

(2)	Other income is comprised primarily of water/sewer reimbursements.

(3)
An upfront capital expenditure escrow of $500,000 was collected at closing. This upfront escrow is utilized as an offset to the underwritten capital expenditure amount over the 10 year loan period at $50,000 per year.

(4)	The reported Occupancy % for years 2009 and 2010 are based on occupancy reports provided by the Thunder Hollow Apartments Borrower.

Escrows and Reserves. The Thunder Hollow Apartments Borrower deposited $108,629 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Thunder Hollow Apartments Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Thunder Hollow Apartments Borrower maintains insurance under an acceptable blanket insurance policy). The Thunder Hollow Apartments Borrower deposited $500,000 in escrow at loan origination for initial capital expenditures set forth on a schedule attached to the loan agreement, of which $400,000 will be disbursed to the Thunder Hollow Apartments Borrower when, among other conditions, the debt service coverage ratio with respect to the Thunder Hollow Apartments Mortgage Loan is equal to or greater than 1.15x and the debt yield with respect to the Thunder Hollow Apartments Mortgage Loan is equal to or greater than 7.75%. Upon completion of the initial capital expenditures referenced in the previous sentence and disbursement of the amount also referenced in the previous sentence, the Thunder Hollow Apartments Borrower is thereafter also required to make monthly deposits of $6,271 for replacement reserves (which amount may be increased by lender if lender determines that an increase is reasonably necessary to maintain proper operation of the Thunder Hollow Apartments Property).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Thunder Hollow Apartments Mortgage Loan. The Thunder Hollow Apartments Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Thunder Hollow Apartments Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” and to remit the excess as follows and in the following priority:

(i)           to disburse to the Thunder Hollow Apartments Borrower the amount of monthly operating expenses not otherwise paid or reserved for in the reserves as described above under “—Escrows and Reserves” and referenced in an annual budget approved by lender together with other amounts incurred by the Thunder Hollow Apartments Borrower in connection with the operation and maintenance of the Thunder Hollow Apartments Mortgaged Property approved by lender;

(ii)           provided no event of default on the Thunder Hollow Apartments Mortgage Loan has occurred, to pay regularly scheduled monthly debt service on the Thunder Hollow Apartments Mezzanine Loan;

(iii)           if a Cash Sweep Period exists (other than solely as a result of an event of default under the Thunder Hollow Apartments Mezzanine Loan, to remit the remainder to an account to be held as additional security for the Thunder Hollow Apartments Mortgage Loan;

(iv)           if a Cash Sweep Period exists solely as a result of an event of default under the Thunder Hollow Apartments Mezzanine Loan, to remit the remainder to the lender under the Thunder Hollow Apartments Mezzanine Loan to be applied in accordance with the loan documents under the Thunder Hollow Apartments Mezzanine Loan; and

(v)           if no Cash Sweep Period exists, to disburse any excess to the Thunder Hollow Apartments Borrower.

A “Trigger Event” means (a) the occurrence of an event of default under the Thunder Hollow Apartments Mortgage Loan or (b) the occurrence of an event of default under the Thunder Hollow Apartments Mezzanine Loan or (c) the cumulative debt service coverage ratio with respect to the Thunder Hollow Apartments Mortgage Loan and the Thunder Hollow Apartments Mezzanine Loan falls below 1.05x for the immediately preceding six consecutive calendar months.

A “Cash Sweep Period” commences upon the occurrence of a Trigger Event and continues until (a) with respect to the Trigger Event described in clause (a) of the definition thereof, the event of default under the Thunder Hollow Apartments Mortgage Loan is cured, (b) with respect to the Trigger Event described in clause (b) of the definition thereof, the event of default under the Thunder Hollow Apartments Mezzanine Loan is cured or (c) with respect to the Trigger Event described in clause (c) of the definition thereof, the cumulative debt service coverage ratio with respect to the Thunder Hollow

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Thunder Hollow Apartments

Apartments Mortgage Loan and the Thunder Hollow Apartments Mezzanine Loan is at least 1.10x for the immediately preceding six consecutive calendar months.

Property Management. The Thunder Hollow Apartments Property is managed by Oxford Realty Management LLC, an affiliate of the Thunder Hollow Apartments Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  The “Thunder Hollow Apartments Mezzanine Loan” refers to a loan in the principal amount of $4,125,000 made by Morgan Stanley Mortgage Capital Holdings LLC to Thunder Holdings I LLC, Thunder Holdings II LLC and Thunder Holdings III LLC (collectively, the “Thunder Hollow Apartments Mezzanine Borrower”) secured by 100% of the direct or indirect equity interest in the Thunder Hollow Apartments Borrower. The Thunder Hollow Apartments Mezzanine Loan was put in place simultaneous with the origination of the Thunder Hollow Apartments Mortgage Loan and was assigned after origination by the initial lender to RMezz Thunder Hollow, LLC, an affiliate of Rialto Capital Management LLC.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Thunder Hollow Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of replacement costs and twelve months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Thunder Hollow Apartments Borrower is required to maintain, and the lender will accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

Mortgage Loan No. 10 – Sprague Hotel Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

Mortgage Loan No. 10 – Sprague Hotel Portfolio

Carmel
Fishers
INDIANAPOLIS
Richmond
Dayton
OHIO
Indianapolis Intl. Airport
Greencastle
Mooresville
Greenwood
Middletown
Terre Haute
Indiana State University
Franklin
Hamilton
INDIANA
Edinburgh
Columbus
Bloomington
Indiana University
CINCINNATI
Cincinnati-Northern KY Intl. Airport
Covington
Robinson
Linton
HOOSIER NATIONAL FOREST
Seymour
ILLINOIS
NSA Crane
Madison
Vincennes
Washington
Scottsburg
KENTUCKY
HOOSIER NATIONAL FOREST
Charlestown
Princeton
New Albany
La Grange
Huntingburg
Frankfort
LOUISVILLE
Tell City
Louisville Intl. Airport
Jeffersontown
LEXINGTON

Sprague Hotel Portfolio

1 Hilton Garden Inn - Indianapolis	Indianapolis, IN
2 Hilton Garden Inn - Edinburgh	Edinburgh, IN
3 Holiday Inn Express - Greenwood	Greenwood, IN

Downtown
INDIANAPOLIS
Beech Grove
Perry Township
Franklin Township
West Newton
Homecroft
Southport
Greenwood
New Whiteland
Whiteland

Edinburgh
COLUMBUS
Downtown

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

Mortgage Loan No. 10 – Sprague Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$27,450,000			Location:	Various
Cut-off Date Balance:	$27,319,474			General Property Type:	Hospitality
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Richard L. Sprague; Janeen M. Sprague			Year Built/Renovated:	Various
Mortgage Rate:	4.970%			Size:	345 Rooms
Note Date:	3/6/2014			Cut-off Date Loan per Unit:	$79,187
First Payment Date:	5/1/2014			Maturity Date Loan per Unit:	$50,398
Maturity Date:	4/1/2024			Property Manager:	Choice Inns, Inc.; J. Enterprises, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	240 months			UW NOI:	$3,672,111
IO Period:	0 months			UW NOI Debt Yield:	13.4%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	21.1%
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NCF DSCR:	1.50x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$3,980,226 (1/31/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,674,136 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,677,561 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	71.9% (1/31/2014)
Reserves(1)				2nd Most Recent Occupancy:	72.2% (12/31/2012)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	70.5% (12/31/2011)
RE Tax:	$219,439	$36,573	N/A	Appraised Value (as of):	$43,300,000 (2/1/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	63.1%
FF&E:	$0	$35,711	N/A	Maturity Date LTV Ratio:	40.2%
Other:	$200,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,450,000	100.0%	Loan Payoff:	$26,888,123	98.0%
			Reserves:	$419,439	1.5%
			Return of Equity:	$142,438	0.5%
Total Sources:	$27,450,000	100.0%	Total Uses:	$27,450,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Sprague Hotel Portfolio Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Sprague Hotel Portfolio Mortgage Loan”) is evidenced by a note in the original principal amount of $27,450,000 and is secured by a first priority fee mortgage encumbering three limited-service hospitality properties known as the Sprague Hotel Portfolio located in Indiana (the “Sprague Hotel Portfolio Properties”). The Sprague Hotel Portfolio Mortgage Loan refinanced and paid off the previous loan secured by the Sprague Hotel Portfolio Properties, which had an existing balance of approximately $26.9 million.

The Borrower and the Sponsor.  The borrowers are Choice Inn of Greenwood LLC, Choice Inn of Claybrooke Commons, LLC and J. Enterprise Inn of Edinburgh, LLC, each a single-purpose Indiana limited liability company with one independent director (collectively, the “Sprague Hotel Portfolio Borrower”).

The Sprague Hotel Portfolio sponsors and nonrecourse carve-out guarantors are Richard L. Sprague and Janeen M. Sprague. Richard L. Sprague and Janeen M. Sprague have over sixty years of combined real estate experience through a number of companies including Sprague Company Hotel Developers, a hotel management and development company that operates hotels in the Indianapolis and the south central region of Indiana. Sprague Company Hotel Developers’ portfolio consists of 11 properties operating under several brands, including Holiday Inn Express & Suites, Hampton Inn, Hampton Inn & Suites, Comfort Inn and Hilton Garden Inn.

The Mortgaged Property.  The Sprague Hotel Portfolio Properties consist of three limited service hospitality properties located in Indiana. The properties were constructed between 2000 and 2009. Two of the Sprague Hotel Portfolio Properties are flagged as Hilton Garden Inns and one of the Sprague Hotel Portfolio Properties is flagged as a Holiday Inn Express & Suites.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

The following table presents certain information relating to the Sprague Hotel Portfolio Properties:

Property Summary

Property	Address	Allocated Loan Amount	% of Allocated Loan Amount	Room	Allocated Loan Amount per Room	Year Built/ Renovated	Appraised Value
HGI Indianapolis Property	Indianapolis, Indiana	$13,520,000	49.3%	135	$100,148	2009/N/A	$20,800,000
HGI Edinburgh Property	Edinburgh, Indiana	$8,905,000	32.4%	125	$71,240	2008/N/A	$13,700,000
HIE Greenwood Property	Greenwood, Indiana	$5,025,000	18.3%	85	$59,118	2000/2008	$8,800,000
Total/Wtd. Avg.		$27,450,000	100.0%	345	$79,565		$43,300,000

The Hilton Garden Inn Indianapolis Property (the “HGI Indianapolis Property”) is a five-story, 135-room limited service hotel located on the east side of South Emerson Avenue, just west of Interstate 65 and northeast of the Greenwood Municipal Airport in Indianapolis, Indiana. The HGI Indianapolis Property was constructed in 2009 and has a guest room configuration that consists of 62 double queen rooms, 57 king rooms, 12 junior suites and four king couples suites. Amenities at the HGI Indianapolis Property include a breakfast room, lounge, sundries shop, fitness center, business center, indoor swimming pool, meeting space, high-speed internet access and vending and ice machines. The HGI Indianapolis Property carries a Hilton Inns, Inc. flag under a franchise agreement that runs through January 31, 2028.

More specific information about the HGI Indianapolis Property is set forth in the table below:

HGI Indianapolis Property and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			HGI Indianapolis Property			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	69.3%	$96.80	$68.46	71.3%	$117.52	$83.79	102.9%	118.0%	122.4%
2013	68.7%	$95.96	$65.97	71.3%	$114.15	$81.41	103.7%	119.0%	123.4%
1/31/2014 TTM	68.9%	$96.00	$66.12	71.5%	$113.90	$81.43	103.8%	118.6%	123.2%

The Hilton Garden Inn Edinburgh Property (the “HGI Edinburgh Property”) is a five-story, 125-room limited service hotel located on the east side of North US Highway 31, just north of Interstate 65 and adjacent to the Edinburgh Outlet Shopping Center in Edinburgh, Indiana, just south of the Indianapolis metropolitan statistical area (“MSA”). The HGI Edinburgh Property was constructed in 2008 and has a guest room configuration that consists of 62 double queen rooms, 47 king rooms, 12 junior suites and four king couples suites. Amenities at the HGI Edinburgh Property include a breakfast room, lounge, sundries shop, fitness center, business center, indoor swimming pool, meeting space, high-speed internet access and vending and ice machines. Additionally, the HGI Edinburgh Property features the Great American Grill, a restaurant offering breakfast and dinner. The HGI Edinburgh Property carries a Hilton Inns, Inc. flag under a franchise agreement that runs through November 3, 2027.

More specific information about the HGI Edinburgh Property is set forth in the table below:

HGI Edinburgh Property and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			HGI Edinburgh Property			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	66.3%	$92.00	$60.98	69.4%	$103.40	$71.73	104.7%	112.4%	117.6%
2013	61.0%	$91.53	$55.84	67.6%	$99.33	$67.13	110.8%	108.5%	120.2%
1/31/2014 TTM	61.1%	$91.76	$56.05	67.8%	$100.03	$67.85	111.0%	109.0%	121.1%

Source: Industry Report

The Holiday Inn Express & Suites Greenwood Property (the “HIE Greenwood Property”) is a three-story, 85-room limited service hotel located on the east side of North Emerson Avenue, just west of Interstate 65 and east of the Greenwood Municipal Airport in Greenwood, Indiana. The HIE Greenwood Property was constructed in 2000 and renovated in 2008 and has a guest room configuration that consists of 40 double queen rooms, 34 king rooms and 11 other suites. Amenities at the HIE Greenwood Property include a breakfast room, lounge, sundries shop, fitness center, business center, indoor swimming pool, meeting space, high-speed internet access and vending and ice machines. Additionally, the HIE Greenwood Property contains approximately 1,500 SF of meeting room space in two rooms. The HIE Greenwood Property carries an Intercontinental Hotels Group flag under a franchise agreement that runs through August 24, 2020.

More specific information about the HIE Greenwood Property is set forth in the table below:

HIE Greenwood Property and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			HIE Greenwood Property			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	66.3%	$81.00	$56.13	76.1%	$108.45	$82.50	109.8%	133.9%	147.0%
2013	68.4%	$78.77	$53.90	73.8%	$101.19	$74.63	107.8%	128.5%	138.5%
1/31/2014 TTM	68.7%	$78.75	$54.11	74.0%	$101.22	$74.90	107.7%	128.5%	138.4%

Source: Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

The Market.  The Sprague Hotel Portfolio Properties are located in the Indianapolis, Indiana core based statistical area (“CBSA”).

HGI Indianapolis and HIE Greenwood Properties are located within the Indianapolis MSA. Employment in the Indianapolis MSA is concentrated within trade, transportation and utilities, education and health services and professional and business services. Indiana University Health (20,292 employees), St. Vincent Hospitals & Health Services (11,075 employees), Eli Lilly and Company (10,500 employees), Wal-Mart Stores, Inc. (9,000 employees) and Marsh Supermarkets (8,890 employees) are the five largest employers in the Indianapolis MSA.

According to the appraiser, the primary competitive set for the HGI Indianapolis and HIE Greenwood Properties consists of five hotels totaling 477 rooms. The 2013 estimated occupancy, ADR and RevPAR for the primary competitive set were 68.9%, $100.03 and $69.35, respectively.

Competing properties for the HGI Indianapolis and HIE Greenwood Properties are shown in the table below:

Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Other %	2013 Occupancy	2013 ADR	2013 RevPAR
HGI Indianapolis Property	135	45%	15%	35%	5%	71.3%	$115.05	$82.03
HIE Greenwood Property	85	45%	15%	35%	5%	73.8%	$101.20	$74.68
Hampton Inn Indianapolis South	112	45%	10%	40%	5%	61.0%	$89.00	$54.29
Fairfield Inn Indianapolis South	62	40%	5%	50%	5%	66.0%	$83.00	$54.78
Courtyard Indianapolis South	83	40%	20%	35%	5%	73.0%	$102.00	$74.46
Total/Wtd. Avg.	477	43%	13%	38%	5%	68.9%	$100.03	$69.35

Source: Appraisal

The HGI Edinburgh Property is located in Edinburgh, Indiana, just south of the Indianapolis metropolitan statistical area. The HGI Edinburgh Property benefits from being located just off of Interstate 65 and adjacent to the Edinburgh Outlet Shopping Center.

According to the appraiser, the primary competitive set for the HGI Edinburgh Property consists of eight hotels totaling 902 rooms. The 2013 estimated occupancy, ADR and RevPAR for the primary competitive set were 61.8%, $93.01 and $57.74, respectively.

Competing properties for the HGI Edinburgh Property are shown in the table below:

Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Other %	2013 Occupancy	2013 ADR	2013 RevPAR
HGI Edinburgh Property	125	40%	20%	35%	5%	67.6%	$102.55	$69.33
Clarion Hotel & Conference Center	253	30%	45%	20%	5%	55.0%	$90.00	$49.50
Courtyard Columbus Tipton Lakes	90	45%	25%	25%	5%	64.0%	$99.00	$63.36
Hampton Inn Columbus Taylorsville Edinburgh	95	45%	10%	40%	5%	60.0%	$82.00	$49.20
Hotel Indigo Columbus Architectural Center	85	40%	25%	30%	5%	57.0%	$88.00	$50.16
Residence Inn Columbus	83	20%	5%	15%	60%	71.0%	$104.00	$73.84
La Quinta Inn & Suites Columbus Edinburgh	78	40%	10%	40%	10%	67.0%	$89.00	$59.63
Holiday Inn Express & Suites Columbus Edinburgh	93	40%	10%	40%	10%	64.0%	$92.00	$58.88
Total/Wtd. Avg.	902	36%	24%	29%	11%	61.8%	$93.01	$57.74

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Sprague Hotel Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sprague Hotel Portfolio Properties:

Cash Flow Analysis
	2011	2012	2013	1/31/2014 TTM	UW	UW per Room
Occupancy	70.5%	72.2%	71.9%	71.9%	72.0%
Average Daily Rate	$99.65	$110.68	$105.97	$106.18	$106.11
RevPAR	$69.57	$79.42	$75.62	$75.83	$75.83

Rooms Revenue	$8,760,799	$10,028,282	$9,521,957	$9,548,400	$9,548,397	$27,677
Food & Beverage Revenue	$1,102,483	$1,131,960	$1,025,647	$1,045,930	$1,045,930	$3,032
Other Income	$116,073	$104,676	$77,988	$90,381	$90,381	$262
Total Revenue	$9,979,355	$11,264,918	$10,625,592	$10,684,711	$10,684,708	$30,970
Total Expenses	$6,301,794	$6,590,782	$6,696,960	$6,704,485	$7,012,597	$20,326
Net Operating Income	$3,677,561	$4,674,136	$3,928,632	$3,980,226	$3,672,111	$10,644
FF&E	$0	$0	$0	$0	$428,535	$1,242
Net Cash Flow	$3,677,561	$4,674,136	$3,928,632	$3,980,226	$3,243,576	$9,402

NOI DSCR	1.70x	2.16x	1.81x	1.84x	1.69x
NCF DSCR	1.70x	2.16x	1.81x	1.84x	1.50x
NOI Debt Yield	13.5%	17.1%	14.4%	14.6%	13.4%
NCF Debt Yield	13.5%	17.1%	14.4%	14.6%	11.9%

Escrows and Reserves.  The Sprague Hotel Portfolio Borrower deposited $219,439 in escrow for annual real estate taxes at loan origination and is required to escrow $36,573 monthly. The Sprague Hotel Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Sprague Hotel Portfolio Borrower maintains insurance under a satisfactory blanket insurance policy).The Sprague Hotel Portfolio Borrower is required on each payment date to make monthly deposits for FF&E reserves equal to 4% of total gross revenues from the prior calendar month. The Sprague Hotel Portfolio Borrower deposited $200,000 at loan origination into a Greenwood PIP reserve account and is required to deposit excess cash to that reserve upon a Greenwood PIP Trigger Event (as defined below).

A “Greenwood PIP Trigger Event” means the period commencing on the payment date occurring in August 2019 and ending on the earliest to occur of (i) the Greenwood PIP Reserve Account equaling or exceeding $850,000, (ii) the commencement of a new franchise agreement with Holiday Hospitality Franchising, Inc. or (iii) the commencement of a replacement franchise agreement.

Lockbox and Cash Management.  A springing lockbox applies with respect to the Sprague Hotel Portfolio Mortgage Loan. However, the Sprague Hotel Portfolio Borrower has delivered at loan origination all documentation for the lender to put in place a hard lockbox upon the occurrence and continuation of a Cash Sweep Period (as defined below). The Sprague Hotel Portfolio Mortgage Loan has springing cash management. During a Cash Sweep Period, the Sprague Hotel Portfolio Borrower will be required to deposit all excess cash with respect to the Sprague Hotel Portfolio Mortgage Loan into an account to be held by the lender as additional security for the Sprague Hotel Portfolio Mortgage Loan.

A “Cash Sweep Period” means the period: (i) commencing at such time as the debt service coverage ratio for the Sprague Hotel Portfolio Properties for the immediately preceding 12 calendar months is less than 1.20x and ending when the debt service coverage ratio equals or exceeds 1.35x for two consecutive calendar quarters; or (ii) commencing upon the occurrence of a Greenwood PIP Trigger Event and ending when the Greenwood PIP Trigger Event ends.

Property Management.  The Sprague Hotel Portfolio Properties are managed by J. Enterprises, Inc. and Choice Inns, Inc., each an affiliate of the Sprague Hotel Portfolio Borrower.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Provided no event of default has occurred and is continuing, after the date that is two years from the closing of the securitization, and in connection with an arm’s-length sale, the related Sprague Hotel Portfolio Borrower may cause the release of not more than two (2) of the Sprague Hotel Portfolio Properties (each individually a “Release Property”), from the lien of the related mortgage through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the related Sprague Hotel Portfolio Mortgage Loan documents, including, but not limited to the following: (A) providing defeasance collateral in an amount sufficient to defease 125% of the allocated loan amount for the Release Property to be released; (B) after giving effect to such release, the debt service coverage ratio for the remaining Sprague Hotel Portfolio Properties is not less than the greater of (i) 1.50x or (ii) the debt service coverage ratio as determined for the 12 months immediately prior to the release of such Release Property; (C) after giving effect to such release, the loan-to-value ratio is not greater than the lesser of (i) 63% and (ii) the loan-to-value immediately prior to the release of such Release Property; (D) delivery of an opinion of counsel to the effect that the MSBAM 2014-C16 securitization trust will not fail to maintain its status as a REMIC as a result of the release of such Release Property; and (E) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current ratings of the MSBAM 2014-C16 certificates.

Terrorism Insurance.  Generally, the Sprague Hotel Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Sprague Hotel Portfolio Properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Library of Congress Annex

Mortgage Loan No. 11 – Library of Congress Annex

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$23,375,000			Location:	Landover, MD 20785
Cut-off Date Balance:	$23,375,000			General Property Type:	Industrial
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	James M. Jacobson, Jr.			Year Built/Renovated:	1975/N/A
Mortgage Rate:	4.950%			Size:	216,500 SF
Note Date:	2/18/2014			Cut-off Date Balance per Unit:	$108
First Payment Date:	4/1/2014			Maturity Date Balance per Unit:	$94
Maturity Date:	3/1/2024			Property Manager:	CB Richard Ellis of Virginia, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$2,130,690
Seasoning:	3 months			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.31x
Additional Debt Type:	N/A			Most Recent NOI (As of):	$2,292,666 (10/31/2013 YTD Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI (As of):	$2,706,352 (12/31/2012)
Future Debt Permitted:	No			3rd Most Recent NOI (As of):	$2,094,152 (12/31/2011)
Reserves				Occupancy Rate:	100.0% (2/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2013)
RE Tax:	$112,169	$18,695	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(2):	$33,700,000 (1/16/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	69.4%
Deferred Maintenance:	$500,000	$0	N/A	Maturity Date LTV Ratio:	60.1%
TI/LC	$0	Springing	N/A
Other(1):	$1,051,742	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,375,000	65.2%	Purchase Price:	$33,390,000	93.1%
Borrower Equity:	$10,078,245	28.1%	Outstanding TI/LC/Work Reserves:	$1,051,742	2.9%
Seller TI/LC/Work Credits:	$1,051,742	2.9%	Deferred Maintenance Reserve:	$500,000	1.4%
Seller Deferred Maintenance Credit:	$500,000	1.4%	Closing Costs:	$931,246	2.6%
Seller Closing Cost Credits:	$868,000	2.4%
Total Sources:	$35,872,988	100.0%	Total Uses:	$35,872,988	100.0%

(1)	Upon the February 1, 2012 lease renewal, certain tenant improvement allowances totaling $1,082,500 were given to the tenant. The outstanding amount of those allowances was escrowed.

(2)	The appraiser’s “Go Dark Value” is $26,200,000.

The Mortgage Loan. The eleventh largest mortgage loan (the “Library of Congress Annex Mortgage Loan”) is evidenced by a note in the original principal balance of $23,375,000 and is secured by a first priority fee mortgage encumbering a warehouse 100% utilized by the United States Library of Congress (the “Library of Congress Annex Property”). The proceeds of the Library of Congress Annex Mortgage Loan were used to finance the acquisition of the Library of Congress Annex Property for a purchase price of approximately $33,390,000.

The Property.  The Library of Congress Annex Property is a 216,500 SF, two-story warehouse built in 1975 and continuously leased to the United States of America as storage space for the Library of Congress since constructed. The Library of Congress Annex Property contains cold storage vaults, climate controlled zones, and extensive security systems. Ceiling clearance heights are 20 feet to 26 feet on the first floor and 26 feet to 30 feet on the second floor. There are 21 loading doors and one drive in door. Each floor has access to loading docks. Office space build-out accounts for approximately 15% of floor space. There are 200 surface parking spaces. There are currently plans to, among other things, convert a portion of the existing mezzanine level of the Library of Congress Annex Property to shelving and warehouse, install remote monitoring equipment for the cold storage vaults and HVAC equipment, install a mechanical lift, install a dehumidification machine, fence a portion of the rear parking lot, install an emergency generator, insulate the roof and install new window film. The total cost estimate of the work is approximately $4,305,000, of which the tenant is expected to fund approximately $3,305,407. The remainder is expected to be funded through a landlord contribution, for which a reserve was established at origination.  The tenant extended its lease at the Library of Congress Annex Property in 2012 for a 10-year period. The tenant has one remaining 10-year lease renewal option.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Library of Congress Annex

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration(1)
Major Tenants
United States of America	AAA/Aaa/AA+	216,500	100%	$3,212,860	100%	$14.84	1/31/2022

Total/Wtd. Avg.		216,500	100%	$3,212,860	100%	$14.84

The Borrower.  The Library of Congress Annex property is owned by the following six Delaware limited liability companies as tenants in common: SPI 1701 Brightseat, LLC, Kelton Brightseat, LLC, Etzi Brightseat, LLC, Nance Brightseat, LLC, MJP Brightseat, LLC and Mt. Barker Brightseat, LLC (collectively, the “Library of Congress Annex Borrower”). Each borrowing entity is owned or controlled by family members of James M. Jacobson, Jr., the managing member of SALUS Property Investments, LLC (“SALUS”), or clients or affiliates of SALUS. Mr. Jacobson is the nonrecourse carve-out guarantor.

SALUS, as well as an affiliate, SALUS Government Properties Fund, LLC, are Charlotte, North Carolina based real estate ownership and management companies that focus on real estate leased to federal, state and county agencies.

The Library of Congress Borrower is affiliated with the borrower under one other mortgage loan with an outstanding principal balance of $9,800,000 as of the Cut-off Date that is also included in the MSBAM 2014-C16 transaction.

The Market.  The Library of Congress Annex Property is located in Landover, Prince George’s County, Maryland, approximately one half mile from the I-495 and Bishop Peebles Drive interchange, and approximately 10 miles from the Washington DC CBD. The Library of Congress Annex Property is within the Landover/Largo industrial submarket of Washington DC, which has an overall industrial vacancy rate of 11.5%

Cash Flow Analysis
	2010	2011	2012(1)	10/31/2013 YTD Ann.(2)	UW	UW PSF
Base Rent(1)	$2,043,925	$2,495,672	$3,086,785	$3,212,860	$3,212,860	$14.84
Other Income	$0	$0	$0	$0	$0	$0.00
Recoveries	$84,557	$4,954	$294,039	$8,721	$73,355	$0.34
Discounts/Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy	$0	$0	$0	$0	($160,643)	($0.74)
Effective Gross Income	$2,128,482	$2,500,626	$3,380,824	$3,221,581	$3,125,572	$14.44
Total Operating Expenses	$379,431	$406,474	$674,472	$928,915	$994,882	$4.60
Net Operating Income	$1,749,051	$2,094,152	$2,706,352	$2,292,666	$2,130,690	$9.84
TI/LC	$0	$0	$0	$0	$129,511	$0.60
Capital Expenditures	$0	$0	$0	$0	$33,179	$0.15
Net Cash Flow	$1,749,051	$2,094,152	$2,706,352	$2,292,666	$1,968,000	$9.09
Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.17x	1.40x	1.81x	1.53x	1.42x
NCF DSCR	1.17x	1.40x	1.81x	1.53x	1.31x
NOI Debt Yield	7.5%	9.0%	11.6%	9.8%	9.1%
NCF Debt Yield	7.5%	9.0%	11.6%	9.8%	8.4%

(1)	A lease renewal was executed effective February 2012 at $3,212,860 in base rent, an operating expense stop of $736,500, and a tenant improvement allowance of $1,082,500.

(2)	The seller of the Library of Congress Annex Property provided 2013 operating statements through October 31, 2013. For the above presentation purposes, those statements are annualized.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Wellington Circle Plaza

Mortgage Loan No. 12 – Wellington Circle Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,800,000			Location:	Medford, MA 02155
Cut-off Date Balance:	$22,800,000			General Property Type:	Retail
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Leonard H. Bierbrier			Year Built/Renovated:	1963/N/A
Mortgage Rate:	4.730%			Size:	54,335 SF
Note Date:	4/11/2014			Cut-off Date Loan per Unit:	$419.62
First Payment Date:	6/1/2014			Maturity Date Loan per Unit:	$370.00
Maturity Date:	5/1/2024			Property Manager:	Bierbrier Development, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,837,692
IO Period:	36 months			UW NOI Debt Yield:	8.1%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.1%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NCF DSCR:	1.25x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$1,592,505 (12/31/2013)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,516,398 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,471,694 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	95.3% (3/31/2014)
Reserves				2nd Most Recent Occupancy:	95.3% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	95.3% (12/31/2012)
RE Tax:	$13,872	$13,872	N/A	Appraised Value (as of):	$35,800,000 (3/21/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	63.7%
Deferred Maintenance:	$26,369	$0	N/A	Maturity Date LTV Ratio:	56.2%
Recurring Replacements:	$0	$950	N/A
TI/LC:	$0	$3,333	$200,000
Other:	$300,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,800,000	100.0%	Loan Payoff:	$15,226,778	66.8%
			Closing Costs:	$364,777	1.6%
			Other Costs:	$327,363	1.4%
			Return of Equity:	$6,881,082	30.2%
Total Sources:	$22,800,000	100.0%	Total Uses:	$22,800,000	100.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “Wellington Circle Plaza Mortgage Loan”) is evidenced by a note in the original principal amount of $22,800,000 and is secured by a first priority fee mortgage encumbering an anchored retail shopping center known as the Wellington Circle Plaza in Medford, Massachusetts (the “Wellington Circle Plaza Property”).

The Property. The Wellington Circle Plaza Property is a 54,335 SF anchored retail center located in Medford, MA, on the north side of Mystic Valley Parkway with direct frontage on the Wellington Circle rotary. The rotary connects Route 28 with Route 16, each with approximate average daily traffic counts of 30,000 and 36,000 respectively. The Wellington Circle Plaza Property was constructed between 1963 and 1999.

As of March 31, 2014, the Wellington Circle Plaza Property was 95.3% occupied by 17 tenants. The four largest tenants at the Wellington Circle Plaza Property are CVS (15,068 SF), Men’s Wearhouse (5,483 SF), Circle Laundry (4,394 SF) and LensCrafter (4,009 SF).

The Borrower. The borrower is Wellington Circle Plaza, LLC (the “Wellington Circle Plaza Borrower”), a bankruptcy remote, single-purpose limited liability company with one independent director. Equity ownership in the Wellington Circle Plaza Borrower is indirectly held by Leonard H. Bierbrier. Mr. Bierbrier is the Wellington Circle Plaza sponsor and nonrecourse guarantor. He is the President and Founder of Bierbrier Development, Inc. Bierbrier Development Inc.’s current portfolio includes six shopping centers located in Eastern Massachusetts with a combined real estate value of over $86 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Wellington Circle Plaza

The Market.  The Wellington Circle Plaza Property benefits from its proximity to the employment base from the nearby City of Boston and the Route 128 office market which is home to companies including Biogen Idec, Thermo Fischer Scientific, Texas Instruments, Raytheon, Lincoln Laboratories (MIT) and IBM. Tufts University is located on the west side of Medford and employs 3,500 people and has over 8,500 students.

The 2013 estimated population within a one, three and five-mile radius of the Wellington Circle Plaza Property was 22,290, 361,628 and 809,506, respectively. The 2013 estimated median household income within a one, three and five-mile radius of the Wellington Circle Plaza Property was $55,969, $58,250 and $58,739, respectively.

The following table presents a summary regarding major tenants at the Wellington Circle Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
CVS	NR/Baa1/BBB+	15,068	28%	$540,821	28%	$35.89	1/31/2025
The Men’s Wearhouse	NR/Ba3/B+	5,483	10%	$190,000	10%	$34.65	12/31/2014
Circle Laundry	NR/NR/NR	4,394	8%	$138,947	7%	$31.62	2/28/2021
LensCrafter	NR/NR/NR	4,009	7%	$240,540	13%	$60.00	12/31/2016
Subtotal/Wtd. Avg.		28,954	53%	$1,110,308	58%	$38.35

Other Tenants		22,848	42%	$793,943	42%	$34.75
Vacant Space		2,533	5%	$0	0%	$0.00
Total/Wtd. Avg.		54,335	100%	$1,904,251		$36.76

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weighted Average Annual UW Base Rent PSF excludes vacant space.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wellington Circle Plaza Property:

Cash Flow Analysis
	2011	2012	2013	UW	UW PSF
Base Rent	$1,648,812	$1,653,165	$1,784,864	$1,904,251	$35.05
Expense Reimbursements	$369,615	$390,745	$404,808	$436,585	$8.04
Other Income	$0	$0	$0	$126,650	$2.33
Less Vacancy & Credit Loss	$0	$0	$0	($147,015)	(7.72%)
Effective Gross Income	$2,018,427	$2,043,910	$2,189,672	$2,320,471	$42.71
Total Operating Expenses	$546,733	$527,512	$597,167	$482,779	$8.89
Net Operating Income	$1,471,694	$1,516,398	$1,592,505	$1,837,692	$33.82
TI/LC	$0	$0	$0	$40,000	$0.74
Capital Expenditures	$0	$0	$0	$11,410	$0.21
Net Cash Flow	$1,471,694	$1,516,398	$1,592,505	$1,786,282	$32.88

NOI DSCR	1.03x	1.06x	1.12x	1.29x
NCF DSCR	1.03x	1.06x	1.12x	1.25x
NOI Debt Yield	6.5%	6.7%	7.0%	8.1%
NCF Debt Yield	6.5%	6.7%	7.0%	7.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	The Milano

Mortgage Loan No. 13 – The Milano

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,600,000			Location:	Oxon Hill, MD 20745
Cut-off Date Balance:	$22,600,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Vito Dragone III, Laurence Bank, Stephen P. Hodgins			Year Built/Renovated:	1964/2012
				Size:	305 Units
Mortgage Rate:	4.400%			Cut-off Date Loan per Unit:	$74,098
Note Date:	2/4/2014			Maturity Date Loan per Unit:	$69,232
First Payment Date:	4/1/2014			Property Manager:	GREP Southeast, LLC
Maturity Date:	3/1/2019
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,958,331
IO Period:	12 months			UW NOI Debt Yield:	8.7%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	9.3%
Prepayment Provisions:	LO (27); DEF (30); O (3)			UW NCF DSCR:	1.39x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$1,900,504 (2/28/2014 TTM)
Additional Debt Type(1):	Mezzanine			2nd Most Recent NOI(2):	$1,323,113 (12/31/2012)
Additional Debt Balance:	$3,150,000			3rd Most Recent NOI(2):	($522,286) (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	94.8% (3/10/2014)
Reserves				2nd Most Recent Occupancy:	92.1% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.1% (12/31/2012)
RE Tax:	$111,600	$18,600	N/A	Appraised Value (as of):	$30,300,000 (1/8/2014)
Insurance:	$42,315	$10,579	N/A	Cut-off Date LTV Ratio:	74.6%
Deferred Maintenance:	$11,063	$0	N/A	Maturity Date LTV Ratio:	69.7%
Recurring Replacements:	N/A	$6,354	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,600,000	73.5%	Loan Payoff:	$9,347,640	30.4%
Mezzanine Loan:	$3,150,000	10.2%	Equity Redemption:	$18,786,695	61.1%
Cash at Property:	$687,962	2.2%	Recapitalization Closing Costs:	$1,102,746	3.6%
Equity:	$4,329,195	14.1%	Loan Closing Costs:	$1,254,535	4.1%
			Mezzanine Closing Costs:	$110,563	0.4%
			Initial Reserves:	$164,978	0.5%
Total Sources:	$30,767,157	100.0%	Total Uses:	$30,767,157	100.0%

(1)
A mezzanine loan in the principal amount of $3,150,000 was made by RMezz Milano, LLC, an affiliate of Rialto Capital, to Milano Borrower LLC. The mezzanine loan carries an interest rate of 11%, is secured by 100% of the direct or indirect equity interest in Milano Apartments LLC and was put in place simultaneously with the origination of the Milano Mortgage Loan.

(2)	The Milano Property underwent significant renovations from 2011 to 2013 totaling approximately $11.2 million including common area upgrades and renovation of each apartment unit interior.

The Mortgage Loan. The thirteenth largest mortgage loan, (the “Milano Mortgage Loan”) is secured by a 305-unit multifamily complex comprised of 18 garden style buildings and one mid-rise building located in Oxon Hill, Maryland (the “Milano Property”). Proceeds from the Milano Mortgage Loan, together with a mezzanine loan, cash at the property and new equity were used to pay off existing debt, redeem the original equity holders, pay closing costs and fund initial reserves.

The Property. The Milano Property was constructed in 1964 and renovated in 2012 at an approximate cost of $11,200,000 ($36,721/unit). Amenities include a new single story clubhouse, playground areas, swimming pool, fitness center, community room, 475 parking spaces and a Metro bus stop. Individual apartments include new appliances, counter-tops and breakfast bars, bathrooms with all new flooring, tiled surrounds, cabinetry, lighting and water-saving fixtures.

The Borrower. The borrower is Milano Apartments LLC, a single-purpose Delaware limited liability company. The Milano Mortgage Loan sponsors are Vito Dragone III, Laurence Bank and Stephen P. Hodgins. Mr. Dragone is the founder and president of Dragone Realty Investments, LLC (“DRI”), a company engaged in the acquisition, rehabilitation, and management of multifamily communities in the Washington, DC area. Mr. Bank is a partner at DRI and a managing principal of Newmark Grubb Knight Frank, a commercial real estate advisory firm. Mr. Hodgins is DRI’s construction partner.

The Market. The Milano Property is located in Prince George’s County, Maryland just south of Washington D.C. According to the appraisal, suburban Maryland is home to many federal agencies such as the NASA Goddard Space Flight Center, the USDA Beltsville Agricultural Research Center, the Army Research Laboratory, the Institute for Defense Analysis, the U.S. Census Bureau, Suitland Federal Center, Andrews Air Force Base and Bolling Air Force Base. Additional economic drivers include University of Maryland’s College Park campus, National Harbor Shopping Center, Gaylord National Resort and Convention Center and Tanger Outlets Center. Wal-Mart has announced plans to open a 100,310 SF store in Oxon Hill, and an MGM

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	The Milano

Casino is scheduled to open in 2016. According to an industry report, vacancy in the suburban Maryland Class B/C apartment market has steadily declined over the past four years from 6.4% at year-end 2009 to 3.0% as of the first quarter of 2014. Over the same period, net absorption remained positive because of no new completions, while asking rent increased 9% from an average of $1,130/unit to $1,237/unit. The Milano Property is located in the Forest Heights/Oxon Hill submarket which had an average Class B/C vacancy rate of 3.8%, and average asking rent of $1,087/unit as of the first quarter of 2014.

Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent	Market Rent(2)
Studio (Mid-Rise)	4	1.3%	100.0%	440	$846	$800
1BR/1BA (Garden)	93	30.5%	93.5%	660	$912	$900
1BR/1BA (Mid-Rise)	34	11.1%	97.1%	640	$1,019	$1,050
1BR/1BA Deluxe (Mid-Rise)	14	4.6%	92.9%	931	$1,118	$1,150
2BR/1BA (Garden)	118	38.7%	94.9%	854	$1,099	$1,100
2BR/1BA (Mid-Rise)	23	7.5%	95.7%	931	$1,212	$1,200
2BR/1.5BA (Mid-Rise)	14	4.6%	92.9%	1,103	$1,293	$1,250
3BR/1.5BA (Garden)	5	1.6%	100.0%	989	$1,371	$1,375
Total/Wtd. Avg.	305	100.0%	94.8%	789	$1,052	$1,051

(1)	Based on a rent roll dated March 10, 2014.

(2)	Based on the appraisal.

Cash Flow Analysis
	2010(1)	2011(2)	2012(2)	2013	2/28/2014 TTM	UW	UW per Unit
Base Rent	N/A	$3,658,079	$3,852,600	$3,848,917	$3,842,747	$3,845,184	$12,607
Other Income	N/A	$22,678	$105,256	$158,905	$166,926	$167,000	$548
Recoveries	N/A	$1,585	$111,958	$216,377	$216,224	$216,000	$708
Discounts/Concessions	N/A	$0	$0	$0	$0	$0	$0
Less Vacancy	N/A	($2,977,076)	($1,234,044)	($510,029)	($482,631)	($449,887)	($1,475)
Effective Gross Income	N/A	$705,266	$2,835,770	$3,714,170	$3,743,266	$3,778,297	$12,388
Total Operating Expenses	N/A	$1,227,553	$1,512,657	$1,780,861	$1,842,762	$1,819,967	$5,967
Net Operating Income	N/A	($522,286)	$1,323,113	$1933,309	$1,900,504	$1,958,331	$6,421
Replacement Reserves	N/A	$0	$0	$0	$0	$76,250	$250
Net Cash Flow	N/A	($522,286)	$1,323,113	$1,933,309	$1,900,504	$1,882,081	$6,171
Occupancy %(3)	N/A	40.4%	91.1%	92.1%	94.8%	88.9%
NOI DSCR	N/A	-0.38x	0.97x	1.42x	1.40x	1.44x
NCF DSCR	N/A	-0.38x	0.97x	1.42x	1.40x	1.39x
NOI Debt Yield	N/A	-2.3%	5.9%	8.6%	8.4%	8.7%
NCF Debt Yield	N/A	-2.3%	5.9%	8.6%	8.4%	8.3%

(1)	Operating history for 2010 is unavailable as the sponsor acquired the property in November 2010.

(2)	The Milano Property underwent significant renovations from 2011 to 2013 totaling approximately $11.2 million including common area upgrades and renovation of each apartment unit interior.

(3)	Underwritten occupancy is 88.9%. As of March 10, 2014, the actual occupancy was 94.8%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Cascade Station I & II

Mortgage Loan No. 14 – Cascade Station I & II

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Original Balance:	$22,500,000			Location:	Portland, OR 97220
Cut-off Date Balance:	$22,500,000			General Property Type:	Office
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Joaquin Charles de Monet			Year Built/Renovated:	2008-2009/N/A
Mortgage Rate:	4.550%			Size:	127,718 SF
Note Date:	4/11/2014			Cut-off Date Balance per Unit:	$176
First Payment Date:	6/1/2014			Maturity Date Balance per Unit:	$162
Maturity Date:	5/1/2024			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,132,724
Seasoning:	1 month			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO(25); DEF(88); O(7)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.42x
Additional Debt Type:	N/A			Most Recent NOI (As of):	$2,041,255 (12/31/2013)
Additional Debt Balance:	N/A			2nd Most Recent NOI (As of):	$1,367,591 (12/31/2012)
Future Debt Permitted:	No			3rd Most Recent NOI (As of)(2):	N/A
Reserves				Occupancy Rate:	100.0% (4/1/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$0	$10,380	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$30,000,000 (3/4/2014)
Recurring Replacements:	$0	$1,596	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC(1):	$383,160	N/A	$574,731	Maturity Date LTV Ratio:	68.8%
Outstanding TIs:	$350,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	71.6%	Purchase Price:	$30,000,000	95.4%
Seller Outstanding TI Credit	$350,000	1.1%	Closing Costs(3):	$1,089,515	3.5%
Borrower Equity:	$8,589,515	27.3%	Outstanding TI Reserve:	$350,000	1.1%
Total Sources:	$31,439,515	100.0%	Total Uses:	$31,439,515	100.0%

(1)
The initial TI/LC is in the form of a letter of credit. Each April 11 the Cascade Station I & II Borrower is required to deliver an additional letter of credit in the amount of $191,580, minus approved TI and LC expenses.

(2)
The seller of the Cascade Station I & II Property provided the Cascade Station I & II Borrower with operating statements for the years 2012 and 2013 and 2014 rent rolls only. No other historical operating or occupancy information is available.

(3)	Closing costs include $450,000 of acquisition fees paid to an affiliate of the Cascade Station I & II Mortgage Loan sponsor.

The Mortgage Loan.  The fourteenth largest mortgage loan (the “Cascade Station I & II Mortgage Loan”) is evidenced by a note in the original principal balance of $22,500,000 and is secured by a first priority leasehold mortgage encumbering two adjacent office buildings (the “Cascade Station I & II Property”). The proceeds of the Cascade Station I & II Mortgage Loan were used to finance the acquisition of the Cascade Station I & II Property for a purchase price of approximately $30,000,000.

The Property. The Cascade Station I & II Property consists of two adjacent office buildings, Cascade Station I (two floors) and Cascade Station II (four floors), totaling 127,718 SF, which were built in 2008 and 2009. Cascade Station I totals 35,000 SF and is 100% occupied ITT Technical Institute. Cascade Station II is a 92,718 SF multi-tenant building. The Cascade Station I & II Property represents a portion of the 120-acre Cascade Station mixed-use development totaling approximately 800,000 SF of retail space, three hotels and multiple office buildings. Major retailers in the center include IKEA and Target. The development is served by a light rail (MAX) station.

The Cascade Station I & II Property is subject to an unsubordinated ground lease between the Cascade Station I & II Borrower and the Port of Portland with a current lease expiration date of June 30, 2084. There is one 14 year lease extension option. All ground rent payable under the lease until June 30, 2084 has been paid in full. Ground rent during the extension option is based on a fair market rental rate.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Cascade Station I & II

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration(1)
Major Tenants
Wells Fargo Bank N.A.	AA-/A2/A+	49,426	39%	$1,272,720	42%	$25.75	11/30/2023
ITT Educational Services, Inc.	NR/NR/NR	35,000	27%	$714,000	23%	$20.40	2/28/2021
The University of Phoenix, Inc.(1)	NR/NR/NR	15,998	13%	$382,322	13%	$23.90	2/28/2019
Total/Wtd. Avg.		100,424	79%	$2,369,042	78%	$23.59

Other Tenants		27,294	21%	$680,798	22%	$24.94
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		127,718	100%	$3,049,840	100%	$23.88

(1)	The University of Phoenix tenant subleases 5,765 SF of its space to DDI Systems at $20.80 PSF until March 31, 2019.

The Borrower. The Cascade Station I & II property is owned by a Delaware limited liability company, Cascade Station I & II, LLC, (the “Cascade Station I & II Borrower”), which is controlled and partially owned by Joaquin Charles de Monet. Mr. de Monet is the founder and managing principal of Palisades Capital Realty Advisors, a Los Angeles based commercial real estate investment manager. Mr. de Monet is the nonrecourse carve-out guarantor.

The Market. The Cascade Station I & II Property is located in Portland, Multnomah County, Oregon, in the Airport Way office submarket, approximately two miles east of the Portland International Airport. The Cascade Station I & II Property is located within the Cascade Station mixed-use development, which is served by the Portland light rail system (MAX). The submarket Class A office vacancy, as of December 31, 2013, was 2.8% and the average asking base rent was $20.60 PSF. The overall Portland Class A office vacancy rate was 10.3% with an average asking rent of $24.08 PSF.

Cash Flow Analysis(1)
	2010	2011	2012	2013	UW	UW PSF
Base Rent	N/A	N/A	$1,757,608	$2,670,692	$3,049,840	$23.88
Other Income	N/A	N/A	$0	$0	$0	$0.00
Recoveries	N/A	N/A	$139,231	$114,442	$194,979	$1.53
Discounts/Concessions	N/A	N/A	$0	$0	$0	$0.00
Less Vacancy	N/A	N/A	$0	$0	($227,137)	($1.78)
Effective Gross Income	N/A	N/A	$1,896,839	$2,785,134	$3,017,682	$23.63
Total Operating Expenses	N/A	N/A	$529,248	$743,879	$884,958	$6.93
Net Operating Income	N/A	N/A	$1,367,591	$2,041,255	$2,132,724	$16.70
TI/LC	N/A	N/A	$0	$0	$195,409	$1.53
Capital Expenditures	N/A	N/A	$0	$0	$19,158	$0.15
Upfront TI/LC Escrow Offset(2)	N/A	N/A	$0	$0	($38,316)	($0.30)
Net Cash Flow	N/A	N/A	$1,367,591	$2,041,255	$1,956,473	$15.32
Occupancy %	N/A	N/A	N/A	100.0%	92.6%
NOI DSCR	N/A	N/A	0.99x	1.48x	1.55x
NCF DSCR	N/A	N/A	0.99x	1.48x	1.42x
NOI Debt Yield	N/A	N/A	6.1%	9.1%	9.5%
NCF Debt Yield	N/A	N/A	6.1%	9.1%	8.7%

(1)	The seller of the Cascade Station I & II Property provided 2012 and partial 2013 operating statements only.

(2)
A $383,160 TI/LC letter of credit was collected at closing. This upfront letter of credit is utilized as an offset to the underwritten capital expenditure amount over the 10-year loan period at $38,316 per year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Eagles Landing Apartments

Mortgage Loan No. 15 – Eagles Landing Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,000,000			Location:	Troy, MI 48083
Cut-off Date Balance:	$21,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Jeffrey Kaftan			Year Built/Renovated:	1969/2013
Mortgage Rate:	4.461%			Size:	544 Units
Note Date:	4/17/2014			Cut-off Date Loan per Unit:	$38,603
First Payment Date:	6/1/2014			Maturity Date Loan per Unit:	$34,619
Maturity Date:	5/1/2024			Property Manager:	Kaftan Enterprises, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,498,572
IO Period:	48 months			UW NOI Debt Yield:	11.9%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.3%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF DSCR:	1.84x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,057,957 (2/28/2014 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,906,698 (12/31/2012)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,489,848 (12/31/2011)
Future Debt Permitted (Type):	No			Occupancy Rate:	90.8% (3/25/2014)
Reserves				2nd Most Recent Occupancy:	94.7% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.2% (12/31/2012)
RE Tax:	$113,731	$37,910	N/A	Appraised Value (as of):	$28,300,000 (3/4/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.2%
Deferred Maintenance:	$564,750	$0	N/A	Maturity Date LTV Ratio:	66.5%
FF&E:	$535,250	$13,147	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	77.9%	Purchase Price:	$25,500,000	94.5%
Borrower Equity:	$5,974,571	22.1%	Capital Expenditures:	$1,100,000	4.1%
			Closing Costs:	$374,571	1.4%
Total Sources:	$26,974,571	100.0%	Total Uses:	$26,974,571	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Eagles Landing Apartments Mortgage Loan”) is evidenced by a note in the original principal amount of $21,000,000 and is secured by a first priority fee mortgage encumbering a multifamily garden apartment complex known as Eagles Landing Apartments in Troy, Michigan (the “Eagles Landing Apartments Property”). The proceeds of the Eagles Landing Apartments Mortgage Loan were used to finance the acquisition of the Eagles Landing Apartments Property for a purchase price of approximately $25.5 million.

The Property.  The Eagles Landing Apartments Property is a 31-building garden apartment building complex located on a 43.5 acre parcel of land containing 544 units located in Troy, Michigan. The Eagles Landing Apartments Property was built in 1969 and renovated in 2013.

As of February 28, 2014, the Eagles Landing Apartments Property was 94.7% leased. The units have a total rentable area of 522,250 SF. The unit mix includes 238 one-bedroom units and 306 two-bedroom units. All units include balconies, fully equipped kitchens, ceiling fans, air conditioning, free Wi-Fi, gas heat and closets. Amenities include a 6,000 SF clubhouse with racquetball courts, a fitness center, dry sauna, billiards room, locker rooms, business center, swimming pool, picnic area, tennis courts and courtyard. Additionally, the Eagles Landing Apartments Property has 808 on-site open spaces and 190 carport parking spaces (1.80 spaces per unit).

The Borrower.  The Eagles Landing Apartments borrower is The Gables of Troy LLC, a Michigan limited liability company (the “Eagles Landing Apartments Borrower”). Equity ownership in the Eagles Landing Apartments Borrower is held indirectly by Jeffrey Kaftan, president of Kaftan Communities. Headquartered in Southfield, Michigan, Kaftan Communities is a development, construction, marketing and property management firm with an approximately $300 million real estate portfolio of multi-family and senior living apartments, new construction/condominium conversion products and office, retail and industrial space.

The Market.  The Eagles Landing Apartments Property is located at 500 Coachman Drive in Troy, Oakland County, Michigan. Eagles Landing Apartments Property is situated west of Rochester Road, west of Stephenson Highway and north of 15 Mile Road in the Troy submarket within the Detroit metropolitan statistical area (“MSA”). The Eagles Landing Apartments Property lies just off Interstate‐75, which is the main north‐south running freeway in the state.

According to an industry report, the Troy submarket had inventory of 8,748 units with vacancy of 2.7% and average rental rate of $1,108 per unit as of first quarter 2014. Oakland County had an estimated 2013 population of approximately 1.2 million, which grew at an annual average rate of 0.5% from

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16	Eagles Landing Apartments

2010 to 2013. The 2014 estimated population within a one-, three- and five-mile radius of the Eagles Landing Apartments Property was 8,764, 86,679 and 267,817, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius of the Eagles Landing Apartments Property is $68,511, $79,188 and $84,293, respectively.

Employment in Oakland County is concentrated in professional and business services, trade, transportation and utilities and education and health services sectors. Beaumont Health System (11,389 employees), Chrysler Group LLC (9,894 employees), General Motors Co. (8,258 employees), Trinity Health (5,822 employees) and St. John Providence Health System (4,354 employees) are the five largest employers in Oakland County.

Comparable properties to the Eagles Landing Apartments Property are shown in the table below:

Competitive Property Summary
Property	Location	Year Built	Occupancy Rate	Number of Units	Distance to Property
Charter Square	Troy, MI	1967	97%	492	0.50 miles
Sunnymede	Troy, MI	1974	96%	168	1.10 miles
Somerset Park	Troy, MI	1965	92%	2,226	2.30 miles
Three Oaks	Troy, MI	1979	97%	176	2.30 miles
Canterbury Square	Troy, MI	1968	98%	336	1.60 miles
Bayberry	Troy, MI	1967	96%	120	2.60 miles

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagles Landing Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	2/28/2014 TTM	UW	UW per Unit
Gross Potential Rental Income	$4,868,336	$4,854,024	$4,976,727	$5,025,373	$5,069,676	$9,319
Utility Reimbursement	$175,677	$190,779	$193,389	$193,974	$193,389	$355
Other Income	$211,339	$216,426	$215,647	$196,831	$212,700	$391
Less Concessions	($467,238)	($382,970)	($296,752)	($313,093)	($319,524)	($587)
Less Vacancy & Credit Loss	($657,791)	($286,543)	($240,151)	($266,341)	($304,181)	(6.00%)
Effective Gross Income	$4,130,323	$4,591,716	$4,848,860	$4,836,744	$4,852,060	$8,919
Total Operating Expenses	$2,640,475	$2,685,018	$2,731,607	$2,778,787	$2,353,489	$4,326
Net Operating Income	$1,489,848	$1,906,698	$2,117,253	$2,057,957	$2,498,572	$4,593
Capital Expenditures	$0	$0	$0	$0	$157,760	$290
Net Cash Flow	$1,489,848	$1,906,698	$2,117,253	$2,057,957	$2,340,812	$4,303
Occupancy %	91.0%	94.7%	90.8%	94.7%	93.4%(2)
NOI DSCR	1.17x	1.50x	1.67x	1.62x	1.97x
NCF DSCR	1.17x	1.50x	1.67x	1.62x	1.84x
NOI Debt Yield	7.1%	9.1%	10.1%	9.8%	11.9%
NCF Debt Yield	7.1%	9.1%	10.1%	9.8%	11.1%

(1)	Information is based on the underwritten rent roll.

(2)	Underwritten Occupancy is as of 3/25/2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2014-C16

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